Exhibit 10.2

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of March 15, 2024 (this “Amendment”), is made by and among CareMax, Inc. (the “Borrower”), the Subsidiary Guarantors, the Lenders party hereto, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) and the undersigned Lenders. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto, the Administrative Agent and Collateral Agent and the other persons party thereto are party to that certain Credit Agreement, dated as of May 10, 2022 (as amended by that certain Consent and First Amendment to Credit Agreement dated as of November 10, 2022 and that certain Second Amendment to Credit Agreement dated as of March 8, 2023 and as further, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”);

WHEREAS, certain Defaults and Events of Default have occurred and are continuing (or would occur) pursuant to:

(i)
Section 8.01(d) of the Existing Credit Agreement as a result of the Borrower’s failure to comply with the covenant set forth in Section 6.01 of the Existing Credit Agreement as a result the incurrence of Indebtedness pursuant to the agreements set forth on Schedule 1 hereto (collectively, the “Turner Leases”) in excess of the amount permitted pursuant to Section 6.01 of the Existing Credit Agreement;
(ii)
Section 8.01(d) of the Existing Credit Agreement as a result of the Borrower’s failure to comply with the covenant set forth in Section 6.15(a) of the Existing Credit Agreement for the Test Period ended December 31, 2023;
(iii)
Section 8.01(e) of the Existing Credit Agreement as a result of the Borrower’s failure to comply with the covenant set forth in Section 5.01(a) of the Existing Credit Agreement for the fiscal year of the Borrower ended December 31, 2023 with respect to the requirement that the opinion delivered pursuant thereto not contain any “going concern” or like qualification or exception;
(iv)
[***];
(v)
[***];

(vi)
[***];
(vii)
Section 8.01(f) of the Existing Credit Agreement as a result of the Borrower’s failure to pay amounts due in respect of Indebtedness incurred pursuant to the Turner Leases;
(viii)
Section 8.01(d) of the Existing Credit Agreement arising out of Borrower’s failure to comply with the notice requirements of Section 5.02 of the Existing Credit Agreement in connection with any Default or Event of Default contained in the foregoing clauses (i) through (vii); and
(ix)
any other Defaults or Events of Default arising directly as a result of any of the foregoing, including, without limitation, failure to comply with the notice requirements of Section 5.02 with respect to such other Defaults or Events of Default and any misrepresentation as to an absence of any such Defaults or Events of Default in any certificate, notice or other document delivered pursuant to or in connection with the Loan Documents (the Defaults and Events of Default listed in clauses (i) through (ix) of this recital, collectively, the “Specified Defaults”).

WHEREAS, the Borrower has requested that (x) the Lenders constituting “Required Lenders” waive the Specified Defaults and (y) that the Lenders agree to amend the Existing Credit Agreement in certain respects; and

WHEREAS the undersigned Lenders are willing, on the terms and subject to the conditions set forth herein to waive the Specified Defaults and amend the Existing Credit Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

SECTION 1. Limited Waiver.

(a)
Waiver Specified Defaults. Notwithstanding the provisions of the Existing Credit Agreement to the contrary, in reliance upon the representations, warranties, acknowledgements, stipulations and covenants of the Loan Parties contained in this Amendment, upon the occurrence of the Third Amendment Effective Date and for the duration of the Temporary Waiver Period, the Lenders hereby temporarily waive, on a one-time basis, the Specified Defaults (the “Limited Waiver”) (subject to the satisfaction of the conditions precedent set forth in Section 3 hereof).
(b)
As used herein, the “Temporary Wavier Period” shall mean the period beginning on the Third Amendment Effective Date and ending automatically, and without further action or notice on the part of the Administrative Agent or the Lenders, on the earlier to occur of a Waiver Termination Event (as defined below) and May 15, 2024 at 11:59 p.m. (New York City time). “Waiver Termination Event” means any of the following:
i.
the occurrence of any Default described in Section 8.01(b) of the Credit Agreement (solely with respect to Interest or premium in respect of any Credit Extension or any Fee) or any Event of Default under the Credit Agreement or any other Loan Document (other than the Specified Defaults);

ii.
the commencement of any action, suit, litigation, investigation or other proceeding: (i) against the Agent or the Lenders by any of the Loan Parties; or (ii) by any Person asserting claims relating in any way to any of the Financing Agreement or the other Loan Documents.
(c)
Effectiveness of Waiver. The foregoing Limited Waiver shall be effective only to the extent specifically set forth herein and shall not, other than in respect of the Specified Defaults, (i) be construed as a waiver of any breach, Default or Event of Default, (ii) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, (iii) be deemed consent to any transaction or future action on the part of the Loan Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Loan Documents or (iv) be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Existing Credit Agreement or any other Loan Document, all such rights and remedies hereby being expressly reserved. For the avoidance of doubt, upon the expiration of the Temporary Waiver Period, (i) the Limited Waiver shall immediately terminate and cease to be effective as if such Limited Waiver were never granted without the requirement of any demand, presentment, protest, or notice of any kind and (ii) the Specified Defaults shall constitute existing and continuing Defaults or Events of Default, as applicable, for all purposes under the Loan Documents. Without limiting the generality of the foregoing, upon the occurrence of a Waiver Termination Event, the Agent and the Lenders may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) commence any legal or other action to collect any or all of the Obligations from the Borrower, any other Loan Party and/or any Collateral, (ii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, and (iii) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, any other Loan Documents, and/or applicable law, all of which rights and remedies are fully reserved by the Lenders.
(d)
Extension of the Temporary Waiver Period. Any agreement by the Lenders to extend the Temporary Waiver Period must be set forth in writing and signed by Lenders constituting Required Lenders; it being understood, however, that the Lenders do not herein agree to extend the Temporary Waiver Period. The Borrower and the other Loan Parties each acknowledge that the Lenders have not made any assurances concerning (i) any possibility of an extension of the Temporary Waiver Period or (ii) any additional waiver, forbearance, restructuring or other accommodations.
(e)
Tolling. The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Lenders may be entitled to take or bring in order to enforce its rights and remedies against the Borrower or any other Loan Party are, to the fullest extent permitted by law, tolled and suspended during the Temporary Waiver Period.

SECTION 2. Amendments to the Existing Credit Agreement. As of the Third Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, (i) the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A and (ii) Exhibit J is added to the Existing Credit Agreement in the form attached hereto as Exhibit B.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the first date (the “Third Amendment Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied in accordance with the terms herein:

(a) Amendment. this Amendment shall have been executed and delivered by the Borrower, the Subsidiary Guarantors, and each Lender.

(b) Representations and Warranties. The representations and warranties set forth in Section 4 of this Amendment shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c) Fees and Expenses. The Administrative Agent, the Lead Manager and the Lenders shall have received all other fees and amounts due and payable on or prior to the Third Amendment Effective Date in accordance with the Credit Agreement, including, to the extent invoiced on or prior to the Third Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of Ropes & Gray LLP, Guggenheim Securities, LLC and other advisors of the Lenders) and other expenses required to be reimbursed or paid by the Borrower in connection with this Amendment pursuant to Section 11.03 of the Credit Agreement.

(e) Diligence Requests. [***].

SECTION 4. Representations and Warranties. To induce the Administrative Agent and Lenders party hereto to enter into this Amendment, each Loan Party hereby represents and warrants that:

(a)
The execution, delivery and performance of this Amendment by each Loan Party (i) are within such Loan Party’s corporate or other power, (ii) have been duly authorized by all necessary corporate or other organizational action required to be taken by such Loan Party and (iii) do not and will not (x) contravene the terms of any Loan Party’s Organizational Documents, (y) conflict with or result in any breach or contravention of, or the creation of any Lien (other than under the Loan Documents and Permitted Liens) under (A) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or by which any of its property is or may be bound or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (z) violate any provision of law, statute, rule or regulation, except with respect to clause (iii) (other than with respect to the creation of Liens) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)
This Amendment has been duly executed and delivered by the Loan Parties.
(c)
This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d)
No Default or Event of Default has occurred or is continuing or would exist, in each case, after giving effect to this Amendment.
(e)
After giving effect to this Amendment, the representations and warranties of the Borrower, and each of the other Loan Parties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material

Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 5. Additional Agreements.

(a) Not later than 5 Business Days after the Third Amendment Effective Date, the Borrower shall deliver to the Collateral Agent a completed Perfection Certificate, dated as of such date, executed by a duly authorized officer of the Borrower, together with all attachments contemplated thereby, which shall, for the avoidance of doubt, include the information required therein with respect to each Sparta Entity as if such Sparta Entity were a Loan Party as of the date of delivery thereof.

(b) Not later than 15 days after the Third Amendment Effective Date (or such later date as the Required Lenders may agree in writing (which may be by email)), the Borrower shall (i) cause the Sparta Entities to execute and deliver a Joinder Agreement and take all actions required by Section 5.10 of the Existing Credit Agreement and such Joinder Agreement with respect to the Equity Interests and Property of each such Sparta Entity and (ii) together with the Joinder Agreement, deliver to the Administrative Agent (x) a customary legal opinion with respect to Sparta Entities and the Joinder Agreement addressed to the Agents and the Lenders, (y) a certificate of a secretary or assistant secretary (or equivalent officer) of each Sparta Entity certifying as to the Organizational Documents of such Sparta Entity (and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State (or other applicable Governmental Authority) of its state of its organization, resolutions of the Board of Directors of such Sparta Entity authorizing the execution, delivery and performance of the Loan Documents to which such Sparta Entity is a party and the incumbency and specimen signature of each Responsible Officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Sparta Entity (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate), and (z) a certificate of good standing of each Sparta Entity as of a recent date from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization.

(c) The Borrower shall (i) provide the Lenders with written answers to the diligence questionnaire which was provided to the Borrower on February 20, 2024 on a rolling basis as promptly as reasonably practicable and (ii) use commercially reasonable efforts to provide the Lenders with a completed copy of such diligence questionnaire by March 25, 2024.

The parties hereto agree to the extent the Borrower fails to comply with this Section 5 by the date set forth herein and such failure shall continue unremedied or shall not be waived for a period of three (3) Business Days after the earlier of (i) knowledge of such failure by a Responsible Officer of any Loan Party or (ii) receipt by Borrower of a written notice thereof from the Administrative Agent of such failure, such failure shall constitute an Event of Default under the Credit Agreement.

Section 6. Expenses. The Borrower, on behalf of itself and each of the other Loan Parties, hereby reconfirms the respective obligations of the Loan Parties pursuant to Section 11.03 of the Credit Agreement to pay all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent, the Lead Manager and the Lenders in connection with this Amendment (including, without limitation, the reasonable and documented fees, charges and disbursements of Ropes & Gray LLP, Guggenheim Securities, LLC and other advisors of the Lenders) and other expenses required to be reimbursed or paid by the Borrower in connection with this Amendment and the other Loan Documents.

SECTION 7. No Other Amendments; Reaffirmation of the Loan Parties.

(f)
Except as expressly provided herein (i) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (ii) the agreements of the Administrative Agent and Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such agreement and (iii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.
(g)
This Amendment shall constitute a Loan Document.
(h)
The Borrower, on behalf of itself and each other Loan Party, hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which any Loan Party is a party is, and the obligations of each Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as modified by this Amendment. For greater certainty and without limiting the foregoing, the Borrower, on behalf of itself and each other Loan Party, hereby confirms that the existing security interests granted by the Loan Parties in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations as and to the extent provided in the Loan Documents.

SECTION 8. No Reliance, Etc. For the avoidance of doubt, and without limitation of any other provisions of the Credit Agreement or the other Loan Documents, Jefferies Finance LLC, in its capacity as Administrative Agent, shall be entitled to the benefits of Article X and Sections 11.03 and 11.16 of the Credit Agreement as if such provisions were set forth in full herein mutatis mutandis.

Section 9. Lender Direction. Pursuant to Section 10.03 of the Existing Credit Agreement, each of the undersigned Lenders hereby directs each of the Administrative Agent and the Collateral Agent to execute and deliver this Amendment, to give consents hereunder and to perform their respective obligations hereunder.

SECTION 10. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 11.02 of the Credit Agreement.

SECTION 11. Integration; Effect of Modifications. This Amendment, together with the Credit Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Amendment and those of any other Loan Document, the provisions of this Amendment shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Amendment. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as modified hereby and that this Amendment is a Loan Document.

SECTION 12. GOVERNING LAW; JURISDICTION, SERVICE OF PROCESS; WAIVER OF RIGHT TO TRIAL BY JURY. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 11.09 AND 11.10 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

SECTION 13. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same contract, and shall become effective as provided herein. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart to this Amendment by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment, in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

CAREMAX, INC., as Borrower

By	/s/ Kevin Wirges
Name:	Kevin Wirges
Title:	Chief Executive Officer

CAREMAX MEDICAL GROUP, L.L.C.

CAREMAX MEDICAL CENTER OF BROWARD, L.L.C

CAREMAX MEDICAL CENTER OF HIALEAH, L.L.C.

CAREMAX MEDICAL CENTER OF HOMESTEAD, L.L.C.

CAREMAX OF MIAMI, L.L.C.

CAREMAX MEDICAL CENTER OF NORTH MIAMI, L.L.C.

CAREMAX MEDICAL CENTER OF PEMBROKE PINES, L.L.C.

CAREMAX MEDICAL CENTER OF CORAL WAY, L.L.C.

CAREMAX MEDICAL CENTER OF TAMARAC, L.L.C.

CAREMAX MEDICAL CENTER OF WESTCHESTER, L.L.C.

CAREMAX MEDICAL CENTER OF LITTLE HAVANA, L.L.C.

CAREMAX MEDICAL CENTER OF LITTLE HAVANA II, L.L.C.

PINES CARE MEDICAL CENTER, LLC

CAREMAX MEDICAL CENTER OF EAST HIALEAH, L.L.C.

CAREMAX MEDICAL CENTER, LLC

CARE ALLIANCE, LLC

CARE HOLDINGS GROUP, L.L.C.

CARE OPTIMIZE, LLC

CARE GARAGE, LLC

HEALTHCARE ADVISORY SOLUTIONS, L.L.C.

MANAGED HEALTHCARE PARTNERS LLC

CLEAR SCRIPTS, L.L.C.

ANALITICO, LLC

STALLION MEDICAL MANAGEMENT, LLC

SENIOR MEDICAL ASSOCIATES LLC

CAREMAX MEDICAL CENTERS OF CENTRAL FLORIDA, LLC

CAREMAX MANAGEMENT LLC

IMC TRANSPORT FLEET, LLC

JOSE ORCASITA-NG, LLC

JESUS MONTESANO MD, LLC

CAREMED PHARMACY LLC

CAREMAX IPA, LLC

IMC MEDICAL GROUP HOLDINGS, LLC

INTERAMERICAN MEDICAL CENTER GROUP, LLC

PHYSICIAN SERVICE ORGANIZATION, LLC

SUNSET HOLDING, LLC

SUNSET CARDIOLOGY, LLC

PRIMARY PROVIDER, INC.

CAREMAX HOLDINGS, LLC,

Each as a Subsidiary Guarantor

By /s/ Kevin Wirges
Name: Kevin Wirges
Title: Chief Financial Officer

JEFFERIES FINANCE LLC,
as Administrative Agent and Collateral Agent

By /s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Managing Director

TENNENBAUM SENIOR LOAN FUND II, LP

TENNENBAUM SENIOR LOAN FUND V, LLC

TCP DIRECT LENDING FUND VIII-A, LLC

TCP DIRECT LENDING FUND VIII-S, LLC

TCP DIRECT LENDING FUND VIII-T, LLC

PHILADELPHIA INDEMNITY INSURANCE COMPANY

RELIANCE STANDARD LIFE INSURANCE COMPANY

SAFETY NATIONAL CASUALTY CORPORATION

U.S. SPECIALTY INSURANCE COMPANY BUILD PRIVATE CREDIT, L.P.

On behalf of each of the above entities:

By: TENNENBAUM CAPITAL PARTNERS, LLC

Its: Investment Manager

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

BLACKROCK SHASTA SENIOR LOAN FUND VII, LLC BLACKROCK DLF IX 2019 CLO, LLC

BLACKROCK DLF IX 2020-1 CLO, LLC

BLACKROCK DLF IX CLO 2021-1, LLC

BLACKROCK DLF IX CLO 2021-2, LLC

By: BlackRock Capital Investment Advisors, LLC

Its: Collateral Manager

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

BLACKROCK MAROON BELLS CLO XI, LLC

By: BlackRock Capital Investment Advisors, LLC,

Its: Investment Manager

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

TCP DLF VIII-S FUNDING, LLC

By: TCP Direct Lending Fund VIII-S, LLC Its: Sole Member

By: Tennenbaum Capital Partners, LLC

Its: Investment Manager

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

TCP DLF VIII-T FUNDING, LLC

By: TCP Direct Lending Fund VIII-T, LLC

Its: Sole Member

By: Tennenbaum Capital Partners, LLC

Its: Investment Manager

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

BLACKROCK DLF IX ICAV,

an umbrella type Irish collective asset management vehicle acting solely for and on behalf of its sub-fund

BLACKROCK DIRECT LENDING FUND IX-U (IRELAND)

By: Blackrock Capital Investment Advisors, LLC

Its: Investment Manager acting as attorney-in-fact

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

BLACKROCK DLF IX ICAV,

an umbrella type Irish collective asset management vehicle acting solely for and on behalf of its sub-fund

BLACKROCK DIRECT LENDING FUND IX-L (IRELAND)

By: Blackrock Capital Investment Advisors, LLC

Its: Investment Manager acting as attorney-in-fact

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

DLF IX-L FUNDING, LP

By: Blackrock Capital Investment Advisors, LLC

Its: Investment Manager acting as attorney-in-fact

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

BLACKROCK LISI CREDIT FUND, LP

By: BlackRock Capital Investment Advisors, LLC,

Its: Sub-Advisor

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

BLACKROCK DIVERSIFIED PRIVATE DEBT FUND MASTER LP

By: BlackRock Capital Investment Advisors, LLC,

Its: Sub-Investment Manager

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

BLACKROCK DIRECT LENDING FUND IX-U (LUXEMBOURG) SCSP BLACKROCK RAINIER CLO VI, LTD

TCP WHITNEY CLO, LTD BLACKROCK ELBERT CLO V, LLC BLACKROCK BAKER CLO 2021-1 LTD

By: BlackRock Capital Investment Advisors, LLC,

Its: Manager

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

BLACKROCK MT. HOOD CLO X, LLC

By: Blackrock Capital Investment Advisors, LLC, as its Investment Manager

By: /s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Managing Director

ASG 2022 CAYMAN HOLDINGS V, LTD.

By: BlackRock Financial Management, Inc.

Its: Manager

By: /s/ Paul Braude
Name: Paul Braude
Title: Managing Director

ASG 2022 Offshore Holdings II, LP

By: BlackRock Financial, Management, Inc.

Its: Manager

By: /s/ Paul Braude
Name: Paul Braude
Title: Managing Director

AMERICAN LIFE & SECURITY CORP.,

for and on behalf of the ALSC CL Re 1 FW account

as a Consenting Lender and a Delayed Draw Term Loan B Lender

By: Crestline Management, L.P., its investment manager

By: Crestline Investors, Inc., its general partner

By: /s/ Chris Semple
Name: Chris Semple
Title: Managing Director

AMERICAN NATIONAL INSURANCE COMPANY

as a Consenting Lender

By: Crestline Management, L.P., its investment manager

By: Crestline Investors, Inc., its general partner

By: /s/ Chris Semple
Name: Chris Semple
Title: Managing Director

CRESTLINE EAGLE CREEK, L.P. (OF)

as a Consenting Lender

By: Crestline Management, L.P., its investment manager By: Crestline Investors, Inc., its general partner

By: /s/ Chris Semple
Name: Chris Semple
Title: Managing Director

CRESTLINE LION FUND MINI-MASTER, L.P.

as a Consenting Lender

By: Crestline Management, L.P., its investment manager

By: Crestline Investors, Inc., its general partner

By: /s/ Chris Semple
Name: Chris Semple
Title: Managing Director

CRESTLINE OPPORTUNISTIC CREDIT IA FUND, L.P. (OF)

as a Consenting Lender

By: Crestline Management, L.P., its investment manager

By: Crestline Investors, Inc., its general partner

By: /s/ Chris Semple
Name: Chris Semple
Title: Managing Director

CRESTLINE SPECIALTY LENDING III, L.P.

as a Consenting Lender

By: Crestline Management, L.P., its investment manager

By: Crestline Investors, Inc., its general partner

By: /s/ Chris Semple
Name: Chris Semple
Title: Managing Director

CSL FUNDING III, L.P.

as a Consenting Lender

By: Crestline Management, L.P., its investment manager

By: Crestline Investors, Inc., its general partner

By: /s/ Chris Semple
Name: Chris Semple
Title: Managing Director

CRESTLINE DIRECT LENDING UL MASTER FUND, L.P.

as a Delayed Draw Term Loan B Lender

By: Crestline Management, L.P., its investment manager

By: Crestline Investors, Inc., its general partner

By: /s/ Chris Semple
Name: Chris Semple
Title: Managing Director

CRESTLINE STEPSTONE OPPORTUNISTIC CREDIT MASTER FUND I, L.P.

as a Delayed Draw Term Loan B Lender

By: Crestline Management, L.P., its investment manager

By: Crestline Investors, Inc., its general partner

By: /s/ Chris Semple
Name: Chris Semple
Title: Managing Director

EXHIBIT A

Credit Agreement

[attached]

As conformed for (i) that certain Consent and First Amendment dated as of November 10, 2022 ~~and~~ (ii) that certain Second Amendment dated as of March 8, 2023~~.~~ and

(iii) that certain Waiver and Third Amendment dated as of March 15, 2024.

CREDIT AGREEMENT

dated as of May 10, 2022,

among

CAREMAX, INC.,
as the Borrower,

THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,

THE LENDERS AND ISSUING BANKS PARTY HERETO,

and

JEFFERIES FINANCE LLC,

as Administrative Agent and Collateral Agent

JEFFERIES FINANCE LLC
as Sole Lead Arranger and Bookrunner

BLACKROCK FINANCIAL MANAGEMENT,

as Lead Manager

CRESTLINE DIRECT FINANCE, L.P.,

as Documentation Agent

TABLE OF CONTENTS

Article I DEFINITIONS 1

Section 1.01 Defined Terms 1

Section 1.02 Classification of Loans and Borrowings 59

Section 1.03 Terms Generally ~~59~~60

Section 1.04 Accounting Terms; GAAP 60

Section 1.05 Pro Forma Calculations ~~60~~61

Section 1.06 Resolution of Drafting Ambiguities ~~60~~61

Section 1.07 Rounding ~~60~~61

Section 1.08 Currency Fluctuations ~~60~~61

Section 1.09 Divisions ~~61~~62

Section 1.10 Rates ~~61~~62

Article II THE CREDITS ~~61~~62

Section 2.01 Commitments ~~61~~62

Section 2.02 Loans ~~62~~63

Section 2.03 Borrowing Procedure ~~63~~64

Section 2.04 Evidence of Debt; Repayment of Loans ~~64~~65

Section 2.05 Fees ~~65~~66

Section 2.06 Interest on Loans ~~66~~68

Section 2.07 Termination and Reduction of Commitments ~~68~~69

Section 2.08 Interest Elections ~~69~~70

Section 2.09 Amortization of Term Borrowings ~~70~~71

Section 2.10 Optional and Mandatory Prepayments of Loans ~~70~~72

Section 2.11 Making or Maintaining Benchmark Rate Loans ~~74~~76

Section 2.12 Increased Costs; Change in Legality ~~77~~78

Section 2.13 Breakage Payments ~~79~~80

Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs ~~79~~81

Section 2.15 Taxes ~~81~~82

Section 2.16 Mitigation Obligations; Replacement of Lenders ~~84~~85

Section 2.17 Letters of Credit ~~85~~86

Section 2.18 Defaulting Lenders ~~90~~91

Section 2.19 Increases of ~~the Term Loan 92~~Commitments 94

Section 2.20 Extensions of the Term Loan ~~96~~98

Section 2.21 Refinancing Facilities ~~98~~100

Article III REPRESENTATIONS AND WARRANTIES ~~99~~101

Section 3.01 Existence, Qualification and Power ~~99~~101

Section 3.02 Authorization; Enforceability ~~99~~101

Section 3.03 No Conflicts ~~99~~101

Section 3.04 Financial Statements; Projections ~~100~~102

Section 3.05 Properties ~~100~~102

Section 3.06 Intellectual Property ~~102~~104

Section 3.07 Equity Interests and Subsidiaries ~~102~~104

Section 3.08 Litigation; Compliance with Laws ~~102~~104

Section 3.09 Healthcare Laws ~~103~~105

Section 3.10 Federal Reserve Regulations ~~105~~107

Section 3.11 Investment Company Act ~~105~~107

Section 3.12 Use of Proceeds ~~105~~107

Section 3.13 Taxes ~~105~~107

Section 3.14 No Material Misstatements ~~106~~108

Section 3.15 Labor Matters ~~106~~108

Section 3.16 Solvency ~~106~~108

Section 3.17 Employee Benefit Plans ~~106~~108

Section 3.18 Environmental Matters ~~107~~109

Section 3.19 Insurance ~~108~~110

Section 3.20 Security Documents ~~108~~110

Section 3.21 Sanctions ~~109~~111

Section 3.22 Anti-Terrorism Laws ~~110~~112

Section 3.23 Anticorruption ~~110~~112

Article IV CONDITIONS TO CREDIT EXTENSIONS ~~111~~113

Section 4.01 Conditions to Initial Credit Extension ~~111~~113

Section 4.02 Conditions to Subsequent Credit Extensions ~~113~~115

Section 4.03 Conditions to Delayed Draw Term Loan Extensions ~~114~~116

Article V AFFIRMATIVE COVENANTS ~~114~~116

Section 5.01 Financial Statements, Reports, etc ~~115~~117

Section 5.02 Litigation and Other Notices ~~117~~119

Section 5.03 Existence; Businesses and Properties ~~117~~120

Section 5.04 Insurance ~~118~~120

Section 5.05 Obligations and Taxes ~~119~~121

Section 5.06 Employee Benefits ~~119~~121

Section 5.07 Maintaining Records; Access to Properties and Inspections ~~119~~122

Section 5.08 Use of Proceeds ~~120~~122

Section 5.09 Compliance with Environmental Laws ~~120~~122

Section 5.10 Additional Collateral; Additional Guarantors ~~121~~123

Section 5.11 Security Interests; Further Assurances ~~123~~125

Section 5.12 Information Regarding Collateral ~~124~~126

Section 5.13 Anti-Cash Hoarding ~~124~~127

Section 5.14 Compliance with Statutes, Regulations, Etc. ~~125~~127

Section 5.15 Fiscal Year ~~125~~127

Section 5.16 Sanctions; Anti-Money Laundering; Anti-Corruption Compliance ~~125~~127

Section 5.17 Line of Business ~~125~~127

Section 5.18 Post-Closing Obligations ~~125~~127

Section 5.19 Lender Calls 127

Section ~~5.19~~5.20 Beneficial Ownership Certifications ~~125~~128

Section 5.21 [***] 128

Section 5.22 Lender Representative 128

Article VI NEGATIVE COVENANTS ~~125~~129

Section 6.01 Indebtedness ~~126~~129

Section 6.02 Liens ~~129~~132

Section 6.03 Sale and Leaseback Transactions ~~131~~134

Section 6.04 Investments, Loans and Advances ~~131~~134

Section 6.05 Mergers and Consolidations ~~134~~137

Section 6.06 Asset Sales ~~135~~137

Section 6.07 Dividends ~~136~~139

Section 6.08 Transactions with Affiliates ~~136~~139

Section 6.09 Prepayments of Other Indebtedness; Modifications of Organizational Documents, Acquisition and Certain Other Documents, etc. ~~137~~140

Section 6.10 Limitation on Certain Restrictions on Subsidiaries ~~138~~141

Section 6.11 Business ~~139~~141

Section 6.12 Management Services Agreements ~~139~~142

Section 6.13 Fiscal Year ~~139~~142

Section 6.14 No Further Negative Pledge ~~139~~142

Section 6.15 Financial Covenants ~~139~~142

Section 6.16 Anti-Terrorism Law; Anti-Money Laundering; Sanctions; Anti-Corruption Law ~~140~~143

Section 6.17 Sanctioned Persons ~~140~~143

Section 6.18 Borrower Following Post-Closing Reorganization ~~141~~143

Article VII GUARANTEE ~~142~~144

Section 7.01 The Guarantee ~~142~~144

Section 7.02 Obligations Unconditional ~~142~~145

Section 7.03 Reinstatement ~~143~~146

Section 7.04 Subrogation; Subordination ~~144~~146

Section 7.05 Remedies ~~144~~147

Section 7.06 Instrument for the Payment of Money ~~144~~147

Section 7.07 Continuing Guarantee ~~144~~147

Section 7.08 General Limitation on Guarantee Obligations ~~144~~147

Section 7.09 Release of Guarantors ~~144~~147

Section 7.10 Right of Contribution ~~145~~147

Section 7.11 Keepwell ~~146~~149

Article VIII EVENTS OF DEFAULT ~~146~~149

Section 8.01 Events of Default ~~146~~149

Section 8.02 [reserved] ~~149~~152

Section 8.03 Right to Cure ~~149~~152

Article IX APPLICATION OF COLLATERAL PROCEEDS ~~151~~154

Section 9.01 Collateral Account ~~151~~154

Section 9.02 Application of Proceeds ~~151~~154

Article X THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT ~~152~~155

Section 10.01 Appointment ~~152~~155

Section 10.02 Agent in Its Individual Capacity ~~153~~156

Section 10.03 Exculpatory Provisions; Agent Acting at Direction of Required Lenders ~~153~~156

Section 10.04 Reliance by Agent ~~154~~157

Section 10.05 Delegation of Duties ~~154~~157

Section 10.06 Successor Agent ~~155~~158

Section 10.07 Non-Reliance on Agent and Other Lenders ~~155~~158

Section 10.08 Name Agents ~~155~~159

Section 10.09 Indemnification ~~156~~159

Section 10.10 Withholding Taxes ~~156~~159

Section 10.11 Lender’s Representations, Warranties and Acknowledgements ~~157~~160

Section 10.12 Collateral Documents and Guarantee ~~157~~160

Section 10.13 Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim ~~159~~162

Section 10.14 Erroneous Payments ~~160~~163

Article XI MISCELLANEOUS ~~162~~165

Section 11.01 Notices ~~162~~165

Section 11.02 Waivers; Amendment ~~165~~168

Section 11.03 Expenses; Indemnity ~~169~~172

Section 11.04 Successors and Assigns ~~172~~174

Section 11.05 Survival of Agreement ~~177~~180

Section 11.06 Counterparts; Integration; Effectiveness ~~177~~180

Section 11.07 Severability ~~178~~181

Section 11.08 Right of Setoff ~~178~~181

Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process ~~179~~181

Section 11.10 Waiver of Jury Trial ~~179~~182

Section 11.11 Headings; No Adverse Interpretation of Other Agreements ~~180~~182

Section 11.12 Confidentiality ~~180~~182

Section 11.13 Interest Rate Limitation ~~181~~184

Section 11.14 Assignment and Assumption ~~181~~184

Section 11.15 Obligations Absolute ~~181~~184

Section 11.16 Waiver of Defenses; Absence of Fiduciary Duties ~~182~~185

Section 11.17 Patriot Act ~~182~~185

Section 11.18 Judgment Currency ~~182~~185

Section 11.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions ~~183~~186

Section 11.20 Acknowledgement Regarding Any Supported QFCs ~~183~~186

ANNEXES

Annex I Lenders and Commitments

SCHEDULES

Schedule 1.01(a) Pledgors

Schedule 1.01(c) Subsidiary Guarantors
Schedule 3.05(b) Real Property

Schedule 3.05(h) Leases or Subleases of Owned Real Property

Schedule 3.07(a) Equity Interests and Subsidiaries

Schedule 3.07(c) Corporate Organizational Chart

Schedule 3.19(d) UCC Filing Jurisdictions

Schedule 4.01(a) Closing Date Security Documents

Schedule 5.18 Post-Closing Obligations

Schedule 6.01(b) Existing Indebtedness

Schedule 6.02(c) Existing Liens

Schedule 6.04(a) Existing Investments

Schedule 6.08(g) Transactions with Affiliates

Schedule 6.14 No Further Negative Pledge

EXHIBITS

Exhibit A Form of Assignment and Assumption

Exhibit B Form of Borrowing Request

Exhibit C Form of Compliance Certificate

Exhibit D Form of Interest Election Request

Exhibit E-1 Form of Term Note

Exhibit E-2 Form of Revolving Note

Exhibit E-3 Form of Delayed Draw Term Loan Note

Exhibit F-1 Form of Perfection Certificate

Exhibit F-2 Form of Perfection Certificate Supplement

Exhibit G-1 Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit G-2 Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Tax Purposes)

Exhibit G-3 Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Tax Purposes)

Exhibit G-4 Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Tax Purposes)

Exhibit H Form of Solvency Certificate

Exhibit I Issuance Notice

Exhibit J Monthly P&L Report

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 10, 2022, among CareMax, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders from time to time party hereto and Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

WITNESSETH:

WHEREAS, on the Closing Date, the Borrower (a) has requested the Lenders to extend credit in the form of (i) term loans in an aggregate principal amount equal to $190,000,000 and (ii) delayed draw term loan A commitments in an aggregate principal amount equal to $110,000,000 and (b) has requested that the Revolving Lenders extend Revolving Loans at any time and from time to time after the Closing Date and prior to the Revolving Maturity Date (provided that following the Closing Date, Revolving Commitments may be increased to $45,000,000). The proceeds of the term loans will be used by the Borrower on the Closing Date to (i) to refinance the existing indebtedness under that certain Credit Agreement, dated as of June 8, 2021, among the Borrower, the financial institutions party thereto as lenders and issuing banks and Royal Bank of Canada, as administrative agent and collateral agent (the “Refinancing”) and (ii) pay fees, costs (including debt breakage costs in connection with the Refinancing) and expenses related to the transaction. The proceeds of the delayed draw term A loans will be available after the Closing Date for (i) Permitted Acquisitions and other similar permitted Investments, de novo center growth and optimization of de novo centers and management services organization performance and (ii) replenish cash on the balance sheet or repay Revolving Loans that, in either case, were drawn to finance such transactions within thirty (30) days prior to the date of funding of such delayed draw term A loans. The proceeds of the Revolving Loans will be available after the Closing Date for general corporate purposes.

WHEREAS, the Borrower and each other Loan Party desire to secure all of the Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of the property and assets of the Borrower and the other Loan Parties, subject to the limitations described herein and in the Security Documents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, is used when such Loan comprising such Borrowing is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Acquisition Consideration” shall mean the purchase consideration for a Permitted Acquisition and all other payments (but excluding any related acquisition fees, costs and expenses incurred in connection with any Permitted Acquisition), directly or indirectly, by any Company in exchange for, or as part of, or in connection with, a Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of any Property or otherwise and whether payable at or prior to the consummation of a Permitted Acquisition or deferred for payment at any future time (including Earn-Outs); provided that any such Earn-Out or other future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Borrower or any of its Subsidiaries; provided, further, that Acquisition Consideration shall not include (a) the portion of consideration or payment constituting salary payments pursuant to ordinary course employment agreements and salary bonuses payable thereunder to the extent relating to the applicable Permitted Acquisition and (b) cash and Cash Equivalents acquired by the Companies as part of the applicable Permitted Acquisition (except to the extent that such cash and Cash Equivalents were (x) directly or indirectly funded or financed by any of the Companies or (y) after giving effect to any repayment of, or incurrence of, Indebtedness (and the release of any Liens in connection therewith) with respect to, or in connection with, such Permitted Acquisition on, or immediately after, the date of consummation thereof, such cash and Cash Equivalents are subject to any Lien (other than the Liens created under the Security Documents)).

“Additional Lender” shall have the meaning assigned to such term in Section 2.21(a).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor administrative agent pursuant to Article X.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied from time to time by the Administrative Agent.

“Advisors” shall mean legal counsel (including foreign and local counsel, but excluding in-house counsel), auditors, engineers, accountants, consultants, appraisers or other advisors.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, (i) for purposes of Section 6.08, the term “Affiliate” shall also include (a) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified (50% in the case of any of the Sparta Sellers) and (b) any person that is an executive officer or director of the person specified, provided, further, that with respect to any director of the Borrower or its Subsidiaries who is nominated or appointed by, or is an Affiliate of, one of the Sparta Sellers (each, a “Sparta Director”), such Sparta Director shall only be an Affiliate of the Borrower or its Subsidiaries in such Sparta Director’s individual capacity and no Person that Controls or is Controlled by or is under common Control with such Sparta Director shall be on Affiliate of the Borrower or its Subsidiaries by reason of such Sparta Director serving as a director of the Borrower or its Subsidiaries, (ii) Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates and (iii) for purposes of Section 11.04 and Section 11.12, Chubb Limited and its Affiliates shall be deemed to be affiliates of Olympia Holdings I, Ltd. and its Affiliates. The provisions of this definition of “Affiliate” regarding the Sparta Sellers or Sparta Director shall apply from the time of execution of the definitive agreement with respect to the Sparta Acquisition, but shall cease to apply in the event such definitive agreement is terminated without consummation of the Sparta Acquisition.

“Agent Fee Letter” shall mean that certain Agent Fee Letter, dated as of May 10, 2022, by and between the Borrower and the Administrative Agent.

“Agents” shall mean the Arranger, the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them, as the context may require.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Agreement Among Lenders” shall mean the Agreement Among Lenders, to be entered into among the Term Loan Lenders, the Revolving Lenders and the Administrative Agent.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the sum of (x) the Benchmark Rate calculated for each such day based on an Interest Period of one (1) month determined two (2) Business Days prior to such day (but for the avoidance of doubt, not less than the Floor), plus (y) 1.00%. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Effective Rate or the Benchmark Rate for an Interest Period of one (1) month. If the Administrative Agent shall have determined in its reasonable discretion (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Benchmark Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the Benchmark Rate for an Interest Period of one (1) month.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.22(a).

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.20(a).

“Applicable Margin” shall mean a percentage per annum equal to, in the case of Term Loans (A) maintained as ABR Loans, 8.00%, and (B) maintained as Benchmark Rate Loans, 9.00%; provided that with respect to any applicable interest period for which the Borrower has made a PIK Toggle Election, the Applicable Margin in the case of Term Loans (1) maintained as ABR Loans, shall be 8.50%, and (B) maintained as Benchmark Rate Loans, shall be 9.50%; provided further, that during the Third Amendment Specified Period, the Applicable Margin shall be increased by 2.00% above the per annum percentage as otherwise determined above. The Applicable Margin in respect of any New Term Loans, Extended Term Loans, Extended Revolving Loans, Refinancing Term Loans or Refinancing Revolving Loans shall be the applicable percentages per annum set forth in the applicable Incremental Loan Amendment, Extension Offer or Refinancing Amendment, respectively.

“Applications and Filings” shall have the meaning assigned to such term in Section 3.08(e).

“Approved Electronic Communications” shall mean any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or the Lenders by means of electronic communications pursuant to Section 11.01(b).

“Approved Fund” shall mean any Fund or any other person (other than a natural person) that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall mean Jefferies Finance LLC, in its capacity as sole lead arranger and sole bookrunner.

~~“Asset Disposition Threshold” shall have the meaning assigned to such term in Section 2.10(c)(i).~~

“Asset Sale” shall mean (a) any Disposition of any Property by any Company (excluding sales and dispositions permitted by Section 6.06 (other than Section 6.06(b))) and (b) any sale or other Disposition of any Equity Interests in a Subsidiary of the Borrower to any person other than a Loan Party.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender, as assignor, and an assignee (with the consent of any party whose consent is required pursuant to Section 11.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent from time to time.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark Rate, as applicable, any tenor for such Benchmark Rate (or component thereof) or payment period for interest calculated with reference to such Benchmark Rate (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark Rate that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” shall mean each and any of the following bank products and services provided by any Bank Product Provider: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) store value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Agreement” shall mean any agreement entered into by Borrower or any of its Subsidiaries in connection with Bank Products that has been designated as a “Bank Product Agreement” by Borrower in a written notice to the Administrative Agent.

“Bank Product Obligations” shall mean any and all of the obligations of the Borrower and its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products provided pursuant to a Bank Product Agreement.

“Bank Product Provider” shall mean any Person in its capacity as a provider of Bank Products, provided that such Person (i) is an Agent or a Lender or an Affiliate of any of the foregoing (or was an Agent or a Lender or an Affiliate of any of the foregoing at the time it provides a Bank Product) and (ii) executes and delivers to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such counterparty (x) appoints the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (y) agrees to be bound by the provisions of Section 11.03, Section 11.09 and Section 11.12 as if it were a Lender hereunder.

“Base Rate” shall mean, for any day, the “U.S. Prime Lending Rate” published in The Wall Street Journal for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Base Rate” shall mean the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Benchmark Rate” means, initially, for any Interest Period for a Benchmark Rate Loan, Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Term

SOFR or the then-current Benchmark Rate, then “Benchmark Rate” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(b); provided, further, that, notwithstanding the foregoing, the Benchmark Rate shall at no time be less than the Floor.

“Benchmark Rate Borrowing” means a Borrowing comprised of Benchmark Rate Loans.

“Benchmark Rate Loan” means a Loan bearing interest at a rate determined by reference to the Benchmark Rate.

“Benchmark Rate Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Benchmark Rate in accordance with the provisions of Article II.

“Benchmark Rate Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Benchmark Rate in accordance with the provisions of Article II.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

1) the Adjusted Daily Simple SOFR;

2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark Rate for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Governmental Authority or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark Rate for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark Rate with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark Rate with the applicable Unadjusted Benchmark Replacement by the Governmental Authority on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark Rate with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means, with respect to any Benchmark Rate, the earliest to occur of the following events with respect to such then-current Benchmark Rate:

1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark Rate (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark Rate (or such component thereof); or

2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark Rate (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark Rate (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark Rate (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Interest Rate Determination Date in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Interest Rate Determination Date for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark Rate upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark Rate (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark Rate, the occurrence of one or more of the following events with respect to such then-current Benchmark Rate:

1) a public statement or publication of information by or on behalf of the administrator of such Benchmark Rate (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark Rate (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark Rate (or such component thereof);

2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark Rate (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark Rate (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark Rate (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark Rate (or such component), in each case, which states that the administrator of such Benchmark Rate (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark Rate (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark Rate (or such component thereof); or

3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark Rate (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark Rate (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark Rate if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark Rate (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark Rate for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark Rate for all purposes hereunder and under any Loan Document in accordance with Section 2.11.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R § 1010.230

“BlackRock Financial Management” shall mean BlackRock Financial Management, Inc. and its applicable affiliates and/or their applicable respective funds and accounts under management.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Board Meeting” shall mean (x) any meeting of the Board of Directors of the Borrower, (y) any meeting of the Board of Directors of any Subsidiary of the Borrower and (z) any meeting of any committee or sub-committees of any Board of Directors described in foregoing clauses (x) and (y).

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Benchmark Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be reasonably approved by the Administrative Agent from time to time.

“Business Combination” shall mean the combination between Deerfield Healthcare Technology Acquisitions Corp., CareMax Medical Group, LLC, IMC Medical Group Holdings, LLC, and other entities named in the Business Combination Agreement dated December 18, 2020 and completed June 8, 2021.

“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Expenditures” shall mean, without duplication, for any period (a) any expenditure or commitment to expend money made during such period for any purchase or other acquisition of any asset including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower, its Subsidiaries and the Physician-Owned Practices prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such persons during such period with respect to real or personal Property acquired during such period, or Synthetic Lease Obligations incurred by such persons during such period, but in each case, excluding (i) ~~expenditures made in connection with the replacement, substitution or restoration of Property pursuant to Section 2.10(c)~~[reserved], (ii) any Permitted Acquisitions, (iii) expenditures to the extent reimbursed within such period or paid for by a person who is not a Company (or any of Affiliates thereof) in the ordinary course of business (including, tenant improvements paid or reimbursed by landlords), (iv) the purchase price of equipment or other fixed assets that are purchased in the ordinary course of business substantially contemporaneously with the trade-in of existing assets in the ordinary course of business to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded-in at such time, (v) ~~expenditures to the extent financed with the Net Cash Proceeds of Asset Sales that are reinvested in accordance with Section 2.10(c)~~[reserved], and (vi) expenditures funded directly with the net cash proceeds of issuances of Equity Interests (other than Permitted Cure Securities) of the Borrower (or any direct or indirect parent thereof) to its shareholders and only to the extent that the net cash proceeds of such issuances of Equity Interests are immediately contributed to the Borrower as cash common equity, and in turn immediately contributed to the Borrower as cash common equity.

“Capital Lease Obligations” shall mean, as to any Person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease (including a Tenant Improvement Lease Transaction) as determined in accordance with GAAP as of December 31, 2017 be considered a Capitalized Lease.

“Capital Requirements” shall mean, as to any person, any matter, directly or indirectly, (a) regarding capital adequacy, capital ratios, capital requirements, the calculation of such person’s capital or similar matters, or (b) affecting the amount of capital required to be obtained or maintained by such person or any person controlling such person (including any direct or indirect holding company), or the manner in which such person or any person controlling such person (including any direct or indirect holding company), allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the Issuing Bank (as applicable) and the Lenders, as collateral for the Letter of Credit Obligations or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the Issuing Bank benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (i) the Administrative Agent and (ii) the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Collateralization” shall have a meaning correlative to the foregoing.

“Cash Equivalents” shall mean, as to any person, (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $250,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any person incorporated in the United States having one of the two highest ratings obtainable from S&P or Moody’s, in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above and (f) demand deposit accounts maintained in the ordinary course of business with any bank meeting the qualifications specified in clause (b) above.

“Cash Flow Forecast” means a projected statement of cash receipts, cash disbursements and all other non-operating related cash uses for the Borrower and its Subsidiaries, prepared in accordance with Section 5.01(f).

“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the permanent increase in the principal amount of such debt including by issuance of additional debt of such kind for such period, (b) items described in clause (c) or, other than to the extent paid in cash, clause (g) of the definition of “Consolidated Interest Expense” for such period and (c) cash interest income received by the Borrower and its Subsidiaries in such period.

“Casualty Event” shall mean any involuntary loss of title or any involuntary loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any Property of any Company. “Casualty Event” shall include any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a Foreign Subsidiary that is a controlled foreign corporation under Section 957 of the Code.

“Change in Control” shall mean (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Borrower representing more than [***] or (b) the occurrence of any “change of control” (or similar event, however denominated) under any other Indebtedness with an aggregate principal amount equal to, or in excess of $10,000,000. The provisions of this definition of “Change in Control” regarding the Sparta Sellers shall apply from the time of execution of the definitive agreement with respect to the Sparta Acquisition, but shall cease to apply in the event such definitive agreement is terminated without consummation of the Sparta Acquisition.

“Change in Law” shall mean (a) the adoption of, or taking effect of, any law, treaty, order, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 11.13.

“Claims” shall have the meaning assigned to such term in Section 11.03(b).

“Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Initial Term Loans, Delayed Draw Term Loans, New Term Loans of any series established as a separate “Class” pursuant to Section 2.19 or Extended Term Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Initial Term Loan Commitment, Delayed Draw Term Loan Commitment, New Term Loan Commitment of any series established as a separate “Class” pursuant to Section 2.19 or refers to a Commitment made pursuant to an Extension Offer, and (c) when used in reference to any Lender, whether such Lender has a Loan or Commitment of a particular Class.

“Closing Date” shall mean the date of the initial Credit Extensions hereunder, which shall have occurred on May 10, 2022.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collaboration Agreement” means a collaboration agreement in form and substance acceptable to the Required Lenders in their reasonable discretion to be entered into on or after the Closing Date between the Borrower or one or more of its Subsidiaries and a commercial health insurance payor (“Payor”) pursuant to which Payor will make unsecured loans, defer rent obligations or make other unsecured credit extensions to the Borrower or one or more of its Subsidiaries to finance the establishment of de novo facilities, including costs and expenses incurred in connection with entering into a Management Services Agreement and other similar agreements in respect of any Physician-Owned Practice which will operate such facilities (such credit extensions the “Collaboration Agreement Obligations”). The Collaboration Agreements shall provide that the Collaboration Agreement Obligations shall be subordinated to the Obligations.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other Property of whatever kind and nature, whether now existing or hereafter acquired, granted or purported to be granted as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document, which for the avoidance of doubt, shall not include any Excluded Assets.

“Collateral Account” shall mean a collateral account or sub-account established and maintained from time to time by the Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of Section 9.01.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, Initial Term Loan Commitment, Delayed Draw Term Loan Commitment, New Term Loan Commitment or any commitment in connection with an Extended Term Loan.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 11.01(d).

“Companies” shall mean the Borrower and the Subsidiaries; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, in consultation with the Borrower, decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, in consultation with the Borrower, determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents); provided that, notwithstanding anything herein to the contrary, no “Conforming Changes” shall result in any material effect on the timing or amount of payments or borrowings.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Borrower, its Subsidiaries and the Physician-Owned Practices for such period, determined on a consolidated basis in accordance with GAAP (including accelerated amortization from the write-off or write-down of tangible or intangible assets (other than the write-down of current assets) including capitalized software and organizational costs).

“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Physician-Owned Practices less (b) Excluded Cash.

“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of the Borrower, its Subsidiaries and the Physician-Owned Practices (other than cash and cash equivalents including Cash Equivalents, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition), which may properly be classified as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities (excluding deferred taxes and taxes payable) of the Borrower, its Subsidiaries and the Physician-Owned Practices which may properly be classified as current liabilities (other than (w) the current portion of any Loans and other long-term liabilities, and liabilities in respect of Hedging Obligations, and, in each case, accrued interest thereon, (x) liabilities in respect of unpaid earnouts and accrued litigation settlement costs and (y) current liabilities consisting of deferred revenue) on a consolidated balance sheet of the Borrower, its Subsidiaries and the Physician-Owned Practices in accordance with GAAP, plus the amount of long-term deferred revenue of the Borrower, its Subsidiaries and the Physician-Owned Practices in accordance with GAAP and furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Borrower, its Subsidiaries and the Physician-Owned Practices for such period, determined on a consolidated basis in accordance with GAAP (including accelerated depreciation from the write-off or write-down of tangible or intangible assets (other than the write-down of current assets) including capitalized software and organizational costs).

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (y) adding thereto, without duplication, in each case, only to the extent deducted in determining Consolidated Net Income and not added back pursuant to the definition of Consolidated Net Income, and provided that to the extent the ability to add back any item is capped or otherwise limited pursuant to one clause of this definition, no other clause herein shall operate to permit an amount in excess of such cap or limitation to be added back:

(a) Consolidated Interest Expense for such period;

(b) Consolidated Amortization Expense for such period;

(c) Consolidated Depreciation Expense for such period;

(d) Consolidated Tax Expense for such period;

(e) all

(i) transaction fees, costs, expenses, charges and losses related to, or incurred in connection with, (x) the Transactions and (y) any amendments, waivers or other modifications to the Loan Documents;

(ii) transaction fees, costs and expenses incurred in connection with the consummation of any transaction that is out of the ordinary course of business (or any transaction proposed but not consummated and including any such transaction consummated prior to the Closing Date) permitted under this Agreement, including equity issuances, investments, acquisitions, asset sales or other dispositions, recapitalizations, consolidations, mergers, amalgamations, option buyouts and the incurrence, modification or repayment of Indebtedness permitted to be incurred under this Agreement (including any Permitted Refinancing in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions; provided that the aggregate amount added back under this clause (e)(ii) with respect to any such transaction that fails to close and is no longer being pursued shall not exceed [***] for the four fiscal quarter period ending on the last day of such period;

(iii) fees and expenses (including, but not limited to, travel expenses) of, and indemnification payments paid to, board members, board advisors and board observers (including, for the avoidance of doubt, any Lender Representative designated pursuant to Section 5.22), and all fees, costs and expenses relating to directors and officers insurance; and

(iv) proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income); plus

(v) non-recurring and non-operational (A) professional fees and (B) expenses, costs, accruals and losses that are, in good faith, one-time in nature, in each case, limited to (I) non-recurring consulting and legal fees and expenses related to the Business Combination, establishing public company processes, and mergers and acquisitions, (II) non-recurring legal fees, expenses and charges resulting from litigation arising from transactions permitted by this Agreement, securities-related matters or other non-core business activities, (III) non-recurring consulting and legal expenses related to entry into strategic relationships with Anthem, Inc. and The Related Companies, L.P. and (IV) without duplication, non-recurring or non-operational expenses, accruals and losses that are non-cash; provided that this clause (e)(v) shall not include an any professional fees, expenses, costs, accruals and losses relating to any Medicare Advantage Risk Adjustment Data Validation audit;

(f) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees of the Borrower and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests in the common equity of the Borrower in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(g) all non-cash losses, charges and expenses, including, without limitation, any non-cash expense relating to the vesting of warrants and any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period (i) the Borrower may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(h) non-cash earn-out obligations, deferred purchase price or other adjustments of purchase price or, in each case, similar obligations and expenses related thereto incurred in connection with any Permitted Acquisition or other Investment; plus

(i) minority interest expense or deduction attributable to minority Equity Interests or non-controlling interests of third parties in any non-Wholly Owned Subsidiary; plus

(j) costs and expenses related to, or incurred in connection with, de novo facilities start-up, opening, and pre-opening, including costs and expenses incurred in connection with entering into Management Services Agreements and other similar agreements in respect of Physician-Owned Practices and/or to ensure that such agreements comply with all applicable laws; provided that the aggregate amount added back under this clause (j) shall not exceed [***] per de novo facility (i) opened during the preceding four fiscal quarters or (ii) having a signed lease agreement and is anticipated, in good faith, to be opened during the subsequent two fiscal quarters, and for the avoidance of doubt no losses, charges, expenses, costs, accruals or reserves related to de novo facilities following the opening of such facilities shall be added back under this clause (j); plus

(k) other than for purposes of calculating the step-down to the minimum Liquidity required by Section 6.15(b), all net losses, charges, expenses, costs, accruals or reserves of any kind related to de novo facilities during the first 36 months of opening of such facility; plus

(l) add-backs subject to Schedule I provided to Lenders on May 3, 2022; plus

(m) without duplication, adjustments and add-backs (which add-backs and adjustments shall not, for the avoidance of doubt, be limited to the time periods in respect of which such add-backs and adjustments were reflected therein) that are contained in a quality of earnings report made available to the Administrative Agent prepared by financial advisors in connection with a Permitted Acquisition (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Loan Party; provided that the aggregate amount added back under this clause (m), clause (n) below, clause (o) below or clauses (2) or (3) of the definition of “Pro Forma Basis,” (with the exception of cost savings and the related severance expenses that are both (I) specifically identified in the applicable quality of earnings report and (II) for which substantial steps will be taken within the 18 months following consummation of the applicable acquisition in the good faith determination of the Borrower and are reasonably expected by the Borrower, the Subsidiaries and the Physician-Owned Practices to be realized within 18 months of the date of such calculation (without duplication of the amount of actual benefits realized during such period from such actions)), shall not exceed the Expenses and Synergies Cap for the four fiscal quarter period ending on the last day of such period (calculated on a Pro Forma Basis and before giving effect to any such add-backs); provided further that any cost savings added back pursuant to this clause (m) are factually supportable and reasonably identifiable in the good faith determination of the Borrower, as certified in writing by a Financial Officer of the Borrower; plus

(n) all losses, charges, expenses, costs, accruals or reserves of any kind (i) attributable to the planning, undertaking and/or implementation of cost savings or strategic initiatives, business optimization, cost rationalization programs, operating expense reductions and/or other initiatives, actions or synergies (including, without limitation, in connection with any integration, restructuring or transition), (ii) relating to the closure or consolidation of any facility and/or discontinued operations (including but not limited to severance, rent termination costs, moving costs and legal costs), any systems implementation, any software development, any expansion and/or relocation or any entry into a new market, or (iii) relating to any severance, any signing, retention or completion bonus, or any modification to any pension and post-retirement employee benefit plan, indemnities and expenses, including, without limitation, any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or a public company (including, for the avoidance of doubt, any one time Public Company Cost and any one time cost related to any Permitted Acquisition and excluding in the case of clauses (i) through (iii) above any amounts related to business performance normalization (including any such steps undertaken in connection with COVID-19 or another epidemiological condition)); provided, that, the aggregate amount added back under this clause (n), clause (m) above, clause (o) below or clauses (2) and (3) of the definition of “Pro Forma Basis” shall not exceed [***] of Consolidated EBITDA of the Borrower, the Subsidiaries and the Physician-Owned Practices for the four fiscal quarter period ending on the last day of such period (the “Expenses and Synergies Cap”) (calculated on a Pro Forma Basis and before giving effect to any such add-backs); provided, further, that the aggregate amount added back under this clause (n) pertaining to severance that has actually already been actioned prior to the date that is 36 months following the Closing Date, shall (x) not be included in the Expense and Synergies Cap for any purpose under this Agreement and (y) not exceed [***] during the term of this Agreement; plus

(o) pro forma “run rate” cost savings, operating expense reductions, restructuring charges and synergies related to operational efficiencies, strategic and cost saving initiatives, purchasing improvements, acquisitions, divestitures, other specified transactions, restructurings and other initiatives and actions, in each case, for which substantial steps have been taken and are reasonably expected by the Borrower, the Subsidiaries and the Physician-Owned Practices to be realized within 18 months of the date of such calculation (without duplication of the amount of actual benefits realized during such period from such actions), which cost savings, operating expense reductions, restructuring charges and synergies are factually supportable and reasonably identifiable in the good faith determination of the Borrower, as certified in writing by a Financial Officer of the Borrower; provided that the aggregate amount added back under this clause (o), clause (m) above, clause (n) above, or clauses (2) and (3) of the definition of “Pro Forma Basis” shall not exceed the Expenses and Synergies Cap for the four fiscal quarter period ending on the last day of such period (calculated on a Pro Forma Basis and before giving effect to any such add-backs); provided, that, no amounts added back under this clause (o) shall relate to business performance normalization (including any such steps undertaken in connection with COVID-19 or another epidemiological condition);

and (z) subtracting therefrom, without duplication and to the extent increasing such Consolidated Net Income for such period, by non-cash gains (excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date).

Notwithstanding the foregoing, that Consolidated EBITDA of the Borrower, its Subsidiaries and the Physician-Owned Practices for the fiscal quarters ended June 30, 2021, September 30, 2021, December 31, 2021, March 31, 2022

shall be deemed to be [***], [***], [***] and [***], respectively, in each case, as adjusted on a Pro Forma Basis, as applicable; it being agreed that for purposes of calculating any financial ratio or test on a Pro Forma Basis (after the end of any of the four quarterly periods set forth above) in connection with a Subject Transaction, Consolidated EBITDA shall be calculated in a manner consistent with Consolidated EBITDA for such quarterly period and the adjustments set forth above in this definition.

Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Subject Transaction, and for the purposes of calculating Excess Cash Flow, the pro forma adjustments set forth in the preceding clause (l) shall not be taken into account in the calculation of Consolidated EBITDA.

“Consolidated First Lien Indebtedness” shall mean, as of any date of determination, without duplication, the aggregate amount of Consolidated Indebtedness of the Borrower, its Subsidiaries and the Physician-Owned Practices that, as of such date, is secured by a first priority Lien on any asset or property of the Borrower, any of its Subsidiaries or any of the Physician-Owned Practices~~; provided, however, that, for the avoidance of doubt, Consolidated First Lien Indebtedness shall not include Indebtedness permitted by Section 6.01(q)~~.

“Consolidated Indebtedness” shall mean, at any date, the aggregate outstanding principal amount, determined on a consolidated basis, without duplication, in accordance with GAAP, of (i) all Indebtedness of the Borrower, its Subsidiaries and the Physician-Owned Practices of the types referred to in clauses (a) (but only in respect of the principal amount thereof), (b) (but only in respect of the principal amount thereof and excluding, for the avoidance of doubt, surety bonds), (d) (provided that, in the case of purchase price adjustments or Earn-Outs, solely to the extent not overdue by five (5) or more Business Days), (f) and (i) (but only in respect of the drawn amount thereof) of the definition of “Indebtedness” in this Section 1.01 (giving effect to the proviso to such definition) and (ii) without duplication, all Indebtedness of the Borrower, its Subsidiaries and the Physician-Owned Practices of the type referred to in clause (viii) of the definition of “Indebtedness” to the extent that such Guaranteed Obligations relate to liabilities under clauses (a) (but only in respect of the principal amount thereof), (b) (but only in respect of the principal amount thereof and excluding, for the avoidance of doubt, surety bonds), (e) and (i) (but only in respect of the drawn amount thereof) of the definition of “Indebtedness” (giving effect to the proviso to such definition) but, in each case, excluding, for the avoidance of doubt, (A) any Bank Product Obligations (other than any overdrafts incurred in respect of the foregoing)~~,~~ and (B) Swap Obligations~~, and (C) any Indebtedness in connection with the Sparta Medicare Shared Savings Program Receivables~~.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Borrower, its Subsidiaries and the Physician-Owned Practices for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a) imputed interest on Capital Lease Obligations of the Borrower, its Subsidiaries and the Physician-Owned Practices for such period;

(b) commissions, discounts and other fees and charges owed by the Borrower, any of its Subsidiaries or any of the Physician-Owned Practices with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;

(c) amortization of Debt Issuance costs, debt discount or prepayment or other premiums and other financing fees and expenses incurred by the Borrower, any of its Subsidiaries or any of the Physician-Owned Practices for such period;

(d) cash contributions to any employee stock ownership plan or similar trust made by the Borrower, any of its Subsidiaries or any of the Physician-Owned Practices to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Borrower or a Wholly Owned Subsidiary which is a Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

(e) all interest paid or payable with respect to discontinued operations of the Borrower, any of its Subsidiaries or any of the Physician-Owned Practices for such period;

(f) the interest portion of any deferred payment obligations of the Borrower, any of its Subsidiaries or any of the Physician-Owned Practices for such period; and

(g) all interest on any Indebtedness of the Borrower, any of its Subsidiaries or any of the Physician-Owned Practices of the type described in clause (e) or (j) of the definition of “Indebtedness” for such period;

provided that (a) to the extent directly and exclusively related to the consummation of the Transactions, Debt Issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements. For the purposes of determining the Consolidated Interest Expense, for any period, such determination shall be made on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or prepaid or extinguished at any time on or after the first day of the Test Period and prior to the date of determination in connection with any Permitted Acquisition, Asset Sale or other Disposition (other than any Dispositions in the ordinary course of business), and discontinued lines of business or operations as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Borrower, its Subsidiaries and the Physician-Owned Practices for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) all non-cash extraordinary, exceptional, nonrecurring or unusual gains, losses, income, expenses, costs, accruals, charges and reserves of any kind, and in any event including all Transaction Costs, non-cash restructuring (whether or not classified as restructuring expense on the consolidated financial statements) (other than restructuring charges and synergies related to operational efficiencies), severance, relocation, retention, consolidation or other similar charges and expenses, one-time charges (including compensation charges), contract termination costs, litigation and other legal and arbitration costs, excess pension charges, system establishment charges, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans in connection with the Transactions or otherwise, and any non-cash fees, expenses, charges or change in control payments related to the Transactions or otherwise (including any transition-related expenses incurred before, on or after the Closing Date); provided, no amounts excluded pursuant to this clause (a) shall relate to business performance normalization (including any such steps undertaken in connection with COVID-19 or an other epidemiological condition); provided, further, that, notwithstanding anything to the contrary contained herein, with respect to any extraordinary, exceptional, nonrecurring or unusual gain, loss, income, expense, costs accrual, charge or reserve that is also described or referenced in the definition of “Consolidated EBITDA”, such extraordinary, exceptional, nonrecurring or unusual gain, loss, income, expense, costs accrual, charge or reserve shall instead be subtracted from (and/or added back to) Consolidated Net Income in the calculation of Consolidated EBITDA in accordance with the definition of such term set forth in this Agreement; provided, further, that, for the avoidance of doubt, no cash items of any kind shall be excluded pursuant to this clause (a);

(b) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after tax gain or loss on the disposal of abandoned, closed or discontinued operations;

(c) all net after-tax gain, loss, expense or charge attributable to business dispositions (including Equity Interests of any Person), asset dispositions, abandonments other than in the ordinary course of business (as determined in good faith by a Responsible Officer of the Borrower);

(d) all net after-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Hedging Agreements or other derivative instruments (including deferred financing costs written off, premiums paid or other expenses incurred);

(e) all non-cash gain, loss, expense or charge attributable to the movement in the mark-to-market valuation of Hedging Agreements or other derivative instruments, including any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions;

(f) (a) the net income for such period of any Person that is not a Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are or are permitted to be paid in cash (or converted into cash) to the referent Person or a Subsidiary thereof in respect of such period; and (b) the net income for such period will include any ordinary course dividends, distributions or other payments in cash received from any such Person during such period in excess of the amounts included in clause (a) hereof;

(g) the cumulative effect of a change in law, regulation or accounting principles and changes as a result of the adoption or modification of accounting policies, in each case during such period;

(h) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes;

(i) all impairment charges and asset write-ups, write-downs and write-offs or write-downs;

(j) all equity-based or non-cash compensation or similar charge, cost or expense or reduction of revenue, realized in connection with or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or similar rights;

(k) any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement;

(l) accruals and reserves for liabilities (including contingent liabilities) or expenses that are established or adjusted as a result of the Transactions within eighteen (18) months after the Closing Date;

(m) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees;

(n) any non-cash currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Hedging Agreements for currency exchange risk);

(o) (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(p) expenses and lost profits with respect to liability or Casualty Events or business interruption to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (a) has not been denied by the applicable insurer in writing and (b) is in fact paid or reimbursed within 365 days of the date on which such liability was discovered or such Casualty Event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (p);

(q) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other asset disposition to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact paid or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(r) non-cash charges, expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances;

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of: (i) proceeds actually received or reimbursed from business interruption insurance and (ii) reimbursements of any losses, charges and expenses pursuant to indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under the terms hereof.

“Consolidated Secured Indebtedness” shall mean, as of any date of determination, without duplication, the aggregate amount of Consolidated Indebtedness of the Borrower, its Subsidiaries and the Physician-Owned Practices that, as of such date, is secured by a Lien on any asset or property of the Borrower, any of its Subsidiaries or any of the Physician-Owned Practices~~; provided, however, that, for the avoidance of doubt, Consolidated Secured Indebtedness shall not include Indebtedness permitted by Section 6.01(q)~~.

“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP and net of any applicable credits or reimbursements received by the Borrower or any of its Subsidiaries during such period (to the extent such credit or reimbursement (as applicable) is otherwise included in the calculation of Consolidated Net Income or Consolidated EBITDA (as applicable)).

“Consolidated Total Assets” shall mean at any date of determination, the net book value of all assets of the Borrower, its Subsidiaries and Physician-Owned Practices determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation, agreement, understanding or arrangement of such person, whether or not contingent: (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase or lease Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties or other contingent obligations (other than with respect to borrowed money or capital leases) incurred in the ordinary course of business, including indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Contribution Share” shall have the meaning assigned to such term in Section 7.10(a).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Convertible Indebtedness” shall mean Indebtedness of the Borrower permitted to be incurred under the terms of this Agreement that is either (a) convertible into common stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower and/or cash (in an amount determined by reference to the price of such common stock).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” shall mean the making of a Loan by a Lender.

~~“Cumulative Amount” shall mean, on any date of determination (the “Reference Date”), the sum of (without duplication):~~

~~(a) $5,000,000; plus~~

~~(b) the portion of Excess Cash Flow, determined on a cumulative basis for all fiscal years of the Borrower and its Subsidiaries, commencing with the fiscal year ending on December 31, 2023, that was not required to be applied to prepay Term Loans pursuant to Section 2.10(e); minus the aggregate amount of all voluntary prepayments made during such period that reduced on a dollar-for-dollar basis the amount required to be applied to prepay Term Loans pursuant to Section 2.10(e) in respect of such period; plus~~

~~(c) an amount determined on a cumulative basis from the Closing Date equal to the net cash proceeds from the issuance of Equity Interests of, or a contribution to the capital of, the Borrower (other than (I) to the extent constituting a Cure Amount or (II) to the extent that such cash proceeds have been previously applied or used for another purpose); plus~~

~~(d) an amount determined on a cumulative basis equal to the net cash proceeds received by the Borrower from Indebtedness or Disqualified Stock issued after the Closing Date and subsequently converted or exchanged into Qualified Stock of the Borrower or any direct or indirect parent company of the Borrower (other than to the extent constituting a Cure Amount); plus~~

~~(e) to the extent not included in the calculation of Consolidated Net Income, an amount determined on a cumulative basis equal to the net cash proceeds of sales of Investments previously made pursuant to Section 6.04(q) using the Cumulative Amount, up to a maximum amount of such original Investment; plus~~

~~(f) to the extent not included in the calculation of Consolidated Net Income, the aggregate amount of Dividends, profits, returns or similar amounts received in cash or Cash Equivalents on Investments previously made pursuant to Section 6.04(q) using the Cumulative Amount, up to a maximum amount of such original Investment; plus~~

~~(g) [reserved];~~

~~(h) the aggregate amount of prepayments which are declined or waived by any Lender pursuant to Section 2.10(h); minus~~

~~(i) the aggregate amount of (i) Investments made pursuant to Section 6.04(q) using the Cumulative Amount, (ii) dividends made pursuant to Section 6.07(c) using the Cumulative Amount, (iii) payments in respect of Junior Indebtedness made pursuant to Section 6.09(a)(ii) using the Cumulative Amount and (iv) any other payment made hereunder using the~~

~~Cumulative Amount, in each case during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date (without taking account of the intended usage of the Cumulative Amount on such Reference Date).~~

“Cure Amount” shall have the meaning assigned to such term in Section 8.03(a).

“Cure Notice” shall have the meaning assigned to such term in Section 8.03(a).

“Cure Right” shall have the meaning assigned to such term in Section 8.03(a).

“Cure Specified Date” shall mean, with respect to any of the first three fiscal quarters of the Borrower in a fiscal year, within forty five (45) days after the end of such fiscal quarter, and with respect to the fourth fiscal quarter of the Borrower in a fiscal year, within ninety (90) days after the end of such fiscal quarter, in each case, commencing with the fiscal quarter ending June 30, 2022.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Issuance” shall mean the incurrence by any Company of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

“Debt Service” shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization (and other scheduled mandatory prepayments and repayments (whether pursuant to this Agreement or otherwise)) of all Indebtedness for such period (including the implied principal component of scheduled payments made in respect of permitted Capital Lease Obligations).

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (i) has failed to (a) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (b) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (ii) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (iv) has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law, (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (c) become the subject of a Bail-in Action; provided, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.

“Delayed Draw Term A Loans” shall mean the delayed draw term loans made by the Delayed Draw Term Loan A Lenders to the Borrower pursuant to Section 2.01(c). From and after the date of any borrowing of any Delayed Draw Term A Loans, each Delayed Draw Term A Loan shall be deemed a Term Loan hereunder and part of the same Class as the Initial Term Loans for all purposes hereunder.

“Delayed Draw Term B Loans” shall mean the delayed draw term loans made by the Delayed Draw Term Loan B Lenders to the Borrower pursuant to Section 2.01(d). From and after the date of any borrowing of any Delayed Draw Term B Loans, each Delayed Draw Term B Loan shall be deemed a Term Loan hereunder. For the avoidance of doubt, the Delayed Draw Term B Loans shall not belong to the same Class as the Initial Term Loans or any Class of Delayed Draw Term Loans established prior to the Second Amendment Effective Date and shall constitute a separate Class of Term Loans.

“Delayed Draw Term Loan A Commitment” shall mean, with respect to each Delayed Draw Term Loan A Lender, the commitment, to make a Delayed Draw Term Loan A. The aggregate principal amount of the Delayed Draw Term Loan A Lenders’ Delayed Draw Term Loan A Commitments on the Closing Date is $110,000,000.

“Delayed Draw Term Loan A Commitment Expiration Date” shall have the meaning assigned to such term in Section 2.02(f)(i).

“Delayed Draw Term Loan A Commitment Fee Rate” shall mean, for the period from (and including) the Closing Date to (but excluding) the Delayed Draw Term Loan A Commitment Expiration Date, a rate per annum equal to 1.00% of the average daily unused portion of the Delayed Draw Term Loan A Commitments of non-defaulting Lenders with Delayed Draw Term Loan A Commitments, payable quarterly in arrears, and calculated on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day).

“Delayed Draw Term Loan A Lender” shall mean a Lender with a Delayed Draw Term Loan A Commitment or an outstanding Delayed Draw Term A Loan.

“Delayed Draw Term Loan A Repayment Date” shall have the meaning assigned to such term in Section 2.09(b).

“Delayed Draw Term Loan A Ticking Fee” shall have the meaning assigned to such term in Section 2.05(b)(i).

“Delayed Draw Term Loan B Commitment” shall mean, with respect to each Delayed Draw Term Loan B Lender, to make a Delayed Draw Term B Loan. The aggregate principal amount of the Delayed Draw Term Loan B Lenders’ Delayed Draw Term Loan B Commitments on the Second Amendment Effective Date is $60,000,000.

“Delayed Draw Term Loan B Commitment Expiration Date” shall have the meaning assigned to such term in Section 2.02(f)(ii).

“Delayed Draw Term Loan B Commitment Fee Rate” shall mean, for the period from (and including) the Second Amendment Effective Date to (but excluding) the Delayed Draw Term Loan B Commitment Expiration Date, a rate per annum equal to 1.00% of the average daily unused portion of the Delayed Draw Term Loan B Commitments of non-defaulting Lenders with Delayed Draw Term Loan B Commitments, payable quarterly in arrears, and calculated on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day).

“Delayed Draw Term Loan B Lender” shall mean a Lender with a Delayed Draw Term Loan B Commitment or an outstanding Delayed Draw Term B Loan.

“Delayed Draw Term Loan B Repayment Date” shall have the meaning assigned to such term in Section 2.09(c).

“Delayed Draw Term Loan B Ticking Fee” shall have the meaning assigned to such term in Section 2.05(b)(ii).

“Delayed Draw Term Loan Commitment Expiration Date” shall mean collectively the Delayed Draw Term Loan A Commitment Expiration Date and the Delayed Draw Term Loan B Commitment Expiration Date.

“Delayed Draw Term Loan Commitments” means collectively the Delayed Draw Term Loan A Commitments and the Delayed Draw Term Loan B Commitments.

“Delayed Draw Term Loan Extension” shall mean the making of a Delayed Draw Term Loan.

“Delayed Draw Term Loan Lender” shall mean collectively the Delayed Draw Term Loan A Lenders and the Delayed Draw Term Loan B Lenders.

“Delayed Draw Term Loans” means collectively the Delayed Draw Term A Loans and the Delayed Draw Term B Loans.

“Discharge of the Guaranteed Obligations” shall mean and shall have occurred when (i) all Guaranteed Obligations shall have been paid in full in cash and all other obligations under the Loan Documents shall have been performed (other than (a) those expressly stated to survive termination, (b) contingent obligations as to which no claim has been asserted and (c) obligations and liabilities under Specified Hedging Agreements and Bank Product Agreements as to which arrangements satisfactory to the applicable counterparties have been made) and (ii) all Commitments shall have terminated or expired.

“Disposition” shall mean, with respect to any Property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of such Property, and the terms “Dispose”, “Disposed” and “Disposing” shall have meanings correlative thereto.

“Disqualified Institution” shall mean any Person (or its subsidiaries and affiliates) who is an operating competitor of the Borrower or its subsidiaries and that is separately identified by the Borrower to the Administrative Agent by name in writing prior to the Closing Date (which list of operating competitors may be supplemented by the Borrower after the Closing Date by means of a written notice to the Administrative Agent; provided that (i) such supplementation shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loans or commitments hereunder and (ii) such list and any supplement thereto may be posted by the Administrative Agent for the Lenders).

“Disqualified Stock” shall mean any equity interest that, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for shares of equity that are not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable (other than for shares of equity that are not Disqualified Stock) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment (other than in shares of equity that are not Disqualified Stock) constituting a return of capital, in each case, on a date that is prior to 91 days after the Final Maturity Date, or (b) is convertible into or exchangeable or exercisable for (i) debt securities or other indebtedness or (ii) any equity interest referred to in clause (a) above or (c) contains any repurchase or payment obligation (other than payments or dividends solely in shares of equity that are not Disqualified Stock); provided, however, that any equity interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such equity interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such equity interests upon the occurrence of a Change in Control shall not constitute Disqualified Stock if such equity interests provide that the issuer thereof will not redeem any such equity interests pursuant to such provisions prior to the repayment in full of the Facilities (or any refinancing thereof).

“Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of Property (other than common equity of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such person (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

“Dollar Equivalent” shall mean, as to any amount denominated in a Judgment Currency as of any date of determination, the amount of Dollars that would be required to purchase the amount of such Judgment Currency based upon the spot selling rate at which the Administrative Agent (or another financial institution designated by the Administrative Agent from time to time) offers to sell such Judgment Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two Business Days later.

“Dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of any jurisdiction within the United States or any state thereof, other than a CFC Holding Company or a Subsidiary of a CFC or a CFC Holding Company.

“Earn-Outs” shall mean, with respect to a Permitted Acquisition or any other acquisition of any assets or Property by any Company, that portion of the purchase consideration therefor and that portion of all other payments and liabilities (whether payable in cash or by exchange of Equity Interests or of any Property or otherwise), directly or indirectly, payable by any Company in exchange for, or as part of, or in connection with, such Permitted Acquisition or such other acquisition, as the case may be, that is deferred for payment to a future time after the consummation of such Permitted Acquisition or such other acquisition, as the case may be, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” shall mean any Pension Plan and any other “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan and other than a Foreign Plan) which is or was maintained, contributed to or required to be contributed to by any Company.

“Engagement Letter” shall mean the Engagement Letter, dated as of February 10, 2022 between the Borrower and Jefferies LLC (as amended, restated, amended and restated, supplemented or modified from time to time in accordance with its terms).

“Environment” shall mean any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, sediments (including stream and river sediments), biota and any indoor surface area, surface or physical medium, and any ecological systems and living organisms supported by these media.

“Environmental Claim” shall mean any claim, notice, demand, Order, action, suit, investigation, proceeding, or other communication or legal proceeding alleging or asserting liability or obligations under Environmental Law, including liability or obligation for investigation, enforcement proceedings, governmental response, assessment, remediation, removal, cleanup, Response, corrective action, monitoring, post-remedial or post-closure studies, investigations, operations and maintenance, injury, damage, destruction or loss to natural resources, personal injury, medical monitoring, wrongful death, property damage, fines, penalties or other costs resulting from, related to or arising out of (a) the presence, Release or threatened Release of Hazardous Materials in, on, into, through or from the Environment at any location or (b) any violation of or non-compliance with Environmental Law, and shall include any claim, notice, demand, Order, action, suit or proceeding seeking damages (including the costs of remediation), contribution, indemnification, cost recovery, penalties, fines, indemnities, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to human health and safety (as it relates to exposure to Hazardous Materials) or the Environment.

“Environmental Law” shall mean any and all applicable Legal Requirements relating to or imposing liability or standards of conduct concerning human health and safety (as it relates to exposure to Hazardous Materials) or pollution, preservation, or protection of the Environment, the Release, threatened Release, or the generation, manufacture, use, labeling, treatment, storage, handling, or transportation of Hazardous Material, natural resources or natural resource damages, or occupational safety or health (as it relates to exposure to Hazardous Materials).

“Environmental Permit” shall mean any permit, license, approval, consent, notifications, exemptions, registration or other authorization required by or from a Governmental Authority under any Environmental Law.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), or if such person is a limited liability company, membership interests, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the Closing Date or issued on or after the Closing Date, but excluding Convertible Indebtedness.

“Equity Issuance” shall mean, without duplication, (a) any issuance or sale by the Borrower of any Equity Interests in the Borrower (including any Equity Interests issued upon exercise of any warrant or option or equity-based derivative) or any warrants or options or equity-based derivatives to purchase Equity Interests of the Borrower or (b) any contribution to the capital of the Borrower.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001 of ERISA, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (i) a “reportable event” within the meaning of Section 4043(c) of ERISA (other than any such event with respect to which the notice requirement has been waived) with respect to any Pension Plan; (ii) the failure of any Company or any ERISA Affiliate to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure of any Company or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure of any Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan in a distress termination described in Section 4041(c) of ERISA, the termination of any Pension Plan under Section 4041(c) of ERISA or the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (v) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (vi) the withdrawal by any Company or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability of any Company or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on any Company or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the complete or partial withdrawal of any Company or any ERISA Affiliate from any Multiemployer Plan (within the meaning of Sections 4203 and 4205 of ERISA) if there is any potential liability therefor, or the receipt by any Company or any ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; or (xii) a Foreign Plan Event.

“Erroneous Payment” shall have the meaning assigned to it in Section 10.14(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Impacted Class” shall have the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Return Deficiency” shall have the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 10.14(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Cash” shall mean, the amount by which the Consolidated Cash Balance exceeds $5,000,000.

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period:

(a) the sum, without duplication, of

(i) Consolidated EBITDA for such Excess Cash Flow Period;

(ii) cash items of income actually received by the Borrower, any of its Subsidiaries and the Physician-Owned Practices during such Excess Cash Flow Period not included (or deducted) in calculating Consolidated EBITDA; and

(iii) the decrease, if any, in Net Working Capital of the Borrower, its Subsidiaries and the Physician-Owned Practices from the start to the end of such Excess Cash Flow Period; minus

(b) the sum, in each case without duplication, of:

(i) the aggregate amount of cash Consolidated Tax Expense paid or payable by the Borrower, its Subsidiaries and the Physician-Owned Practices with respect to such Excess Cash Flow Period and, if payable, for which, to the extent required under GAAP, reserves have been established;

(ii) the aggregate amount of Debt Service for such Excess Cash Flow Period;

(iii) the aggregate amount of permanent repayments and prepayments of Indebtedness (including the Voluntary Loan Prepayment Amount made during such Excess Cash Flow Period that is applied by Borrower to Term Loans that are due and payable within the same fiscal year that such amortization payment is due pursuant to Section 2.09, as applicable, but excluding, in each case, the Voluntary Loan Prepayment Amount for such Excess Cash Flow Period that is applied by Borrower to Term Loans that are due and payable during such Excess Cash Flow Period in any fiscal quarter following the date such Voluntary Loan Prepayment Amount is made) made by the Borrower, its Subsidiaries and the Physician-Owned Practices during such Excess Cash Flow Period but only to the extent that (x) such repayments and prepayments by their terms cannot be reborrowed or redrawn, (y) such repayments and prepayments do not occur in connection with a refinancing of all or a portion of such Indebtedness, and (z) such repayments and prepayments are funded with Internally Generated Funds ~~(other than to the extent made using the Cumulative Amount)~~;

(iv) the aggregate amount of Capital Expenditures actually paid or committed to be paid by the Borrower, its Subsidiaries and the Physician-Owned Practices in cash during such Excess Cash Flow Period and anticipated to be made prior to the date the mandatory prepayment is required by Section 2.10(e) to the extent funded from Internally Generated Funds ~~(other than to the extent made using the Cumulative Amount)~~; provided that any such amounts not actually used shall be added to the calculation of Excess Cash Flow in the subsequent Excess Cash Flow Period;

(v) the aggregate amount of Acquisition Consideration with respect to Permitted Acquisitions, other Investments permitted hereunder, other than Investments of a type permitted under Section 6.04(b) (other than clause (iv) therein) or (f) in each case, paid in cash during such Excess Cash Flow Period (or committed to be paid in cash during such Excess Cash Flow Period and anticipated to be made prior to the date the mandatory prepayment is required by Section 2.10(e); provided that any such amounts not actually used shall be added to the calculation of Excess Cash Flow in the subsequent Excess Cash Flow Period) to the extent funded from Internally Generated Funds ~~(other than to the extent made using the Cumulative Amount)~~;

(vi) the aggregate amount of expenditures, other than Capital Expenditures, made in cash during such Excess Cash Flow Period and capitalized in accordance with GAAP during such Excess Cash Flow Period to the extent such expenditures are funded from Internally Generated Funds ~~(other than to the extent made using the Cumulative Amount)~~;

(vii) the aggregate amount of cash items of expense (including losses) during such Excess Cash Flow Period not deducted in calculating Consolidated EBITDA;

(viii) the aggregate amount of any Dividends (other than Dividends of a type permitted under Section 6.07(a)) paid during such Excess Cash Flow Period;

(ix) the aggregate amount of any cash paid to repurchase Term Loans to the extent funded from Internally Generated Funds;

(x) the aggregate amount of cash items included in the calculation of Consolidated EBITDA for such period to the extent paid in cash by the Borrower and its Subsidiaries during such Excess Cash Flow Period;

(xi) the amount of any severance costs and expenses, restructuring expenses, charges, accruals and reserves, cost synergies and operating expense reductions, in each case, to the extent constituting adjustments included in the calculation of Consolidated EBITDA for such Excess Cash Flow Period;

(xii) the increase, if any, in Net Working Capital of the Borrower, its Subsidiaries and the Physician-Owned Practices from the start to the end of such Excess Cash Flow Period;

(xiii) the amount of any non-cash gain included in Consolidated EBITDA for such Excess Cash Flow Period recognized as a result of any Dispositions; and

(xiv) cash payments by the Borrower, its Subsidiaries and the Physician-Owned Practices during such Excess Cash Flow Period in respect of long-term liabilities of the Borrower and its Subsidiaries (other than obligations described in clause (v) above or Indebtedness) to the extent such payments are not expensed during any Excess Cash Flow Period or are not deducted in calculating Consolidated EBITDA;

provided, that, for purposes of calculating Excess Cash Flow for any Excess Cash Flow Period, for each Permitted Acquisition or other Investment consummated during such Excess Cash Flow Period, the Consolidated EBITDA of a target of any Permitted Acquisition or other Investment shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition or Investment, as applicable.

“Excess Cash Flow Period” shall mean, commencing with the fiscal year ending on December 31, 2023, each fiscal year of the Borrower.

~~“Excess Net Cash Proceeds” shall have the meaning assigned to such term in Section 2.10(c)(i).~~

“Excess Payment” shall have the meaning assigned to such term in Section 7.10(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Cash” shall mean, without duplication, (a) any restricted cash or cash equivalents to pay royalty obligations, working interest obligations, suspense payments, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Physician-Owned Practices to third parties and for which the Physician-Owned Practices have issued checks or has initiated wires or ACH transfers (or, in the Borrower’s discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days) in order to pay, (b) any cash or cash equivalents constituting purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits and (c) any cash or cash equivalents that is reasonably required by applicable Legal Requirements to be held by the Physician-Owned Practices.

“Excluded Subsidiary” shall mean (i) any Subsidiary that is prohibited by applicable law at the time such Subsidiary becomes a Subsidiary from becoming a Guarantor, (ii) (A) any Subsidiary that is a CFC, to the extent making such CFC a Guarantor would result in material adverse tax consequences to the Borrower (as mutually determined by the Administrative Agent and the Borrower) and any and all direct or indirect subsidiaries of such excluded CFC or CFC Holding Company (as defined below) and (B) any Subsidiary that has no material assets other than equity (or equity and indebtedness) of excluded CFCs described in the foregoing clause (ii)(A) (a “CFC Holding Company”) and/or excluded CFC Holding Companies, (iii) any Immaterial Subsidiary and (iv) any Subsidiary acquired pursuant to a Permitted

Acquisition or other similar Investment permitted by this Agreement that is an obligor in respect of secured indebtedness that is permitted pursuant to this Agreement and not incurred in contemplation of such Permitted Acquisition or other similar investment and any Subsidiary thereof that Guarantees such secured Indebtedness, in each case to the extent (and for so long as) such secured indebtedness prohibits such subsidiary from becoming a Guarantor. For the avoidance of doubt, the Borrower shall at no time constitute an Excluded Subsidiary. No Excluded Subsidiary may own any Intellectual Property that is material to the business of the Borrower and its Subsidiaries taken as a whole.

“Excluded Swap Obligation” shall mean any obligation of any Guarantor to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (a “Swap”), if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor or the Borrower of a security interest to secure, such Swap (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Excluded Taxes” shall mean, with respect to the Administrative Agent or any Lender, as applicable (each, a “Recipient”), of any payment to be made by or on account of any obligation of any Loan Party hereunder, or under any Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any U.S. federal withholding Tax that is imposed on amounts payable to such Recipient at the time (i) such Recipient becomes a party to this Agreement (or designates a new lending office) or (ii) such Lender changes its lending office, in each case except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.15(a), (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(e), and (d) any United States federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning assigned to such term in Section 3.20(a).

“Existing Lien” shall have the meaning assigned to such term in Section 6.02(b).

“Expenses and Synergies Cap” shall have the meaning assigned to such term in clause (n) of the definition of “Consolidated EBITDA”.

“Extended Term Loans” shall have the meaning specified in Section 2.20(a).

“Extending Lender” shall have the meaning specified in Section 2.20(a).

“Extension” shall have the meaning specified in Section 2.20(a).

“Extension Offer” shall have the meaning specified in Section 2.20(a).

“Facilities” shall mean the Term Loan Facility and the Revolving Credit Facility.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any person), the price at which a willing buyer (that is not an Affiliate of the seller), and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors of the Borrower or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of the Borrower (or the Subsidiary of the Borrower selling such asset).

“FATCA” shall mean sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any intergovernmental agreements or agreements implementing the foregoing entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean that certain Fee Letter, dated as of May 10, 2022, by and between the Borrower and the Administrative Agent.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees and the other fees referred to in Section 2.05(d), Section 2.05(f), Section 2.05(g), Section 2.05(h) and Section 2.05(i).

“Final Maturity Date” shall mean the later of (i) the Revolving Maturity Date and (ii) the Term Loan Maturity Date.

“Financial Officer” of any person shall mean any of the president, chief operating officer, chief financial officer, principal accounting officer, treasurer, or controller of such person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amendment” means the Consent and First Amendment to Credit Agreement dated as of the First Amendment Effective Date, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent and Collateral Agent.

“First Amendment Effective Date” means November 10, 2022.

“First Lien Leverage Ratio” shall mean, at any date of determination, the ratio of (a) the Consolidated First Lien Indebtedness outstanding on such date minus Unrestricted Cash and Cash Equivalents of the Borrower, its Subsidiaries that are Domestic Subsidiaries and the Physician-Owned Practices that are (x) held in pledged accounts subject to a Control Agreement as of the last day of such fiscal quarter or (y) held in an account governed by a Management Services Agreement, in an aggregate amount not to exceed $100,000,000 to (b) Consolidated EBITDA for the Test Period then most recently ended.

“Flood Certificate” shall mean a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Floor” shall mean 1.00% per annum.

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean any employee pension benefit plan, fund, program, policy, arrangement, or agreement, or other similar program established, maintained or contributed to by any Company on behalf of (or for the benefit of) its employees, officers or directors employed, or otherwise engaged, outside the United States.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable Legal Requirement, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable Legal Requirement, on or before the due date for such contributions or payments, (iii) the receipt of a notice from a Governmental Authority relating to the intention to terminate such Foreign Plan or to appoint a trustee or similar official to administer such Foreign Plan, or alleging the insolvency of such Foreign Plan, or (iv) the incurrence of any liability by any Company under applicable Legal Requirements on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.

“Foreign Subsidiary” shall mean a Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Pro Rata Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Bank other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural Person), fund, investment vehicle or managed account that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds, and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Act” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 11.04(i).

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by each of the Guarantors.

“Guarantors” shall mean the Subsidiary Guarantors and, with respect to Hedging Obligations and Bank Product Obligations, the Borrower.

“Hazardous Materials” shall mean any substances, chemicals, or wastes that are listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning), under any Environmental Laws, or which could give rise to liability under any Environmental Law, including but not limited to, polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead-based paint, pesticides, radon or any other radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum by-products, crude oil or any fraction thereof, toxic mold, or per- or polyfluoroalkyl substances (PFAS).

“Healthcare Laws” shall mean all Legal Requirements applicable to the Companies and each Physician-Owned Practice, as enacted or in effect as of the date hereof, related to: (a) the licensure, certification, qualification or authority to transact business in connection with the provision of, payment for, or arrangement of, health care services, health benefits or health insurance (“Healthcare Permits”)including Legal Requirements that regulate persons bearing the financial risk for the provision or arrangement of health care services; (b) the administration of health care claims or benefits or processing or payment for health care services, treatment, drugs or supplies furnished by healthcare providers, including third-party administrators, utilization review agents, and persons performing quality assurance, credentialing or coordination of benefits; (c) the Medicare and Medicaid programs, including the Medicare Advantage and Medicare Part D prescription drug programs, and other health care programs administered by a Governmental Authority; (d) the solicitation or acceptance of improper incentives involving persons operating in the health care industry, including Legal Requirements prohibiting or regulating fraud, waste and abuse, patient referrals or provider incentives generally, including the following statutes: the

Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Stark Law (42 U.S.C. § 1395nn), the Federal Civil False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347), the criminal False Claims Act 42 (U.S.C. 1320a-7b(a)); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035 and 1349 and the health care fraud criminal provisions under HIPAA (as defined below) and the Exclusion Laws (42 U.S.C. § 1320a-7); (e) the privacy, security, transmission, breach notification, storage or other protection of patient information, including but not limited to the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) (“HIPAA”); (f) corporate practice of medicine, fee-splitting, provider participation in government healthcare programs, provider networks, including any willing provider laws, referrals, billing and submission of false or fraudulent claims, claims processing, risk adjustment, including those related to risk categorization, scoring and data submission, quality, safety, medical necessity, data privacy and security, patient confidentiality and informed consent, the hiring of employees or acquisition of services or supplies from persons excluded from participation in government health care programs, standards of care, quality assurance, risk management, mandated reporting of incidents, occurrences, diseases and events and the advertising or marketing of healthcare services; and (g) other aspects of the Companies’ or Physician-Owned Practices’ respective healthcare operations.

“Healthcare Permits” shall have the meaning set forth in the definition of “Healthcare Laws.”

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“HHS” means the United States Department of Health and Human Services.

“HIPAA” shall have the meaning set forth in the definition of “Healthcare Laws.”

“Historical Financial Statements” shall mean (a) the audited consolidated balance sheet of the Borrower and certain of its Affiliates (as specified therein) as at the end of the fiscal years ended December 31, 2021, 2020 and 2019, and (b) the unaudited consolidated balance sheet of the Borrower and certain of its Affiliates (as specified therein) as at the end of the fiscal quarter ended March 31, 2022, and, in each case, the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal periods, including the notes thereto.

“Immaterial Subsidiary” shall mean, as of any date, any Subsidiary (x) whose total assets, in the aggregate with the total assets of all other Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered, equal or are less than 5.00% of Consolidated Total Assets, (y) whose total revenue in the aggregate with the total revenue of all other Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered, equal or are less than 5.00% of consolidated total revenues of the Borrower and its Subsidiaries and (z) whose Consolidated EBITDA, in the aggregate with Consolidated EBITDA of all other Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered, equal or are less than 5.00% of Consolidated EBITDA; provided that a Subsidiary will not be considered to be an Immaterial

Subsidiary if it directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of any Loan Party, or if it owns any Intellectual Property that is material to the business of the Borrower or any other Subsidiary.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.19(b).

“Increasing Lenders” shall have the meaning assigned to such term in Section 2.19(c).

“Incremental Excess Yield” shall have the meaning assigned to such term in Section 2.19(b).

“Incremental Facility” shall have the meaning assigned to such term in Section 2.19(b).

“Incremental Loan Amendment” shall have the meaning assigned to such term in Section 2.19(d).

“Incremental Loan Increase Request” shall have the meaning assigned to such term in Section 2.19(c).

“Incremental Loan Response Deadline” means a response by the then existing Lenders to an Incremental Loan Increase Request delivered on or prior to 8:00 p.m. New York City time on the fifth (5th) Business Day following such Lenders’ receipt of an Incremental Loan Increase Request.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances (including unreimbursed amounts outstanding under letters of credit and any Convertible Indebtedness); (b) all obligations of such person evidenced by loan agreements, bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to Property purchased by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (d) all obligations of such person issued or assumed as part of the deferred purchase price of Property or services (excluding (w) trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms, (x) deferred rent obligations, (y) customary obligations under employment arrangements and (z) purchase price adjustments or Earn-Outs that have not yet become liabilities on the balance sheet of such person in accordance with GAAP); (e) all Indebtedness of others secured by any Lien on Property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such Property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, Purchase Money Obligations and Off-Balance Sheet Obligations of such person; (g) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of Disqualified Stock; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit (but only to the extent of drawn but unreimbursed amounts thereunder), letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor; provided that Indebtedness shall not include accrued expenses, deferred revenue, deferred rent, deferred taxes and deferred compensation and customary obligations under employment arrangements.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).

“Information” shall have the meaning assigned to such term in Section 11.12.

“Initial Term Lender” shall mean any Lender with an Initial Term Loan Commitment or holding Initial Term Loans.

“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans. The aggregate amount of the Initial Term Loan Commitments on the Closing Date is $190,000,000.

“Initial Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09(a).

“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a).

“Insolvency Law” shall mean the Bankruptcy Code of the United States, and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party that is an owner or lessee of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all material provisions of the Insurance Policies, all material requirements of the issuer of any of the Insurance Policies and all material Orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon any Loan Party that is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

“Interest Election Request” shall mean a request by Borrower to convert or continue a Revolving Borrowing, Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit D.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each fiscal quarter to occur during any period in which such Loan is outstanding, (b) with respect to any Benchmark Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Benchmark Rate Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, (c) with respect to any Revolving Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated and (d) with respect to any Term Loan, the applicable Term Loan Maturity Date.

“Interest Period” means, with respect to any Benchmark Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued, or commencing on the date on which an ABR Loan is converted to the Benchmark Rate Loan, and in each case ending on the date one (1), three (3) or six (6) months thereafter, as selected by the Borrower in its Borrowing Request or Interest Election Request; provided that:

(a) if any Interest Period pertaining to a Benchmark Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period pertaining to a Benchmark Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period for the Initial Term Loan shall extend beyond the last scheduled payment date therefor and no Interest Period for any Revolving Loan shall extend beyond the Revolving Maturity Date;

(d) no Interest Period applicable to the Initial Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of such Term Loan unless the aggregate principal amount of such Term Loan represented by ABR Loans or by Benchmark Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment; and

(e) no tenor that has been removed from this definition pursuant to Section 2.11(e) shall be available for specification in such Borrowing Request or Interest Election Request.

“Interest Rate Determination Date” has the meaning set forth in the definition of “Term SOFR.”

“Intermediate Co” has the meaning set forth in the definition of Post-Closing Reorganization.

“Internally Generated Funds” shall mean funds not constituting the proceeds of any Indebtedness, Debt Issuance, Equity Issuance, Asset Sale or Casualty Event (in each case, without regard to the exclusions from the definitions thereof).

“Investments” shall have the meaning assigned to such term in Section 6.04.

“Issuance Notice” shall mean an Issuance Notice substantially in the form of Exhibit I.

“Issuing Bank” shall mean (a) any Lender that becomes an Issuing Bank pursuant to Section 11.02(e), in its capacity as an issuer of standby Letters of Credit hereunder (it being understood that no Issuing Bank shall not be obligated to issue any trade or commercial letters of credit) and/or (b) any other Lender holding Revolving Commitments who is reasonably acceptable to the Borrower and agree to act as an Issuing Bank hereunder, in each case, together with their permitted successors and assigns in such capacity.

“IT Systems” shall have the meaning assigned to such term in Section 3.08(c).

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit 3 to the Security Agreement.

“Judgment Currency” shall have the meaning assigned to such term in Section 11.18.

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18.

“Junior Indebtedness” shall mean any Indebtedness of any Company that is (x) secured by a Lien that is junior in priority to the Lien securing the Obligations, (y) by its terms subordinated in right of payment to all or any portion of the Obligations or (z) unsecured, in each case, other than Indebtedness among the Loan Parties.

“LCA Election” shall mean the Borrower’s election to treat a specified acquisition as a Limited Condition Acquisition.

“Lead Manager” shall mean BlackRock Financial Management, in its capacity as lead manager.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Legal Requirements” shall mean, as to any person, the Organizational Documents of such person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, license, permit, guidelines, decrees, requirement, Order or determination of an arbitrator or a court or other Governmental Authority, or other legally binding requirements, in each case would reasonably be interpreted to be applicable to or binding upon such person or any of its Property or to which such person or any of its Property would reasonably be interpreted to be subject.

“Lender Presentation” shall mean that certain lender presentation furnished to the initial Lenders in connection with the syndication of the Facilities on or around the March 14, 2022.

“Lender Representative” shall have the meaning set forth in Section 5.22.

“Lenders” shall mean (a) each financial institution and other persons party hereto as “Lenders” on the date hereof, (b) each Additional Lender and (c) each financial institution or other person that becomes a party hereto pursuant to an Assignment and Assumption (including pursuant to Section 2.19 and Section 2.20), other than, in each case, any such financial institution or person that has ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” shall mean a commercial or standby letter of credit issued or to be issued by the Issuing Bank pursuant to this Agreement; provided that the Issuing Bank shall only be required to issue standby letters of credit hereunder.

“Letter of Credit Obligations” shall mean, as at any date of determination, the sum of (i) the maximum aggregate amount that is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by or on behalf of the Borrower.

“Letter of Credit Sublimit” shall mean, as of any date of determination, the lower of (i) $0, and (ii) the aggregate amount of the Revolving Commitments as of such date minus the Revolving Exposure of Revolving Commitments as of such date.

“Licensed Provider” shall mean any licensed employee, agent or independent contractor of the Companies or Physician-Owned Practice that provides healthcare services.

“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, that in no event shall an operating lease (including a Tenant Improvement Lease Transaction) be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any acquisition or investment permitted hereunder by any Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing; provided that solely for the purpose of (i) measuring the relevant ratios and baskets with respect to the incurrence of any Indebtedness (including any New Term Loans) or Liens or the making of any acquisitions or other Investments, Dividends, payments on other Indebtedness, Asset Sales or other sales or dispositions of assets or fundamental changes or (ii) determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition after giving effect thereto, if the Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and, if after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio, basket, representation or warranty, such ratio, basket, representation or warranty shall be deemed to have been complied with. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earliest to occur of (i) the date on which such Limited Condition Acquisition is consummated, (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition or (iii) the date that is 120 days after the relevant LCA Test Date, any such ratio or basket shall be calculated (A) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed, the acquisition agreement with respect thereto has been terminated or such 120-day period has expired and (B) on a standalone basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.

“Liquidity” means, with respect to any fiscal quarter, the sum of (i) all Unrestricted Cash and Cash Equivalents that are (x) held in pledged accounts subject to a Control Agreement as of the last day of such fiscal quarter or (y) held in an account governed by a Management Services Agreement, plus (ii) the availability of Revolving Loans under the Revolving Credit Facility (calculated as the aggregate Revolving Commitments minus the aggregate Revolving Exposure of the Revolving Lenders) as of the last day of such fiscal quarter in an aggregate amount for purposes of this clause (ii) not to exceed $5,000,000.

“Loan” or “Loans” shall mean, as the context may require, a Revolving Loan, Initial Term Loan, Extended Term Loan, New Term Loan or a Delayed Draw Term Loan.

“Loan Documents” shall mean this Agreement, the Notes (if any), the Security Documents and each Joinder Agreement, but excluding any Hedging Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.

“Management Services Agreement” means an administrative management services agreement (x) in substantially the same form provided to the Lenders prior to the Closing Date (other than any changes to the form required by applicable law or any applicable rule, regulation or order of any Governmental Authority) or (y) in any other form reasonably acceptable to the Required Lenders, in each case, between the Borrower, any other Loan Party or any Wholly Owned Subsidiary of a Loan Party and a Physician-Owned Practice, pursuant to which the Borrower, such other Loan Party or such other Wholly Owned Subsidiary of a Loan Party shall provide administrative management services to such Physician-Owned Practice; provided that, if a Management Services Agreement is entered into with a Wholly Owned Subsidiary of a Loan Party, such Wholly Owned Subsidiary becomes a Loan Party in accordance with Section 5.10 within sixty (60) days after the date such Management Services Agreement is entered into.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean, any event, change or condition that, individually or in the aggregate, has had, or could reasonably be expected to have (a) a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material and adverse effect on the rights and remedies of the Lenders, Administrative Agent or the Issuing Bank under this Agreement or the other Loan Documents (other than solely due to the extent of the action or inaction of the Administrative Agent, or any of the Lenders), or (c) a material and adverse effect on the ability of the Borrower and Guarantors to perform their payment obligations under this Agreement and the other Loan Documents.

“Maximum Incremental Facilities Amount” shall mean an unlimited additional amount of New Term Loans so long as, on a Pro Forma Basis, the First Lien Leverage Ratio shall not exceed 5.00:1.00; provided that (x) for purposes of determining compliance with the foregoing First Lien Leverage Ratio, any incremental facilities in the form of delayed draw term loans shall be deemed to be drawn in full, all New Term Loans and the cash proceeds of any New Term Loans shall be excluded for cash netting purposes and (y) to the extent the proceeds of any New Term Loans are intended to be applied to finance a Limited Condition Acquisition, the First Lien Leverage Ratio shall be tested in accordance with the last sentence of the definition of “Limited Condition Acquisition”.

“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

~~[***]~~

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure and the Letter of Credit Obligations of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their reasonable discretion.

“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.20(b).

“Monthly P&L Report” means a report substantially in the form attached as Exhibit J.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” shall mean an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a first priority Lien in favor of the Collateral Agent on Mortgaged Property in a form reasonably satisfactory to the Collateral Agent (including with respect to requirements for title, flood and other insurance and surveys), with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign Legal Requirements.

“Mortgaged Property” shall mean each Real Property that is (or shall be) subject to a Mortgage delivered on the Closing Date or after the Closing Date pursuant to Section 4.01(o), Section 5.18 or Section 5.10(d).

~~“MSSP Agent” shall mean CAJ Lending LLC, in its capacity as administrative agent and collateral agent under the Sparta MSSP Credit Agreement.~~

[***].

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Company or any ERISA Affiliate has an obligation to contribute or with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise).

“Net Cash Proceeds” shall mean:

(a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, cash equivalents (including Cash Equivalents) and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by any Company (including cash proceeds subsequently received (as and when received by any Company) in respect of non-cash consideration initially received) net of, without duplication, (i) selling fees and expenses (including brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale and in connection with any repatriation of such proceeds (after taking into account any available tax credits or deductions and any tax sharing arrangements)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations, earn-out obligations or purchase price adjustments associated with such Asset Sale or (y) any other liabilities retained or payable by any Company associated with the Properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) if applicable, the principal amount of any Indebtedness secured by a Permitted Lien on the assets subject to such Asset Sale (other than Indebtedness secured under the Security Documents or otherwise subject to an intercreditor agreement pursuant to this Agreement) that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Sale or Casualty Event and (iv) the Borrower’s good faith estimate of the amount of payments required to be made with respect to unassumed liabilities relating to the properties sold within thirty (30) days of such Asset Sale (provided that (x) the funds described in this clause (iv) are deposited into escrow with a third party escrow agent or set aside in a separate deposit account that is subject to a control agreement entered into with the Collateral Agent and (y) to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within the earlier of thirty (30) days after such Asset Sale or at such time when such amounts are no longer required to be set aside as such a reserve, such reserved amounts shall constitute Net Cash Proceeds);

(b) with respect to any Debt Issuance or any issuance or sale of Equity Interests by the Borrower or any of its Subsidiaries that is not an Equity Issuance, the cash proceeds thereof received by, or on behalf of, any Company, net of fees, commissions, costs and other expenses incurred in connection therewith; and

(c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by, or on behalf of, any Company in respect thereof, net of all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event (including, in respect of any such Casualty Event, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements) (provided that, to the extent and at the time that any such taxes are no longer required to be paid or payable, such amounts shall then constitute Net Cash Proceeds)).

“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“New Lender” shall have the meaning assigned to such term in Section 2.19(c).

“New Term Loan Commitments” shall have the meaning assigned to such term in Section 2.19(b).

“New Term Loans” shall have the meaning assigned to such term in Section 2.19(b).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” shall mean any Subsidiary of the Borrower that is not a Subsidiary Guarantor.

“Non-Public Information” shall mean material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower or its Subsidiaries or their respective securities.

“Notes” shall mean any notes evidencing the Term Loans, Delayed Draw Term Loans or Revolving Loans, in each case issued pursuant to Section 2.04(e) of this Agreement, if any, substantially in the form of Exhibit E-1, E-2 or E-3 respectively.

“Obligations” shall mean (a) all obligations and guarantees thereof of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and reimbursement of amounts drawn under Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

“OFAC” shall mean the Office of Foreign Asset Control of the Department of Treasury of the United States of America.

“Off-Balance Sheet Obligations” of a person shall mean, without duplication, (a) any repurchase obligation or liability of such person with respect to accounts or notes receivable sold by such person, (b) any Synthetic Lease Obligations of such person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such person (other than operating leases including a Tenant Improvement Lease Transaction).

“Offer Process” shall have the meaning assigned to such term in Section 11.04(c)(ii).

“Officers’ Certificate” shall mean a certificate executed by (a) the chairman of the Board of Directors (if an officer), the chief executive officer, the president or the chief operating officer or (b) one of the Financial Officers, each in his or her official (and not individual) capacity.

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” shall mean, collectively, with respect to any person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar constitutive documents) of such person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar constitutive documents) of such person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such person, (d) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court, intangible, recording, property, filing or documentary Taxes or any similar Taxes, charges or levies arising from any payment made or required to be made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Participant” shall have the meaning assigned to such term in Section 11.04(f).

“Participant Register” shall have the meaning assigned to such term in Section 11.04(f).

“Patriot Act” shall have the meaning assigned to such term in Section 3.21(a).

“Payment Recipient” shall have the meaning assigned to it in Section 10.14(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan and other than a Foreign Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA (a) which is maintained, sponsored, contributed to or required to be contributed to by any Company or any ERISA Affiliate or (b) with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise) including under Section 4062 or Section 4069 of ERISA.

“Perfection Certificate” shall mean a perfection certificate in the form of Exhibit F-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a perfection certificate supplement in the form of Exhibit F-2 or any other form approved by the Collateral Agent.

“Permitted Acquisition” shall mean: any consensual transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any person, or all or substantially all of any business or division of any person, (b) acquisition of all or substantially all of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person, if each of the following conditions is met, or (c) merger or consolidation or any other combination with any person if the Required Lenders have otherwise consented in writing thereto; in the case of clauses (a) through (c), so long as each of the following conditions are satisfied:

(i) no Default or Event of Default has occurred and is continuing immediately prior to an after giving effect to the consummation of such acquisition (or in the case of a Limited Condition Acquisition, no Default or Event of Default has occurred and is continuing at the time the definitive agreement for such acquisition is executed);

(ii) the persons or business to be acquired shall be, or shall be engaged in, a business of the type that the Borrower and its Subsidiaries are then permitted to be engaged in under Section 6.11;

(iii) to the extent that any Specified Acquired Property is to be acquired (or is acquired) pursuant to such proposed transaction or series of related proposed transactions, the Acquisition Consideration paid (or payable) with respect to such Specified Acquired Property shall not exceed, together with the amount of Acquisition Consideration paid (or payable) for any other Specified Acquired Property acquired pursuant to a Permitted Acquisition after the Closing Date, $10,000,000 in the aggregate; provided that, for the avoidance of doubt, such limitation shall not apply to any Physician-Owned Practices or purchases of Specified Acquired Property that would be governed by a Management Services Agreement with the Borrower;

(iv) (a) in the case of an acquisition of all or substantially all of the Property of any person or all or substantially all of any business or division of any person (other than, in either case, Specified Acquired Property), the person making such acquisition is Borrower or a Subsidiary Guarantor, or upon consummation of the Permitted Acquisition becomes a Subsidiary Guarantor pursuant to the requirements of and only to the extent required by Section 5.10, (b) in the case of an acquisition of the Equity Interests of any person (other than Specified Acquired Property), both the person making such acquisition and the person directly so acquired is Borrower or a Subsidiary Guarantor, or upon consummation of the Permitted Acquisition becomes a Subsidiary Guarantor pursuant to the requirements of and only to the extent required by Section 5.10 and (c) in the case of a merger or consolidation or any other combination with any person (other than Specified Acquired Property), the person surviving such merger, consolidation or other combination is Borrower or a Subsidiary Guarantor, or upon consummation of the Permitted Acquisition becomes a Subsidiary Guarantor pursuant to the requirements of and only to the extent required by Section 5.10; and

(v) if the Acquisition Consideration for such acquisition is greater than $10,000,000, Administrative Agent shall have received a copy of any quality of earnings report prepared in respect of any such transaction; and

(vi) after giving effect to such Permitted Acquisition, the Borrower or the applicable Subsidiary shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.15 applicable for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, the date of such Permitted Acquisition for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or (b); provided, that, with respect to any Limited Condition Acquisition, the Borrower or the applicable Subsidiary shall be, as of the date of the execution and delivery of the applicable definitive purchase agreement in connection with such Limited Condition Acquisition, in compliance on a Pro Forma Basis with the financial covenants applicable for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such date for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or (b); provided, if such Permitted Acquisition is expected to close on or prior to the last day of the first Test Period set forth in Section 6.15(a), the Total Leverage Ratio calculated on a Pro Forma Basis for the four (4) consecutive fiscal quarters of the Borrower most recently preceding such date for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.019(a) or (b) shall be (x) less than the maximum Total Leverage Ratio applicable to the first Test Period set forth in Section 6.15(a) or (y) equal to or less than such Total Leverage Ratio before giving effect to the acquisition; provided, further, that with respect to the Sparta Acquisition to the extent that (A) an LCA Election has been made for such acquisition and (B) the definitive agreement for the Sparta Acquisition is executed on or before May 31, 2022, the Consolidated EBITDA used to calculate such Total Leverage Ratio on a Pro Forma Basis shall reflect a trailing twelve (12) month period ended no earlier than December 31, 2021 and furnished to the Administrative Agent in a copy of any quality of earnings report prepared in respect of the Sparta Acquisition.

“Permitted Cure Securities” shall mean Equity Interests of the Borrower issued (in the form of common equity and/or other Qualified Stock) to the extent (and only to the extent) necessary to fund the Cure Right, as the same is immediately contributed as cash common equity to the Borrower.

“Permitted Investments” shall have the meaning assigned to such term in Section 6.04.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Refinancing” shall have the meaning assigned to such term in Section 6.01(k).

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Personal Information” shall have the same meaning as the term “personal data,” “personal information,” “protected health information” or the equivalent under applicable Legal Requirements.

“Physician-Owned Practice” shall mean with respect to any facility located in any jurisdiction in which ownership of the relevant medical practice(s) to be provided at such facility by non-licensed medical professionals is prohibited by applicable law, any entity (i) 100% of the Equity Interests of which is owned by one or more physicians or other licensed medical professionals who provide services in connection with the applicable medical practice and (ii) that has entered into and continues to be subject to a Management Services Agreement.

“PIK Toggle Election” shall have the meaning assigned to such term in Section 2.06(f).

“PIK’d Amount” means with respect to any applicable Interest Payment Date, (~~w~~i) ~~on~~occurring after the Closing Date but prior to ~~May 10, 2024~~the Third Amendment Effective Date, 400 basis points, (~~x) on or after May 10,~~ii) occurring during the Third Amendment Specified Period, 600 basis points, (iii) occurring in June 2024, the greater of (a) the full amount of the interest due on such Interest Payment Date minus the maximum amount of interest that can be paid in cash on such Interest Payment Date so that after giving pro forma effect to such concurrent payment of cash interest on such Interest Payment Date, Liquidity is not less than $25,000,000 and (b) 350 basis points, (iv) occurring on or after July 1, 2024 but prior to May 10, 2025, 350 basis points, (~~y~~v) occurring on or prior to May 10, 2025 but prior to December 10, 2025, 300 basis points and (~~z~~vi) occurring on or after December 10, 2025, 150 basis points.

“Platform” shall mean IntraLinks, SyndTrak or a substantially similar electronic transmission system.

“Pledgor” shall mean each Company listed on Schedule 1.01(a), and each other Subsidiary of any Company that is or becomes a party to this Agreement (in its capacity as a Subsidiary Guarantor) and the Security Documents pursuant to Section 5.10.

“Post-Closing Reorganization” means, collectively, (a) the Borrower shall create a new intermediate company directly below the Borrower (the “Intermediate Co”), (b) the Borrower shall contribute all of its assets (including the Equity Interests of its existing Subsidiaries) to Intermediate Co, (c) Intermediate Co shall become a Loan Party in accordance with Section 5.10, (d) the Borrower shall pledge 100% of the Equity Interests of Intermediate Co in accordance with Section 5.10, and (e) the Borrower shall be subject to Section 6.18.

“Premises” shall have the meaning assigned thereto in the applicable Mortgage.

“Prepayment Premium” shall have the meaning assigned to such term in Section 2.10(i).

“Prepayment Premium Event” shall have the meaning assigned to such term in Section 2.10(i).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of the First Lien Leverage Ratio, the Secured Leverage Ratio, Consolidated EBITDA, or any other calculation (including, without limitation, of any basket, threshold, test, financial ratio or covenant hereunder (including, for the avoidance of doubt, Section 6.15)), required by the terms of this Agreement or the other Loan Documents to be made on a Pro Forma Basis, as of any date, that (1) pro forma effect will be given to Subject Transactions, in each case that have occurred during the four consecutive fiscal quarter period of the Borrower being used to calculate such financial ratio (the “Reference Period”), or, other than with respect to the calculation of any Required ECF Percentage (other than in respect of any permanent payments of Indebtedness on or prior to the date any Excess Cash Flow mandatory payment is made for which such Required ECF Percentage is being calculated (including any such Excess Cash Flow mandatory payment) not funded with long term indebtedness (other than revolving indebtedness)), Applicable Margin and actual compliance with Section 6.15, subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, (2) without duplication with any addback in the definition of Consolidated EBITDA, pro forma effect will be given to factually supportable and identifiable pro forma “run rate” cost savings and operating expense reductions, and (3) restructuring charges and synergies related to operational efficiencies, strategic and cost savings initiatives, purchasing improvements, acquisitions, divestitures, other specified transactions, restructurings, Permitted Acquisitions or any other acquisition that constitutes an Permitted Investment and other initiatives and actions, in each case, for which substantial steps have been taken and are reasonably expected by the Borrower, the Subsidiaries and the Physician-Owned Practices to be realized based upon actions that have been taken as of such date of such calculation or are reasonably expected to be taken within 18 months of the date of such calculation (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, operating expense reductions, restructuring charges, improvements and synergies can be reasonably computed, as certified in writing by a Financial Officer of the Borrower; provided that the aggregate amount added back under these clauses (2) and (3) or clauses (m), (n) and (o) of the definition of “Consolidated EBITDA,” shall not exceed the Expenses and Synergies Cap for the four fiscal quarter period ending on the last day of such period (calculated on a Pro Forma Basis and before giving effect to any such add-backs).

“Pro Rata Percentage” of any (a) Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment, (b) Initial Term Lender at any time shall mean the percentage of the total Initial Term Loan Commitments of all Initial Term Lenders represented by such Lender’s Initial Term Loan Commitment, (c) Delayed Draw Term Loan A Lender at any time shall mean the percentage of the total Delayed Draw Term Loan A Commitments of all Delayed Draw Term Loan A Lenders represented by such Lender’s Delayed Draw Term Loan A Commitment or (d) Delayed Draw Term Loan B Lender at any time shall mean the percentage of the total Delayed Draw Term Loan B Commitments of all Delayed Draw Term Loan B Lenders represented by such Lender’s Delayed Draw Term Loan B Commitment; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated or have expired, then the Pro Rata Percentage of each Lender shall be determined based on the Pro Rata Percentage of such Lender immediately prior to such termination or expiration and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Pro Rata Share” shall have the meaning assigned to such term in Section 7.10(a).

“Projections” shall have the meaning assigned to such term in Section 3.04(b).

“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, stockholder meetings and reports to stockholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other transaction costs, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange or issuance of public debt securities.

“Public Lenders” shall mean any Lender that does not wish to receive Non-Public Information with respect to the Borrower or its Subsidiaries or their respective securities.

“Public Official” shall mean (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency, or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; (iv) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above; and (v) any political party, party official or candidate for political office.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets (including Equity Interests of any person owning fixed or capital assets) or the cost of installation, construction or improvement of any fixed or capital assets (including capitalized leasehold improvements); provided, however, that (a) such Indebtedness is incurred prior to or within 90 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such person and (b) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Stock” of any person shall mean any Equity Interest of such person that does not constitute Disqualified Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.

~~“Reference Date” shall have the meaning assigned to such term in the definition of “Cumulative Amount”.~~

“Refinancing” shall have the meaning assigned to such term in the preamble hereto.

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender that agrees to provide any portion of the extending, renewing or refinancing Indebtedness being incurred pursuant thereto.

“Refinancing Revolving Loan Commitments” shall mean one or more tranches of Revolving Loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” shall mean one or more tranches of Revolving Loans that result from a Refinancing Amendment.

“Refinancing Term Commitments” shall mean one or more tranches of Term Loan Commitments hereunder that result from a Refinancing Amendment.

“Refinancing Term Loans” shall mean one or more tranches of Term Loans that result from a Refinancing Amendment.

“Register” shall have the meaning assigned to such term in Section 11.04(d).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Date” shall have the meaning assigned to such term in Section 2.17(d).

~~“Reinvestment Funds” means, with respect to any Net Cash Proceeds of any Asset Sale or Casualty Event in respect of the single event or series of related events giving rise thereto, that portion of such funds as shall be reinvested (or be subject to a binding commitment for any such reinvestment) within 365 days after receipt thereof by the Borrower or any Subsidiary in assets (other than ordinary course current assets) useful in the business of the Borrower and its Subsidiaries; provided that, if any such Net Cash Proceeds are not actually so reinvested within 365 days of such receipt (or 545 days of receipt if committed to be so reinvested pursuant to a binding agreement entered into on or prior to such 365th day), such unreinvested portion shall no longer constitute Reinvestment Funds and shall be applied on the last day of such period as a mandatory prepayment as provided in Section 2.10(c).~~

“Related Person” shall mean, with respect to any person, (a) each Affiliate of such person and each of the officers, directors, partners, trustees, employees, affiliates, shareholders, Advisors, agents, administrators, managers, representatives, attorneys-in-fact and Controlling persons of each of the foregoing, and (b) if such person is an Agent, each other person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 10.05 or any comparable provision of any Loan Document.

“Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, depositing, dispersing, migrating, dumping or disposing in, on, into, through or from the Environment or any Real Property (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

“Required ECF Percentage” shall have the meaning assigned to such term in Section 2.10(e).

“Required Lenders” shall mean, at any date of determination, Lenders (other than Defaulting Lenders) having Loans and unused Revolving Commitments, outstanding Initial Term Loans and Initial Term Loan Commitments and outstanding Delayed Draw Term Loans and Delayed Draw Term Loan Commitments representing more than 50% of the sum of all Loans outstanding and unused Revolving Commitments, outstanding Initial Term Loans and Initial Term Loan

Commitments, outstanding Delayed Draw Term Loans and Delayed Draw Term Loan Commitments at such time; provided that, if there are two (2) or more unaffiliated Lenders, “Required Lenders” shall also be required to include two (2) such unaffiliated Lenders.

“Required Minimum Liquidity Amount” shall mean (x) other than during the Third Amendment Specified Period, (i) initially, $50,000,000 and (ii) upon and after Consolidated EBITDA of the Borrower, its Subsidiaries and the Physician-Owned Practices being equal to or greater than $7,500,000 as set forth in a Compliance Certificate delivered pursuant to Section 5.01(c), $25,000,000 and (y) during the Third Amendment Specified Period, $10,000,000.

“Required Revolving Lenders” shall mean, as of any date of determination, one or more of the Lenders having or holding Revolving Exposure and representing more than 50% of the aggregate Revolving Exposure of all of the Lenders; provided (a) the Revolving Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time and (b) at any time that there are two or more Revolving Lenders party to this Agreement, the term “Required Revolving Lenders” must include at least two Revolving Lenders (Lenders that are Affiliates or Approved Funds of each other shall be deemed to be a single Lender for purposes of this clause (b)).

“Required Term Loan Lenders” shall mean, at any date of determination, Lenders (other than Defaulting Lenders) having outstanding Initial Term Loans and Initial Term Loan Commitments, outstanding Delayed Draw Term A Loans and Delayed Draw Term Loan A Commitments and outstanding Delayed Draw Term B Loans and Delayed Draw Term Loan B Commitments representing more than 50% of the sum of all outstanding Initial Term Loans and Initial Term Loan Commitments, outstanding Delayed Draw Term A Loans and Delayed Draw Term Loan A Commitments and outstanding Delayed Draw Term B Loans and Delayed Draw Term Loan B Commitments at such time; provided that, if there are two (2) or more unaffiliated Term Loan Lenders, “Required Lenders” shall also be required to include two (2) such unaffiliated Term Loan Lenders.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(25) or any other applicable Environmental Law, or (b) all other actions required pursuant to Environmental Law to (i) clean up, remove, treat, abate, monitor or in any other way address any Release or presence of Hazardous Materials at, in, on, under or from any Real Property, or otherwise in the Environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” of any person shall mean any executive officer, any executive vice president or Financial Officer of such person.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder up to the amount set forth on Annex I or on Schedule 1 to the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) increased from time to time pursuant to Section 2.19(a), (b) reduced from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate principal amount of the Lenders’ Revolving Commitments on the Closing Date is $0.

“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.19(a).

“Revolving Credit Facility” shall mean the credit facility represented by the Revolving Commitments and the Revolving Loans.

“Revolving Exposure” shall mean, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, such Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum, without duplication, of (a) the aggregate outstanding principal amount of the Revolving Loans of such Lender, (b) in the case of the Issuing Bank, the aggregate Letter of Credit Obligations in respect of all Letters of Credit issued by such Lender (net of any participations by the Lenders in such Letters of Credit) and (c) the aggregate amount of all participations by such Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loan” shall mean a Loan made by the Lenders to the Borrower pursuant to Section 2.01(b). Each Revolving Loan shall either be an ABR Revolving Loan or a Benchmark Rate Revolving Loan.

“Revolving Maturity Date” shall mean May 10, 2027.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” means, at any time, a country, territory or region which is itself the subject or target of comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons as described in the foregoing clauses (a) (b), or (c).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means the Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent and Collateral Agent.

“Second Amendment Effective Date” means March 8, 2023.

“Secured Leverage Ratio” shall mean, at any date of determination, the ratio of (a) the Consolidated Secured Indebtedness outstanding on such date minus Unrestricted Cash and Cash Equivalents of the Borrowers, its Subsidiaries that are Domestic Subsidiaries and the Physician-Owned Practices that are (x) held in pledged accounts subject to a Control Agreement as of the last day of such fiscal quarter or (y) held in an account governed by a Management Services Agreement, in an aggregate amount not to exceed $100,000,000 to (b) Consolidated EBITDA for the Test Period then most recently ended.

“Secured Obligations” shall mean (a) the Obligations, (b) the Specified Hedging Agreement Obligations, (c) the Bank Product Obligations and (d) Erroneous Payment Subrogation Rights.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Issuing Bank, the Lenders, each Bank Product Provider and each counterparty to a Specified Hedging Agreement and such counterparty executes and delivers to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such counterparty (i) appoints the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 11.03, Section 11.09 and Section 11.12 as if it were a Lender hereunder.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time by one or more Joinder Agreements, or otherwise, in accordance with the terms hereof and thereof.

“Security Agreement Collateral” shall mean all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.18 or Section 5.10.

“Security Documents” shall mean, collectively, the Security Agreement, the Mortgages (if any), each Control Agreement, and each other security document or pledge agreement delivered in accordance with applicable local or foreign Legal Requirements to grant a valid, enforceable, perfected security interest (with the priority required under the Loan Documents) in any Property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage, any Control Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in Property created pursuant to the Security Agreement, any Mortgage, any Control Agreement and any other document or instrument utilized to pledge any Property as collateral for all (or any of) the Secured Obligations.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Sparta” shall mean the business acquired pursuant to the Sparta Acquisition.

“Sparta Acquisition” shall mean the ~~Medicare business of Steward Health Care Network, Inc. and Steward Health Care Network ACO Texas, Inc. operated through Steward National Care Network Inc.~~transactions contemplated by that certain Agreement and Plan of Merger, dated May 31, 2022, as amended, by and among the Borrower, Sparta Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of the Borrower, Sparta Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of the Borrower, Sparta Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of the Borrower, Sparta Merger Sub I LLC, a Delaware limited liability company and wholly-owned subsidiary of the Borrower, Sparta Merger Sub II LLC, a Delaware limited liability company and wholly-owned subsidiary of the Borrower, Sparta Merger Sub III LLC, a Delaware limited liability company and wholly-owned subsidiary of the Borrower, Sparta Sub Inc., a Delaware corporation, SNCN Holdco Inc. a Delaware corporation, SICN Holdco Inc. a Delaware corporation, Steward Integrated Care Network, Inc. ~~and~~, Steward Accountable Care Network, ~~LLC~~Inc., Sparta Holding Co. LLC, a Delaware limited liability company, and Steward Health Care System LLC, a Delaware limited liability company.

~~“Sparta Acquisition” shall mean the acquisition by Borrower or one or more of its Subsidiaries of Sparta.~~

~~“Sparta Medicare Shared Savings Program Receivables” shall mean shall mean the amount equal to the amount of the accounts receivable of the Companies and their Subsidiaries attributable to the Medicare Shared Savings Program for the fiscal year 2021 and the period of 2022 prior to the closing of the Sparta Acquisition.~~

~~“Sparta MSSP Credit Agreement” shall have the meaning assigned to such term in the First Amendment.~~

~~“Sparta MSSP Subordination Agreement” shall have the meaning assigned to such term in Section 6.01(q).~~

“Sparta Sellers” shall mean the Persons and their Affiliates that ~~are the seller(s) of Sparta to the Borrower or one or more of its Subsidiaries~~were the sellers of in the Sparta Acquisition.

“SPC” shall have the meaning assigned to such term in Section 11.04(i).

“Specified Acquired Property” shall mean (a) any person that does not, upon the consummation of the Permitted Acquisition, become a Subsidiary Guarantor and (b) Property acquired in connection with any Permitted Acquisition that is not made subject to the Lien of the Security Documents in accordance with Section 5.10.

“Specified Contractual Interest Rate” shall have the meaning assigned to such term in Section 2.06(f).

“Specified Guarantor Release Provision” shall have the meaning assigned to such term in Section 10.12(c).

“Specified Hedging Agreement” shall mean each Hedging Agreement (to the extent the Hedging Obligations thereunder are permitted pursuant to Section 6.01(c)) entered into with any counterparty that was an Agent, a Lender or an Affiliate of an Agent or a Lender at the time that such Hedging Agreement was entered into and that has been designated as a “Specified Hedging Agreement” by the Borrower in a written notice to the Administrative Agent.

“Specified Hedging Agreement Obligations” shall mean (a) all obligations of the Borrower and its Subsidiaries from time to time arising under or in respect of the due and punctual payment of each amount (including all liabilities) required to be paid by Borrower and its Subsidiaries under each Specified Hedging Agreement (and under each Loan Document with respect thereto), when and as due, including payments in respect of interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under each Specified Hedging Agreement (and under each Loan Document with respect thereto), and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and its Subsidiaries under or pursuant to each Specified Hedging Agreements (and under each Loan Document with respect thereto); provided, that the Specified Hedging Agreement Obligations shall exclude any Excluded Swap Obligations.

“Specified Representations” shall mean the representations and warranties set forth in Section 3.01 (as it relates to corporate or other organizational existence, organizational power and authority), 3.02 (as it relates to the due authorization execution, delivery and performance of the Loan Documents and the enforceability thereof), 3.15, 3.03 (as it relates to no conflicts resulting from the entering into and performance of the Loan Documents with charter documents, existing agreements and legal proceedings), 3.09, 3.10, the last sentence of 3.11(a), Section 3.19 (as it relates to the creation, validity and perfection of the security interests in the Collateral) and Section 3.21.

“Subject Transaction” shall mean, (a) any Permitted Acquisition or similar Investment that is otherwise permitted by this Agreement, (b) any disposition of all or substantially all of the assets or all the Equity Interests of any Subsidiary (or any business unit, line of business or division of any of the Subsidiaries of the Borrower for which financial statements are available) not prohibited by this Agreement, (c) discontinued divisions or lines of business or operations or (d) the proposed incurrence of Indebtedness or making of a restricted payment or payment in respect of Indebtedness in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (a) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or similar governing body) thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (c) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (d) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower. For the avoidance of doubt, no Physician-Owned Practice is a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary of any Loan Party that (i) is a Domestic Subsidiary and (ii) is or becomes a party to this Agreement and the Security Documents pursuant to and in compliance with all the requirements set forth in Section 5.10, including the Subsidiaries listed on Schedule 1.01(c) and specified on such schedule as a Subsidiary Guarantor.

“Survey” shall mean American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent and (i) dated or redated no more than 30 days before the relevant date, certified to the Administrative Agent and the issuer of the Mortgage policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located, or (ii) dated or redated no more than five (5) years before the relevant date, with an affidavit from the Borrower confirming that since the date of such survey no material exterior construction has occurred on the applicable property nor any material easement, right of way or other interest in such property has been granted or become effective through operation of law or otherwise which can be depicted on a survey which survey is sufficient for the Title Company to remove all standard survey exceptions from the Title Policy for such Property.

“Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any Property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings (including backup withholding) or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Tenant Improvement Lease Transaction” means a Lease of Real Property where tenant improvements are funded by either the landlord or a third-party tenant improvement lender and secured by additional rent payable treated as an operating lease.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Term SOFR.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan” shall mean an Initial Term Loan made by a Lender to the Borrower pursuant to Section 2.01(a), any term loan made by a Term Loan Lender to the Borrower pursuant to Section 2.19 or Section 2.20 or any delayed draw term loan made by a Delayed Draw Term Loan Lender to the Borrower pursuant to Section 2.01(c) or 2.01(d), as applicable. Each Term Loan shall be either an ABR Term Loan or a Benchmark Rate Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan.

“Term Loan Facility” shall mean the credit facility represented by the Term Loans made under this Agreement.

“Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Maturity Date” shall mean (a) with respect to (i) the Initial Term Loans advanced on the Closing Date and (ii) any Delayed Draw Term Loans, May 10, 2027, (b) with respect to any tranche of New Term Loans made pursuant to Section 2.19, the final maturity date as specified in the applicable Incremental Loan Amendment and accepted by the respective Increasing Lenders and New Lenders and (c) with respect to any tranche of Extended Term Loans made pursuant to Section 2.20, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders.

“Term SOFR” means (a) with respect to any Benchmark Rate Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate published two (2) U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period (such date, the “Interest Rate Determination Date”), plus the Term SOFR Adjustment and (b) with respect to any Base Rate Borrowing, the Term SOFR Reference Rate for a tenor of one month published two (2) U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period, plus the Term SOFR Adjustment.

“Term SOFR Adjustment” means a rate per annum equal to 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration or less, 0.26161% (26.161 basis points) for an Interest Period of greater than one-month’s direction and up to three-month’s duration, and 0.42826% (42.826 basis points) for an Interest Period of greater than three-months’ duration and up to six-months’ duration.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means, for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided, however, that if as of 5:00 p.m. (New York City time) on any Interest Rate Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Reference Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Interest Rate Determination Date.

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

“Third Amendment” means the Waiver and Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent and Collateral Agent.

“Third Amendment Effective Date” means March 15, 2024.

“Third Amendment Specified Period” means the period commencing on the Third Amendment Effective Date and ending on (but including) May 15, 2024.

“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Collateral Agent.

“Title Policy” shall mean, with respect to each Mortgage, a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in an amount equal to not less than 100% of the Fair Market Value of such Mortgaged Property and fixtures (or such lesser amount as may be required by the Collateral Agent), which policy (or such marked-up commitment) shall be issued by a Title Company, and contain such endorsements as shall be reasonably requested by the Collateral Agent and no exceptions to title other than Permitted Liens and additional exceptions reasonably acceptable to the Collateral Agent.

“Total Leverage Ratio” shall mean, at any date of determination, the ratio of (a) the Consolidated Indebtedness outstanding on such date minus Unrestricted Cash and Cash Equivalents of the Borrowers, its Subsidiaries that are Domestic Subsidiaries and the Physician-Owned Practices that are (x) held in pledged accounts subject to a Control Agreement as of the last day of such fiscal quarter or (y) held in an account governed by a Management Services Agreement, in an aggregate amount not to exceed $100,000,000 to (b) Consolidated EBITDA for the Test Period then most recently ended.

“Transaction Costs” shall mean any fees, premiums, expenses and other transaction costs incurred or paid by the Loan Parties in connection with the Transactions, including those amounts set forth in the Engagement Letter.

“Transactions” shall mean, collectively, (a) the transactions to occur on or prior to the Closing Date pursuant to, or contemplated by, the Loan Documents, including the execution, delivery and performance of the Loan Documents and the initial Credit Extensions hereunder, and (b) the Refinancing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Treasury Rate” means, as of any prepayment date, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to the first anniversary of the Second Amendment Effective Date; provided, that if the period from the prepayment date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury under the Code, as amended from time to time.

“Turner Leases” has the meaning set forth in the Third Amendment.

“Type” shall mean, when used in reference to any Loan or Borrowing, a reference to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Benchmark Rate or the Alternate Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

“United States” and “U.S.” shall mean the United States of America.

“Unrestricted Cash and Cash Equivalents” shall mean, at any time, the aggregate amount of unrestricted cash and Cash Equivalents (i) held in accounts of the Borrower, its Subsidiaries that are Domestic Subsidiaries or Physician-Owned Practices or (ii) that are free and clear of all Liens (other than Liens permitted pursuant to Section 6.02(j) or pursuant to this Agreement).

“U.S. Foreign Holdco” shall mean any Domestic Subsidiary that (i) is disregarded as an entity separate from its owner for U.S. federal income tax purposes and (ii) does not own any material assets other than Equity Interests (or any debt instrument, option, warrant or other instrument treated as equity for U.S. federal income tax purposes) that have the power to vote under Treasury Regulation Section 1.956-2(c)(2) of one or more CFCs.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“USCO” shall mean the United States Copyright Office.

“USPTO” shall mean the United States Patent and Trademark Office.

“Voluntary Loan Prepayment Amount” shall mean, with respect to any Excess Cash Flow Period, the aggregate amount of voluntary prepayments made in respect of (a) Term Loans and (b) Revolving Loans (to the extent, other than as provided in Section 2.10(e), accompanied by a concurrent and concomitant permanent reduction of the Revolving Commitment), in each case, to the extent that such voluntary prepayments are made with Internally Generated Funds ~~(that the Borrower certifies, to the Administrative Agent and the Lender, shall not be included in the Cumulative Amount)~~.

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then-outstanding principal amount of such Indebtedness.

“Weighted Average Yield” shall mean, with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to interest rate floors, upfront fees, original issue discount or similar yield-related discounts or deductions payable with respect to such Loans (but, excluding, for the avoidance of doubt, any customary arranging, underwriting, structuring or similar fees not paid to all of the Lenders providing such Loans) based on (i) an assumed four-year average life for the applicable Loans or (ii) if the stated maturity of the applicable Loans is less than four years, the actual life of such Loans.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest (other than immaterial directors’ qualifying shares to the extent required by applicable law) at such time.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Benchmark Rate Loan”) or by Class and Type (e.g., a “Benchmark Rate Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” “Borrowing of Term Loans”) or by Type (e.g., a “Benchmark Rate Borrowing”) or by Class and Type (e.g., a “Benchmark Rate Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “Material Adverse Effect” shall be deemed to be followed by the phrase “, individually or in the aggregate.” The word “asset” shall be construed to have the same meaning and effect as the word “Property.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, refinancing, extensions, supplements or modifications set forth in any Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c)

the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated, (e) any references to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) all references to “knowledge” in this Agreement or any other Loan Document refers to the actual knowledge (after reasonable inquiry) of such Responsible Officer or other Person making such certification. This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents. Any Responsible Officer executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as a Responsible Officer on behalf of the applicable Loan Party and not in any individual capacity. Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any basket set forth in any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Loan Party and its Subsidiaries with any other basket in the same such covenant; provided that such accumulation, addition, combination or aggregation may only occur to the extent such Loan Party would be permitted to use each such basket for the same transaction or occurrence, and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents; provided that such action or event complies with each such provision applicable to such action or event.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and the Borrower or the Administrative Agent shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders and the Borrower); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of the Borrower setting forth in reasonable detail the differences (including any differences that would affect any calculations relating to the financial covenants as set forth in Section 6.15). For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

Section 1.05 Pro Forma Calculations. Notwithstanding anything to the contrary herein, all financial ratios and tests (including the First Lien Leverage Ratio, the Secured Leverage Ratio and the amount of Consolidated Total Assets and Consolidated EBITDA) contained in this Agreement (other than for purposes of calculating Excess Cash Flow) that are calculated with respect to any Test Period during which any Subject Transaction occurs shall (x) be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis and (y) any incremental facilities in the form of delayed draw term loans shall be deemed to be drawn in full, all New Term Loans and the cash proceeds of any New Term Loans shall be excluded for cash netting purposes. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction shall have occurred or (y) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Subsidiaries since the beginning of such Test Period shall have consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating quarterly compliance with Section 6.15, the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

Section 1.06 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof or thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.07 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.08 Currency Fluctuations. For purposes of determining compliance with Section 6.01, Section 6.02, Section 6.04, Section 6.06 or Section 6.09, with respect to any Indebtedness, Liens, Investments, Asset Sales or other dispositions, or prepayments of other Indebtedness in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time the Borrower or one of its Subsidiaries is contractually obligated to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness (so long as, at the time of entering into the contract to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness, it was permitted hereunder) and once contractually obligated to be incurred, made or acquired, the amount of such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness, shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.10 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, the Benchmark Rate, Adjusted Daily Simple SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, the Benchmark Rate, Adjusted Daily Simple SOFR, Term SOFR or any other Benchmark Rate prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, the Benchmark Rate, Term SOFR, Adjusted Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, the Benchmark Rate, Term SOFR, Adjusted Daily Simple SOFR or any other Benchmark Rate, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind for direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

THE CREDITS

Section 2.01 Commitments.

(a) Term Loan. Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein, the Initial Term Lenders agree, severally and not jointly, to make Initial Term Loans to the Borrower on the Closing Date in the original aggregate principal amount of $190,000,000.

(b) Revolving Loans. Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.

(c) Delayed Draw Term A Loans. Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein, each Delayed Draw Term Loan A Lender agrees, severally and not jointly, to make Delayed Draw Term A Loans to the Borrower, at any time and from time to time on or after the Closing Date until the Delayed Draw Term Loan A Commitment Expiration Date.

(d) Delayed Draw Term B Loans. Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein, each Delayed Draw Term Loan B Lender agrees, severally and not jointly, to make Delayed Draw Term B Loans to the Borrower, at any time and from time to time on or after the Second Amendment Effective Date until the Delayed Draw Term Loan B Commitment Expiration Date.

Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

Section 2.02 Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b) Subject to Section 2.11 and Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Benchmark Rate Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Benchmark Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Lender to make such Loan and the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Benchmark Rate Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate from time to time not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders within two Business Days.

(d) Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation, and (ii) in the case of the Borrower, the interest rate applicable to the Borrowing pursuant to which the Borrower received such funds. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable

(f) Delayed Draw Term Loans.

(i) The Delayed Draw Term A Loans may be borrowed in up to five (5) borrowings commencing on the Closing Date until the date that is the earlier of (x) April 22, 2023 and (y) the date on which the Delayed Draw Term Loan A Commitments are reduced to zero (the “Delayed Draw Term Loan A Commitment Expiration Date”) and each Borrowing in respect thereof shall comprise an aggregate principal amount that is not less than $1,000,000.

(ii) The Delayed Draw Term B Loans may be borrowed in up to five (5) borrowings commencing on the Second Amendment Effective Date until the date that is the earlier of (x) twelve (12) months after the Second Amendment Effective Date and (y) the date on which the Delayed Draw Term Loan B Commitments are reduced to zero (the “Delayed Draw Term Loan B Commitment Expiration Date”) and each Borrowing in respect thereof shall comprise an aggregate principal amount that is not less than $1,000,000.

(g) If the Borrower has made an LCA Election prior to the applicable Delayed Draw Term Loan Commitment Expiration Date with respect to any Permitted Acquisition or similar Investment (and related transactions) that the Borrower in good faith believes be consummated after the applicable Delayed Draw Term Loan Commitment Expiration Date, the associated applicable Delayed Draw Term Loans may be funded into escrow on the applicable Delayed Draw Term Loan Commitment Expiration Date pending the consummation of such Permitted Acquisition or similar Investment (and related transactions), subject to terms and conditions reasonably acceptable to the Administrative Agent.

(h) It is the understanding, agreement and intention of the parties hereto that each Borrowing of Delayed Draw Term A Loans, once funded, shall be part of the same tranche, Type and Class of Term Loans as the Initial Term Loans made on the Closing Date and shall constitute Initial Term Loans, resulting in a single tranche of fungible Initial Term Loans for all purposes under this Agreement and each of the other Loan Documents.

Section 2.03 Borrowing Procedure. To request a Revolving Borrowing or Term Borrowing, the Borrower shall deliver, by hand delivery, email through a “pdf” copy or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Benchmark Rate Term Borrowing, not later than 12:00 p.m., New York City time, on the fifth Business Day before the date of the proposed Borrowing (or such later time as may be reasonably acceptable to the Administrative Agent, in the case of any Borrowing with respect to the Initial Term Loans), (ii) in the case of an ABR Term Borrowing, not later than 4:00 p.m., New York City time, on the fifth Business Day prior to the proposed Borrowing (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent with respect to the Initial Term Loans) and (iii) in the case of any Revolving Borrowing, not later than 12:00 p.m., New York City time, on the fifth Business Day before the date of the proposed Borrowing (or such later time as may be reasonably acceptable to the Administrative Agent). Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a) whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;

(b) the aggregate amount of such Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be an ABR Borrowing or a Benchmark Rate Borrowing;

(e) in the case of a Benchmark Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(f) the location and number of the Borrower’s account to which funds are to be disbursed; and

(g) that, in the case of a Revolving Borrowing, the conditions set forth in Section 4.02(b) and Section 4.02(c) are satisfied as of the date of the notice and, in the case of a Delayed Draw Term Loan Borrowing, the conditions set forth in Section 4.03(b) and 4.03(c) are satisfied as of the date of the notice.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Benchmark Rate Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Evidence of Debt; Repayment of Loans. (a) Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09 and (ii) the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the Register maintained pursuant to paragraph (c) above shall be conclusive evidence, absent manifest error, of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower and the other Loan Parties to pay, and perform, the Obligations in accordance with the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such entries, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e) Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall promptly (and, in all events, within seven Business Days of receipt of such written notice), execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit F-1, F-2, F-3 or F-4, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

Section 2.05 Fees. (a) Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) a commitment fee (a “Commitment Fee”) equal to 0.50% per annum of the average daily unused amount of each Revolving Commitment of such Revolving Lender during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans of such Lender.

(b) Delayed Draw Ticking Fees

(i) The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Loan A Lender (other than any Defaulting Lender) a commitment fee (the “Delayed Draw Term Loan A Ticking Fee”), which shall accrue at a rate per annum equal to the Delayed Draw Term Loan A Commitment Fee Rate applicable to the Delayed Draw Term Loan A Commitments of such Class on the actual amount of the unused Delayed Draw Term Loan A Commitments of such Class of such Delayed Draw Term Loan A Lender calculated based upon the actual number of days elapsed over a 360-day year for the period from and including the Closing Date to the date on which such Lender’s Delayed Draw Term Loan A Commitment of such Class terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December for the quarterly period then ended and on the Delayed Draw Term Loan A Commitment Expiration Date. The Delayed Draw Term Loan A Ticking Fee shall be distributed to the applicable Delayed Draw Term Loan A Lenders pro rata in accordance with the amount of each such Delayed Draw Term Loan A Lender’s Delayed Draw Term Loan A Commitment.

(ii) The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Loan B Lender (other than any Defaulting Lender) a commitment fee (the “Delayed Draw Term Loan B Ticking Fee”), which shall accrue at a rate per annum equal to the Delayed Draw Term Loan B Commitment Fee Rate applicable to the Delayed Draw Term Loan B Commitments of such Class on the actual amount of the unused Delayed Draw Term Loan B Commitments of such Class of such Delayed Draw Term Loan B Lender calculated based upon the actual number of days elapsed over a 360-day year for the period from and including the Second Amendment Effective Date to the date on which such Lender’s Delayed Draw Term Loan B Commitment of such Class terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December for the quarterly period then ended and on the Delayed Draw Term Loan B Commitment Expiration Date. The Delayed Draw Term Loan B Ticking Fee shall be distributed to the applicable Delayed Draw Term Loan B Lenders pro rata in accordance with the amount of each such Delayed Draw Term Loan B Lender’s Delayed Draw Term Loan B Commitment.

(c) Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Agent Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”).

(d) Other Fees. Borrower agrees to pay the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between Borrower and the applicable Agents.

(e) Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Borrower shall pay the Fees provided under (i) Section 2.05(d) directly to the Agents and (ii) Sections 2.05(g) and 2.05(h) directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

(f) Letter of Credit Fees. The Borrower also agrees to pay to the Revolving Lenders letter of credit fees equal to (i) the Applicable Margin for Revolving Loans that are Benchmark Rate Loans, times (ii) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination); provided, during any period during which default rate interest is applicable under Section 2.06(c), the percentage referred to in the foregoing clause (i) shall be the Applicable Margin for Revolving Loans that are Benchmark Rate Loans plus 2.00% per annum. Accrued letter of credit shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitment terminates. Letter of credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(g) Fronting Fees. The Borrower also agrees to pay directly to the Issuing Bank, for its own account, a fronting fee equal to (i) 0.125% per annum, times (ii) the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination). Accrued fronting fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitment terminates. Fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(h) Documentary and Processing Charges. The Borrower also agrees to pay directly to the Issuing Bank, for its own account, such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(i) Exit Fee. Upon the occurrence of any Prepayment Premium Event, the Borrower shall pay to the Administrative Agent, for the account of each Term Loan Lender in accordance with their Pro Rata Percentage, a fee (in addition to and not a substitution for the payments of principal, interest and other fees payable hereunder), equal to 3.00% of the aggregate principal amount of Term Loans so paid or prepaid (such fee, the “Exit Fee”).

Section 2.06 Interest on Loans. (a) Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.06(c), the Loans comprising each Benchmark Rate Borrowing shall bear interest at a rate per annum equal to the Benchmark Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default under (x) Section 8.01(a), 8.01(g) or 8.01(h), automatically, and (y) any other provision of Section 8.01, at the election of the Required Lenders, (i) the outstanding principal and, to the extent permitted under applicable law, accrued and unpaid interest in respect of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the non-default rate applicable to the respective Loans from time to time and (y) all other overdue amounts owing under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the non-default rate then applicable to ABR Loans from time to time (the “Default Rate”); provided that this Section 2.06(c) shall not apply during the Third Amendment Specified Period.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Benchmark Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All per annum interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Benchmark Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

(f) Notwithstanding the requirements in this Agreement that interest shall be paid in cash, solely to the extent that the Borrower has delivered written notice to the Administrative Agent (such election, a “PIK Toggle Election”) not more than ten (10) Business Days prior to, but not less than three (3) Business Days prior to the first Interest Payment Date for which the Borrower wishes to make a PIK Toggle Election, the Borrower shall be permitted to pay up to the applicable PIK’d Amount of the interest owing on such Interest Payment Date pursuant to clauses (a) and (b) of this Section 2.06 (the “Specified Contractual Interest Rate”) in-kind by adding the amount of such interest to the outstanding principal amount of the outstanding Term Loans on such interest payment date (whereupon from and after any such date such capitalized amounts shall also accrue interest pursuant to the foregoing provisions of this Section 2.06 (including this clause (f))). If, after making a PIK Toggle Election, the Borrower has delivered written notice to the Administrative Agent not more than ten (10) Business Days prior to, but not less than three (3) Business Days prior to the next Interest Payment Date that it has elected to pay 100% of the interest owing on such Interest Payment Date pursuant to clauses (a) and (b) of this Section 2.06 in cash, then the Borrower shall not be permitted to make a future PIK Toggle Election without the consent of the Required Term Loan Lenders.

(g) The Borrower agrees to pay to the Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by the Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Benchmark Rate Loans, and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Benchmark Rate Loans. Interest payable pursuant to this Section 2.06(g) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the Issuing Bank of any payment of interest pursuant to this Section 2.06(g), the Issuing Bank shall distribute to each Revolving Lender, out of the interest received by the Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event the Issuing Bank shall have been reimbursed by the Revolving Lenders for all or any portion of such honored drawing, the Issuing Bank shall distribute to each Revolving Lender which has paid all amounts payable by it under Section 2.17(e) with respect to such honored drawing such Revolving Lender’s Pro Rata Percentage of any interest received by the Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Revolving Lenders for the period from the date on which the Issuing Bank was so reimbursed by the Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.

(h) In connection with the use or administration of Term SOFR, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.07 Termination and Reduction of Commitments. (a) Unless previously terminated, the Initial Term Loan Commitments in effect on the Closing Date shall automatically terminate upon the funding of the Initial Term Loans on the Closing Date and the Delayed Draw Term Loan Commitments shall automatically terminate (i) in the event a Delayed Draw Term Loan is funded, upon the making of such Delayed Draw Term Loan in a corresponding amount and (B) in any event, on the applicable Delayed Draw Term Loan Commitment Expiration Date. Subject to the provisions of clause (b) below, the Revolving Commitments shall automatically terminate on the Revolving Maturity Date.

(b) At its option, the Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class (other than Delayed Draw Term Loans, which may be reduced or terminated as provided in Section 2.07(d) below); provided that (i) each reduction of the Commitments of any Class (other than Delayed Draw Term Loans) shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction (which effective date shall be a Business Day), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.07(c) shall be irrevocable; provided, that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of any other credit facilities, the closing of a securities offering or other refinancing of the Facilities, in which case, such notice may be revoked by Borrower (by written notice to the Administrative Agent during normal business hours on the Business Day prior to the specified effective date of such termination) if such condition is not satisfied and the Borrower shall pay any amounts due under Section 2.13, if any, in connection with any such revocation. With respect to the effectiveness of any such other credit facilities, the closing of any such securities offering, the Borrower may, subject to paying any amounts due under Section 2.13 with respect to such proposed extension, extend the date of termination to a Business Day occurring within three Business Days of the then effective termination date at any time during normal business hours prior to the then effective termination date with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned). Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(d) Upon delivering the notice required by Section 2.07(e), the Borrower may at any time terminate or from time to time reduce the Delayed Draw Term Loan Commitments of any Class; provided that each reduction of the Delayed Draw Term Loan Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 or if less, the remaining amount thereof.

(e) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the applicable Delayed Draw Term Loan Commitment, as applicable, under Section 2.07(d) in writing at least three (3) Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise each applicable Delayed Draw Term Loan Lender of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07(e) shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions or contingencies, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any effective termination or reduction of any applicable Delayed Draw Term Loan Commitment pursuant to this Section 2.07(e) shall be permanent. Upon any reduction of any applicable Delayed Draw Term Loan Commitment, such Delayed Draw Term Loan Commitment of each applicable Delayed Draw Term Loan Lender of the relevant Class shall be reduced by such Delayed Draw Term Loan Lender’s applicable Pro Rata Percentage of such reduction amount.

Section 2.08 Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Benchmark Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Benchmark Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07(c). Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than ten Benchmark Rate Borrowings outstanding hereunder at any one time.

(b) To make an election pursuant to this Section 2.07(c), the Borrower shall deliver, by hand delivery, email through a “pdf” copy or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing or Term Borrowing the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Benchmark Rate Borrowing; and

(iv) if the resulting Borrowing is a Benchmark Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Benchmark Rate Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If an Interest Election Request with respect to a Benchmark Rate Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent, at the direction of the Required Lenders, may require, by notice to the Borrower, that (i) no outstanding Borrowing may be converted to or continued, after any then-applicable Interest Period, as a Benchmark Rate Borrowing and (ii) unless repaid, each Benchmark Rate Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09 Amortization of Term Borrowings.

(a) The Borrower shall pay to the Administrative Agent, for the account of the Initial Term Lenders, on the last calendar day of each calendar quarter, or if any such date is not a Business Day, on the immediately following Business Day (each such date, an “Initial Term Loan Repayment Date”), commencing on May 31, 2025, a principal amount of the Initial Term Loans equal to 0.25% of the original aggregate principal amount of Initial Term Loans (as adjusted from time to time pursuant to Section 2.10(g) and in connection with any additional Term Loans made pursuant to Section 2.19), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) The Borrower shall pay to the Administrative Agent, for the account of the Delayed Draw Term Loan A Lenders on the last day of each calendar quarter (or, if an such date is not a Business Day, on the immediately following Business Day) (each such date, a “Delayed Draw Term Loan A Repayment Date”), commencing on May 31, 2025, a principal amount of the funded Delayed Draw Term A Loans equal to 0.25% of the original aggregate principal amount of each funded Delayed Draw Term A Loan, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(c) The Borrower shall pay to the Administrative Agent, for the account of the Delayed Draw Term Loan B Lenders on the last day of each calendar quarter (or, if an such date is not a Business Day, on the immediately following Business Day) (each such date, a “Delayed Draw Term Loan B Repayment Date”), commencing on May 31, 2025, a principal amount of the funded Delayed Draw Term B Loans equal to 0.25% of the original aggregate principal amount of each funded Delayed Draw Term B Loan, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(d) To the extent not previously paid, all Term Loans shall be due and payable on the applicable Term Loan Maturity Date.

Section 2.10 Optional and Mandatory Prepayments of Loans. (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, or to permanently reduce any portion of the Commitment, subject to any reimbursement required under Section 2.13 and the requirements of this Section 2.10; provided that each optional partial prepayment or permanent reduction in any Commitment shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 or, if less, the outstanding principal amount of such Borrowing.

(b) Revolving Loan Prepayments. (i) In the event of the termination of all the Revolving Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings.

(ii) In the event of any partial reduction of the unutilized portion of Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, repay or prepay Revolving Borrowings in an aggregate amount sufficient to eliminate such excess.

(iii) In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect, the Borrower shall, without notice or demand, immediately repay or prepay Revolving Borrowings in an aggregate amount sufficient to eliminate such excess. If after giving effect to any prepayments required pursuant to the immediately preceding sentence, the Revolving Exposure exceeds the aggregate Revolving Commitments, the Borrower shall immediately Cash Collateralize the Letter of Credit Obligations in an amount equal to such excess.

(c) Asset Sales and Casualty Events. Not later than five (5) Business Days following the receipt by any Company of any Net Cash Proceeds of any Asset Sale or Casualty Event, the Borrower shall apply 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(f) and (g)~~; provided that:~~.

~~(i) no such prepayment shall be required under this clause (c) to the extent the aggregate Net Cash Proceeds of all Casualty Events, Asset Sales or series of related Asset Sales do not result in more than $1,000,000 in any fiscal year (the “Asset Disposition Threshold” and the Net Cash Proceeds in excess of the Asset Disposition Threshold, the “Excess Net Cash Proceeds”);~~

~~(ii) such Excess Net Cash Proceeds shall not be required to be so applied on such date to the extent that the Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Excess Net Cash Proceeds are expected to be reinvested in assets used or useful in the business (other than ordinary course current assets) of the Borrower and the other Loan Parties within 365 days following the date of such Casualty Event or Asset Sale (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided, that if the Property subject to such Casualty Event or Asset Sale constituted Collateral, then all Property purchased or otherwise acquired with the Excess Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties to the extent required by Sections 5.10 and 5.11; and~~

~~(iii) if all or any portion of such Excess Net Cash Proceeds permitted to be reinvested pursuant to clause (ii) above is not contractually committed to be so reinvested within such 365-day period (and actually reinvested within 180 days after such contractual commitment was entered into), such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c);~~

(d) Debt Issuance. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance by any Company (other than Indebtedness permitted by this Agreement (other than Indebtedness pursuant to Section 2.21 to refinance all or a portion of the Term Loans or New Term Loans)), the Borrower shall make prepayments in accordance with Sections 2.10(f) and (g) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

(e) Excess Cash Flow. No later than five (5) Business Days after the date on which the audited financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are required to be delivered pursuant to Section 5.01(a) (for the avoidance of doubt, commencing with the fiscal year of the Borrower after the Closing Date), the Borrower shall make prepayments in accordance with Sections 2.10(f) and (g), in an aggregate principal amount equal to the following percentage of Excess Cash Flow (such percentage, the “Required ECF Percentage”) for the Excess Cash Flow Period then ended based on the Secured Leverage Ratio at the end of such Excess Cash Flow Period then ended:

[***]

(f) Application of Prepayments.

(i) Mandatory Prepayments. Except as may be set forth in any Incremental Loan Amendment, any Extension Amendment (as defined below) or any Refinancing Amendment, all amounts required to be paid pursuant to Sections 2.10(c), 2.10(d) and 2.10(e) shall be applied pro rata to the outstanding Term Loans of each Class (or, in the case of the incurrence of Credit Agreement Refinancing Indebtedness, to the Term Loans of the Class or Classes to be refinanced with the proceeds of such Credit Agreement Refinancing Indebtedness), and to the remaining unpaid amortization payments required under Section 2.09 thereof as directed by the Borrower at the time of the respective prepayment (or, in the absence of such direction, in direct order of maturity to the remaining unpaid amortization payments required under Section 2.09).

(ii) Optional Prepayments. Except as may be set forth in any Incremental Loan Amendment, any Extension Amendment or any Refinancing Amendment, all amounts applied to the voluntary prepayment of any Term Loan pursuant to Section 2.10(a) shall be applied pro rata to the outstanding Term Loans of each Class, and to the remaining unpaid amortization payments required under Section 2.09 thereof as directed by the Borrower at the time of the respective prepayment (or, in the absence of such direction, in direct order of maturity to the remaining unpaid amortization payments required under Section 2.09). Within the parameters of the applications set forth above, prepayments shall be applied first to ABR Loans and then to Benchmark Rate Loans in direct order of Interest Period maturities. All prepayments of Benchmark Rate Loans under this Section 2.10(f) shall be subject to Section 2.13.

(g) Notice of Prepayment. Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder (i) in the case of prepayment of a Benchmark Rate Borrowing, not later than Noon, New York City time, on the third Business Day before the date of prepayment (or such later time as may be agreed to by Administrative Agent in its sole discretion) and (ii) in the case of prepayment of an ABR Borrowing, not later than Noon, New York City time, one Business Day before the date of prepayment (or such later time as may be agreed to by Administrative Agent in its sole discretion). Each such notice shall be irrevocable, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked or extended if such termination is revoked or extended in accordance with Section 2.07. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

(h) Waiver of Mandatory Prepayments. Notwithstanding the foregoing provisions of this Section 2.10, (i) in the case of any mandatory prepayment of the Term Loans, Term Loan Lenders, as applicable, may waive by written notice to the Borrower and the Administrative Agent on or before the date on which such mandatory prepayment would otherwise be required to be made hereunder the right to receive the amount of such mandatory prepayment of the Term Loans, as applicable, (ii) any amounts not applied to the prepayment of Term Loans, as applicable, shall be applied instead to the prepayment of outstanding Revolving Loans (but without any corresponding reduction in Revolving Commitments) and (iii) so long as no Default or Event of Default has occurred and is continuing, to the extent there are any prepayment amounts remaining after the foregoing application, such amounts shall be paid promptly by the Administrative Agent to the Borrower.

(i) Loan Call Protection. In the event that, prior to the fourth anniversary of the Second Amendment Effective Date, (i) the Borrower makes any prepayment or repayment of Initial Term Loans and/or Delayed Draw Term Loans pursuant to Section 2.10(a), 2.10(c) and 2.10(d), (ii) the Borrower makes any prepayment or repayment of Initial Term Loans and/or Delayed Draw Term Loans in whole or in part following a Change in Control or an acceleration of the Initial Term Loans and/or Delayed Draw Term Loans (with the date of such prepayment or repayment, for purposes of calculating the payment required pursuant to this Section 2.10(i), to be deemed to be the date on which such Change in Control or acceleration of the Initial Term Loans and/or Delayed Draw Term Loans occurs) or (iii) the Borrower replaces any Lender in accordance with Section 2.16(b), in each case, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Lenders holding Initial Term Loans and/or Delayed Draw Term Loans (including any Lender that is replaced pursuant to Section 2.16(b)) (each such event, a “Prepayment Premium Event”), a premium equal to (w) if such event occurs prior to the first anniversary of the Second Amendment Effective Date, the sum of (i) 3.00% of the aggregate principal amount of the Initial Term Loans and/or Delayed Draw Term Loans being prepaid or repaid (or mandatorily assigned) plus (ii) the present value, as reasonably determined by the Administrative Agent (acting at the direction of the Required Lenders), at such date of prepayment, repayment or assignment of all required remaining scheduled interest payments due on the Initial Term Loans and/or Delayed Draw Term Loans through the first anniversary of the Second Amendment Effective Date (excluding accrued and unpaid interest to, but excluding, the date of such prepayment, repayment or assignment) computed using a discount rate equal to the Treasury Rate as of such date of prepayment, repayment or assignment plus 50 basis points, (x) if such event occurs after the first anniversary of the Second Amendment Effective Date but on or prior to the second anniversary of the Second Amendment Effective Date, 3.00% of the aggregate principal amount of the Initial Term Loans and/or Delayed Draw Term Loans being prepaid or repaid (or mandatorily assigned), (y) if such event occurs on or after the second anniversary of the Second Amendment Effective Date but prior to the third anniversary of the Second Amendment Effective Date, 2.00% of the aggregate principal amount of the Initial Term Loans and/or Delayed Draw Term Loans being prepaid or repaid (or mandatorily assigned) and (z) if such event occurs on or after the third anniversary of the Second Amendment Effective Date but prior to the fourth anniversary of the Second Amendment Effective Date, 1.00% of the aggregate principal amount of the Initial Term Loans and/or Delayed Draw Term Loans being prepaid or repaid (or mandatorily assigned) (such premiums, the “Prepayment Premium”). Without limiting the generality of the foregoing, it is understood and agreed that if the Initial Term Loans and/or Delayed Draw Term Loans are accelerated or otherwise become due prior to the Final Maturity Date, in each case, in respect of any Event of Default (including upon the occurrence of an Event of Default under Section 8.01(g) or 8.01(h) (including the acceleration of claims by operation of law)), any Prepayment Premium or Exit Fee that would otherwise be applicable with respect to a prepayment of the Initial Term Loans and/or Delayed Draw Term Loans at such time pursuant to Section 2.10(a) will also be due and payable on the date of such acceleration or such other prior due date as though the Initial Term Loans and/or Delayed Draw Term Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof. Any premium payable above or the Exit Fee shall be presumed to be the liquidated damages sustained by each Lender and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT PREMIUM OR THE EXIT FEE IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) each of the Prepayment Premium and the Exit Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) each of the Prepayment Premium and the Exit Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium and the Exit Fee; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.

(j) Foreign Subsidiary Restrictions. Notwithstanding any other provisions of this Section 2.10, (A) to the extent that any or all of the Net Cash Proceeds of any Asset Sale or Casualty Event by a Foreign Subsidiary or the portion of Excess Cash Flow for any Excess Cash Flow Period attributable to a Foreign Subsidiary are prohibited, restricted or delayed from being repatriated to the United States, or such repatriation or prepayment would present a material risk of liability for the applicable Foreign Subsidiary or its directors or officers (or would give rise to a material risk of breach of fiduciary or statutory duties by any director or officer), the Borrower shall not be required to make a prepayment at the time provided in this Section 2.10 with respect to such affected amounts, and instead, such amounts may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to use commercially reasonable efforts to otherwise cause the applicable Foreign Subsidiary following the date on which the respective payment would otherwise have been required, promptly to take all actions reasonably required by the applicable local law or other impediment to permit such repatriation), and if following the date on which the respective payment would otherwise have been required, such repatriation of any of such Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or other impediment (or is otherwise received by the Borrower or a Subsidiary Guarantor), such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than three (3) Business Days after such repatriation could be made) applied (whether or not repatriation actually occurs) to the repayment of the Term Loans pursuant to this Section 2.10 to the extent provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all Net Cash Proceeds or Excess Cash Flow could reasonably be expected to have an adverse Tax consequence that is not de minimis (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (B), on or before the date that is twelve months after the date on which any Net Cash Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to this Section 2.10(e), the Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than a Foreign Subsidiary, less the amount of additional Taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated.

Section 2.11 Making or Maintaining Benchmark Rate Loans. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.11, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Reference Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Benchmark Rate Loans, and any right of the Borrower to continue Benchmark Rate Loans or to convert ABR Loans to Benchmark Rate Loans, shall be suspended (to the extent of the affected Benchmark Rate Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Benchmark Rate Loans (to the extent of the affected Benchmark Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected Benchmark Rate Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13. Subject to 2.11(b) if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark Rate, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark Rate for all purposes hereunder and under any Loan Document in respect of such Benchmark Rate setting and subsequent Benchmark Rate settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark Rate for all purposes hereunder and under any Loan Document in respect of any Benchmark Rate setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Adjusted Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(c) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark Rate pursuant to Section 2.11(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.

(e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark Rate is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark Rate is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent, in consultation with the Borrower and in its reasonable discretion or (B) the Term SOFR Administrator or the regulatory supervisor for the administrator of such Benchmark Rate has provided a public statement or publication of information announcing that any tenor for such Benchmark Rate is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark Rate settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark Rate (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark Rate (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark Rate settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Benchmark Rate Borrowing of, conversion to or continuation of Benchmark Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark Rate is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark Rate or such tenor for such Benchmark Rate, as applicable, will not be used in any determination of Alternate Base Rate.

Section 2.12 Increased Costs; Change in Legality. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Property of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Benchmark Rate) or the Issuing Bank;

(ii) subject the Administrative Agent, any Lender, the Issuing Bank or such other Recipient to any Taxes (other than (x) Excluded Taxes and (y) Indemnified Taxes that are covered by Section 2.15) on or with respect to its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable to any Loan or Commitment; or

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Benchmark Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to increase the cost to the Administrative Agent, such Lender or such Lender’s holding company, if any, to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender, Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to the Administrative Agent, such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than 270 days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below. The protection of this Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(b) If any Lender or Issuing Bank determines (in good faith in its reasonable discretion) that any Change in Law regarding Capital Requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank to a level below that which such Lender or the Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or Issuing Bank’s holding company, for any such reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than 270 days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below.

(c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, the Issuing Bank or their respective holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, except as otherwise expressly provided in subsection (a) and (b) above; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefore (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effective thereof).

(e) If any Lender determines in good faith in its reasonable discretion that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Benchmark Rate Loans, or to determine or charge interest rates based upon the Benchmark Rate, or any Governmental Authority has imposed material restrictions (other than such restrictions which are compensated for comprehensively under Section 2.12(a)) on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Benchmark Rate Loans or to convert ABR Loans to Benchmark Rate Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the Benchmark Rate, to make ABR Loans as to which the interest rate is determined with reference to the Benchmark Rate shall be suspended until such Lender notifies in writing the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, within three Business Days after demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Benchmark Rate Loans of such Lender and ABR Loans as to which the interest rate is determined with reference to the Benchmark Rate to ABR Loans as to which the rate of interest is not determined with reference to the Benchmark Rate, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Benchmark Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Benchmark Rate Loans or a ABR Loan as to which the interest rate is determined with reference to the Benchmark Rate. Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Benchmark Rate Loans or ABR Loans as to which the interest rate is determined with reference to the Benchmark Rate, that Lender shall remain committed to make ABR Loans as to which the rate of interest is not determined with reference to the Benchmark Rate and shall be entitled to recover interest at such Alternate Base Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(f) For purposes of paragraph (e) of this Section 2.12, a written notice to the Borrower by any Lender shall be effective as to each Benchmark Rate Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Benchmark Rate Loan; in all other cases such notice shall be effective on the date of receipt by Borrower.

Section 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Benchmark Rate Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Benchmark Rate Loan earlier than the last day of the Interest Period applicable thereto, to the extent thereof, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto, to the extent thereof, or (d) the assignment of any Benchmark Rate Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by

Borrower pursuant to Section 2.16, to the extent thereof, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Benchmark Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender in good faith to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Benchmark Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), in excess of (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within seven Business Days after receipt thereof.

Notwithstanding any of the other provisions of this Section 2.13, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Benchmark Rate Loans is required to be made under Section 2.10 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to Section 2.10 in respect of any such Benchmark Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.10. Such deposit shall constitute cash collateral for the Benchmark Rate Loans to be so prepaid, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to Section 2.10.

Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 520 Madison Avenue, New York, New York 10022 (or such other office as the Administrative Agent shall specify in writing to the Borrower), except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. Other than as permitted by Sections 2.16(b), 2.19, 2.20, 2.21 and 11.04, and subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non‑Defaulting Lenders as opposed to Defaulting Lenders, each payment by the Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under the Security Documents), obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Term Loans and accrued interest thereon than the proportion received by any other Lender, then the

Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or Term Loans or participations in Letters of Credit to any assignee or participant, other than to any Company or any Affiliates thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party pursuant to this Agreement in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

(d) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d) or 11.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.15 Taxes.

(a) Any and all payments by or on account of any obligation of any of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes; provided that if applicable Legal Requirements (as determined in the good faith discretion of an applicable withholding agent) shall require deduction or withholding of any Tax from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such deductions or withholdings as required by applicable Legal Requirements and (iii) the applicable withholding agent shall timely pay, or cause to be paid, the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements.

(b) In addition, but without duplication of any obligation under the immediately preceding subsection (a), the Borrower and any other Loan Party shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.

(c) Borrower and all other Loan Parties shall jointly and severally indemnify the Administrative Agent, each Lender and each other Recipient, within ten Business Days after written demand therefor, for the full amount of any

Indemnified Taxes payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15, but, for the avoidance of doubt, without duplication of any amounts withheld or deducted by the applicable withholding agent and for which the Recipient has been paid pursuant to clause (i) of Section 2.15(a)) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Recipient (in each case, with a copy delivered concurrently to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes pursuant to this Section 2.15 and in any event within thirty (30) days following any such payment being due by Borrower or any other Loan Party to a Governmental Authority, the Borrower or any other Loan Party, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower or any other Loan Party fails to pay any Indemnified Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower or such Loan Party shall indemnify the Administrative Agent, each Lender and each other Recipient for any incremental Taxes or expenses that may become payable by the Administrative Agent, such Lender or such other Recipient, as the case may be, as a result of any such failure.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent or as prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding (including backup withholding) or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and delivery of such documentation (other than such documentation set forth in Section 2.15(e)(i), Section 2.15(e)(ii) or Section 2.15(e)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or delivery would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, each Foreign Lender (as well as the Administrative Agent, in the event the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code)) shall (i) furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a party hereto, either (a) two executed copies of U.S. Internal Revenue Service Forms W-8BEN, or W-8BEN-E, claiming the benefits under any applicable income tax treaty (or successor form), (b) two executed copies of U.S. Internal Revenue Service Forms W-8ECI (or successor form), (c) two executed copies of U.S. Internal Revenue Service Forms W-8IMY (or successor form) and certification documents from each beneficial owner, as applicable, or (d) two executed copies of U.S. Internal Revenue Service Forms W-8EXP (or successor form), together with any required schedules or attachments, certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, as may be applicable, and (ii) to the extent it may lawfully do so at such times, provide Borrower and the Administrative Agent a new copy of U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, U.S. Internal Revenue Service Form W-8ECI, or U.S. Internal Revenue Service Form W-8IMY or U.S. Internal Revenue Service Form W-8EXP (in each case, together with any required schedules or attachments) upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of the Borrower or the Administrative Agent, to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” shall furnish a “U.S. Tax Certificate” in the form of Exhibit G-1 attached to such

Foreign Lender’s U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E; provided, further, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(ii) Each Recipient that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a Recipient hereunder executed copy of U.S. Internal Revenue Service Form W-9 establishing that such Recipient is not subject to U.S. backup withholding or shall otherwise establish an exemption from U.S. backup withholding, and provide a new U.S. Internal Revenue Service Form W-9 upon obsolescence of any previously delivered form.

(iii) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Recipient has or has not complied with such Recipient’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 2.15(e), “FATCA” shall include any amendment made to FATCA after the date of this agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding the foregoing, this Section 2.15(e) shall not require any Recipient to provide any forms or documentation that it is not legally entitled to provide.

(f) If the Administrative Agent or a Lender determines in its sole discretion, exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender is required to repay all or a portion of such refund to the relevant Governmental Authority, the Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender within three Business Days after receipt of written notice that the Administrative Agent or such Lender is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender to make available its Tax Returns or any other information which it deems confidential to the Borrower or any other person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Indemnified Taxes had never been paid.

(g) Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h) For purposes of this Section 2.15, the term “Lender” includes the Issuing Bank.

Section 2.16 Mitigation Obligations; Replacement of Lenders.

(a) Mitigation of Obligations. If any Lender requests compensation under Section 2.12(a) or (b), or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender if requested by Borrower shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce materially amounts payable pursuant to Section 2.12(a), 2.12(b), or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense, (iii) would not require such Lender to take any action materially inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be materially disadvantageous to such Lender. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

(b) Replacement of Lenders. In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12(a) or (b), (ii) any Lender delivers a notice described in Section 2.12(e), (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.15, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by Borrower that requires the consent of 100% of the Lenders or 100% of all affected Lenders, and which, in each case, has been consented to by Required Lenders or (v) any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or other extensions of credit hereunder, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (u) in the case of any such assignment resulting from a claim for compensation under Section 2.12(a) or (b) or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter, (v) in the case of any assignment resulting from the circumstances described in clause (iv) above, the applicable assignee shall have consented to the applicable amendment, waiver or other modification, (w) except in the case of clause (iv) above if the effect of such amendment, waiver or other modification of the applicable Loan Document would cure all Defaults and Events of Defaults then ongoing, no Default or Event of Default shall have occurred and be continuing, (x) such assignment shall not conflict with any applicable Legal Requirement, (y) to the extent required pursuant to Section 11.04(b)(v), the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in Letters of Credit of such Lender affected by such assignment plus all Fees and other amounts owing to or accrued for the account of such Lender or Administrative Agent hereunder (including the Prepayment Premium, the Exit Fee, any amounts under Sections 2.12 and 2.13 and the assignment fee described in Section 11.04(b)(iii)); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.12(a) or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (a) of this Section 2.16), or if such Lender shall waive its right to claim further compensation under Section 2.12(a) or (b) in respect of such circumstances or event or shall withdraw its notice under Section 2.12(e) or shall waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent (other than any Lender upon written request at the sole discretion of the Administrative Agent) an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.16(b). Notwithstanding anything to the contrary herein, no Lender that acts as Issuing Bank may be replaced hereunder (other than with respect to any Term Loans) at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory thereto (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory thereto or Cash Collateral) have been made in respect of such outstanding Letters of Credit.

Section 2.17 Letters of Credit.

(a) Letters of Credit. At any time on or after the Closing Date and prior to the date that is 30 days prior to the Revolving Maturity Date, subject to the terms and conditions hereof, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower or any Subsidiary (provided, that in the case of any Letter of Credit issued for a Subsidiary that is not a Guarantor, the Borrower shall be the co-applicant with respect thereto) in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the Issuing Bank; (iii) after giving effect to such issuance, in no event shall the aggregate amount of Revolving Exposures exceed the aggregate amount of Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Obligations exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (A) the date that is five Business Days prior to the Revolving Maturity Date and (B) the date which is one year from the date of issuance of such Letter of Credit or such longer period of time as agreed to by the Issuing Bank; and (vi) in no event shall any commercial Letter of Credit be issued if such commercial Letter of Credit is otherwise unacceptable to the Issuing Bank in its reasonable discretion. Subject to the foregoing, the Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless the Issuing Bank elects not to extend for any such additional period; provided, the Issuing Bank shall not be required to extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time the Issuing Bank must elect to allow such extension.

(b) Notice of Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Administrative Agent an Issuance Notice no later than 12:00 noon (New York City time) at least two Business Days, or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 4.02, the Issuing Bank shall issue the requested Letter of Credit only in accordance with the Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the Issuing Bank shall promptly notify each Revolving Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Revolving Lender’s respective participation in such Letter of Credit pursuant to Section 2.17(e).

(c) Responsibility of the Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of the Issuing Bank to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.17(c), the Borrower shall retain any and all rights it may have against the Issuing Bank for any liability arising solely out of the gross negligence, bad faith or willful misconduct of the Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d) Reimbursement by Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event the Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrower and the Administrative Agent, and the Borrower shall reimburse the Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting each Revolving Lender to make Revolving Loans that are ABR Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) regardless of whether the conditions specified in Section 4.02 are satisfied and without giving effect to the limitation set forth in the proviso to Section 2.01(b), each Revolving Lender shall, on the Reimbursement Date, make Revolving Loans that are ABR Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing; and provided, further, if for any reason proceeds of Revolving Loans are not received by the Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.17(d) shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this Section 2.17(d).

(e) Revolving Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Percentage (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower shall fail for any reason to reimburse the Issuing Bank as provided in Section 2.17(d), the Issuing Bank shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Percentage of the Revolving Commitments. Each Revolving Lender shall make available to the Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank. In the event that any Revolving Lender fails to make available to the Issuing Bank on such business day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.17(e), the Issuing Bank shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for three Business Days at the rate customarily used by the Issuing Bank for the correction of errors among banks and thereafter at the Alternate Base Rate. Nothing in this Section 2.17(e) shall be deemed to prejudice the right of any Revolving Lender to recover from the Issuing Bank any amounts made available by such Revolving Lender to the Issuing Bank pursuant to this Section 2.17 in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Revolving Lender constituted gross negligence, bad faith or willful misconduct on the part of the Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction. In the event the Issuing Bank shall have been reimbursed by other Revolving Lenders pursuant to this Section 2.17(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Revolving Lender which has paid all amounts payable by it under this Section 2.17(e) with respect to such honored drawing such Revolving Lender’s Pro Rata Percentage of all payments subsequently received by the Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address as such Revolving Lender may request.

(f) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by the Revolving Lenders pursuant to Section 2.17(d) and the obligations of the Revolving Lenders under Section 2.17(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank, Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by the Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence, bad faith or willful misconduct of the Issuing Bank under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(g) Indemnification. Without duplication of any obligation of the Borrower under Section 11.03, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable and documented fees, expenses and disbursements of outside counsel or, without duplication, allocated costs of internal counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Issuing Bank, other than as a result of (A) the gross negligence, bad faith or willful misconduct of the Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of the Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h) Cash Collateralization - Borrower. In the event that any Letter of Credit is outstanding at the time that the Borrower prepays, or is required to repay, the Obligations (other than unasserted contingent indemnification obligations) or the Revolving Commitments are terminated, the Borrower shall (i) Cash Collateralize the Issuing Bank’s Letter of Credit Obligations in an amount not less than the Minimum Collateral Amount, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (ii) prepay the fee payable under Section 2.05(f) with respect to such Letters of Credit for the full remaining term of such Letters of Credit. Upon termination of any such Letter of Credit and so long as no Event of Default then exists, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to the Borrower, together with the deposit described in the preceding clause (i) to the extent not previously applied by the Administrative Agent in the manner described herein.

(i) Cash Collateralization - Defaulting Lenders. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.18 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.17(i) or Section 2.18 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.17(i) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender) or (B) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided, subject to Section 2.18(a)(v), the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other Letter of Credit Obligations; provided, further, to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

The provision of Cash Collateral by the Borrower and/or the application of Cash Collateral pursuant to this Section 2.17(i) shall be without prejudice to any claim the Borrower may have against any Defaulting Lender for failing to fund its participation in respect of any Letter of Credit Obligations. Nothing in this Section 2.17(i) shall be deemed to relieve any Defaulting Lender of its obligations hereunder.

(j) Resignation of the Issuing Bank. The Issuing Bank may resign as the Issuing Bank upon thirty days prior written notice to the Administrative Agent, Revolving Lenders and the Borrower. Upon any such notice of resignation, the Required Revolving Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Issuing Bank with the written consent of the Borrower; provided, (x) no such consent of the Borrower shall be required while an Event of Default exists and (y) such consent shall not be unreasonably withheld, delayed or conditioned, and shall be deemed to have been given unless the Borrower shall have objected to such appointment by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided, failing such appointment, the retiring Issuing Bank may appoint, on behalf of the Revolving Lenders, a successor Issuing Bank from among the Revolving Lenders or any other financial institution; provided, in no event shall any such successor Issuing Bank be a Defaulting Lender or a Disqualified Institution. At the time any such resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced the Issuing Bank. From and after the effective date of any such resignation, (i) any successor to the Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous the Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation of the Issuing Bank hereunder, the resigning Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

(k) Extensions. If the Revolving Maturity Date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the Revolving Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.17(d) and 2.17(e)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.17(h). Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Revolving Maturity Date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such Revolving Maturity Date.

Section 2.18 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or the other Loan Documents shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17(i); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17(i); sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, if (x) such payment is a payment of the principal amount of any Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders in accordance with their Pro Rata Percentages of the Revolving Commitments without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fees in accordance with Section 2.05(a) for any period during which such Lender is a Defaulting Lender

(and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit fees in accordance with Section 2.05(f) for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17(i).

(C) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Percentage (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.17(i).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held by the Lenders in accordance with their Pro Rata Percentages of the Revolving Commitments without giving effect to Section 2.18(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it shall have no Fronting Exposure after giving effect thereto.

(d) Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Revolving Commitment of any Revolving Lender that is a Defaulting Lender upon not less than five Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.18(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided, (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any Lender may have against such Defaulting Lender.

Section 2.19 Increases of Commitments.

(a) Revolving Commitments. The Administrative Agent, the Collateral Agent and the Borrower may amend this Agreement and the other Loan Documents to (i) increase the Revolving Commitments and the Letter of Credit Sublimit (any such increase a “Revolving Commitment Increase”) in an aggregate principal amount not to exceed $45,000,000.00 and (ii) make such other changes as are necessary and appropriate in the reasonable discretion of the Administrative Agent to give effect to any such Revolving Commitment Increase. In connection with any Revolving Commitment Increase pursuant to this Section 2.19(a), the Borrower may approach and accept commitments from new lenders to provide the Revolving Commitment Increase (provided that if the Administrative Agent would have consent rights with respect to such new lender under Section 11.04 herein were such new lender to take an assignment of Loans or Commitments hereunder, such new lender shall be reasonably acceptable to the Administrative Agent). Any Revolving Commitment Increase (i) may not benefit from any Guarantees or Collateral that do not benefit the Term Loans and (ii) shall otherwise be on terms and pursuant to documentation to be determined by the Borrower, the lenders providing such Revolving Commitment Increase and consented to by the Term Loan Lenders in their sole discretion. For the avoidance of doubt, upon any such Revolving Commitment Increase pursuant to this Section 2.19(a), each of the Term Loan Lenders and Revolving Lenders hereby agree to execute and deliver the Agreement Among Lenders which may provide for the Revolving Commitment Increase to be in the form of a super-priority revolver facility and which shall otherwise be in form and substance satisfactory to the Term Loan Lenders (in their sole discretion) and Revolving Lenders and irrevocably authorize and instruct the Administrative Agent and Collateral Agent to enter into the Agreement Among Lenders. This Section 2.19(a) shall supersede any provisions in Section 11.02 to the contrary.

(b) Increases of the Term Loan. The Borrower may by written request to the Administrative Agent prior to the Term Loan Maturity Date, establish one or more new Term Loan Commitments under a new term facility or under the existing term facility or any increase under an existing tranche of Term Loans (each, a “New Term Loan Commitment” and the Loans made thereunder, the “New Term Loans” or “Incremental Facilities” and each an “Incremental Facility”), the proceeds of which may be used for (A) de novo center growth, Permitted Acquisitions and similar permitted Investments and other ordinary course expansion projects not prohibited by this Agreement and (B) solely with respect to clause (ii) of the Maximum Incremental Facilities Amount and during the period set forth therein, Investments related to Sparta; provided that:

(i) the aggregate principal amount of the New Term Loan Commitments pursuant to this Section 2.19 shall not exceed the Maximum Incremental Facilities Amount. The aggregate principal amount of any requested increase in New Term Loan Commitment shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lower amount that represents all remaining availability pursuant to this Section 2.19(b)).

(ii) no Default or Event of Default shall have occurred and be continuing or would immediately occur after giving effect to such increase and the application of proceeds therefrom; provided that, solely with respect to any New Term Loans incurred in connection with a Limited Condition Acquisition, the absence of a Default or Event of Default (other than an Event of Default as a result of any of the events set forth in Sections 8.01(a), 8.01(b), 8.01(g) or 8.01(h)) shall be tested only at the time the definitive documentation for such Limited Condition Acquisition is executed;

(iii) the representations and warranties of each Loan Party set forth in Article III and in each other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) immediately prior to, and immediately after giving effect to, the incurrence of such New Term Loans (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of the respective date or for the respective period, as the case may be); provided that to the extent the proceeds of any New Term Loan are being used to finance a Limited Condition Acquisition, only the Specified Representations (and not any other representations or warranties in Article III or any of the other Loan Documents or otherwise) shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) immediately prior to, and immediately after giving effect to, the incurrence of such New Term Loans (although any Specified Representations which expressly relate to a given date or period shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of the respective date or for the respective period, as the case may be);

(iv) the New Term Loans made under this Section 2.19(b) shall have a maturity date no earlier than the later of the then existing Term Loan Maturity Date and the maturity date of any then-outstanding New Term Loans and shall have a weighted average life to maturity no shorter than the weighted average life of the then existing Term Loans and then existing New Term Loans;

(v) [reserved];

(vi) if the Weighted Average Yield applicable to the New Term Loans made pursuant to this Section 2.19(b) exceeds (x) with respect to any New Term Loans incurred as an increase to an existing Class of Term Loans, the Weighted Average Yield for such existing Class of Term Loans by more than 0.50% per annum or (y) with respect to any New Term Loans not incurred as an increase to an existing Class of Term Loans, the Weighted Average Yield for all existing Classes of Term Loans (calculated on a weighted average basis) by more than 0.50% per annum (in either case, such amount in excess of 0.50%, hereinafter referred to as the “Incremental Excess Yield”), then the Weighted Average Yield with respect to the applicable existing Term Loans of such tranche shall be increased by the Incremental Excess Yield (it being understood that any increase in the Weighted Average Yield of the existing Term Loans, may (A) take the form of upfront fees, with such upfront fees being equated to interest margins based on a four-year average life to maturity or, if less, the remaining life to maturity or (B) be accomplished by a combination of an increase in the weighted average interest rates, interest rate floors and/or upfront fees) of such New Term Loans made pursuant to this Section 2.19 (for the avoidance of doubt, the Incremental Excess Yield applicable to New Term Loans made pursuant to this Section 2.19(b) shall only be applied to existing Term Loans); provided that, any increase in yield with respect to an existing Class of Term Loans required pursuant to this clause (vi) and resulting from the application of an Benchmark Rate or Alternate Base Rate “floor” on any New Term Loans will be effected solely through an increase in such “floor” (or an implementation thereof, as applicable) in respect of any existing Class of Term Loans;

(vii) [reserved];

(viii) the New Term Loans shall not benefit from any Guarantees or Collateral that do not ratably benefit the Term Loans, and shall be secured on a pari passu basis by the Collateral securing the Term Loans (and, for the avoidance of doubt and notwithstanding anything to the contrary, such New Term Loans shall be treated as Consolidated First Lien Indebtedness for all purposes hereunder);

(ix) prior to the Delayed Draw Term Loan Commitment Expiration Dates, the Borrower may not establish an Incremental Facility consisting of New Term Loans if there are undrawn Delayed Draw Term Loan Commitments under this Agreement;

(x) after giving effect to such New Term Loan Commitments and the application of the proceeds thereof, the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.15 applicable for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such Increased Amount Date for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) (but excluding, for purposes of such calculation, New Term Loan proceeds from any Unrestricted Cash and Cash Equivalents permitted to be netted in the calculation of the financial covenants); provided, that, with respect to any Incremental Loan Amendment incurred for purposes of financing a Limited Condition Acquisition, the Borrower shall be, as of the date of the execution and delivery of the applicable definitive purchase agreement in connection with such Limited Condition Acquisition, in compliance on a Pro Forma Basis with the financial covenants applicable for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such date for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or (b);

(xi) the New Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary prepayments pursuant to Section 2.10(a) or any mandatory prepayments of Term Loans under Section 2.10(c), 2.10(d) and 2.10(e), as specified in the applicable Incremental Loan Amendment;

(xii) terms and provisions of the New Term Loans (other than upfront fees and original issue discount) shall be, except as otherwise set forth herein or in the Incremental Loan Amendment, identical to the Term Loans (it being understood that New Term Loans may be a part of the Term Loans) or otherwise reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders); and

; provided, further, that to the extent such terms and documentation are not consistent with then existing Term Loans (except to the extent relating to pricing, optional prepayment or redemption terms, call protections and premiums), they shall be either (a) reasonably satisfactory to the Administrative Agent acting at the direction of the Required Lenders (except for covenants or other provisions applicable only to the periods after the latest maturity date of any then-existing Term Loans or New Term Loans) or (b) added for the benefit of the existing Term Loans (and, if an individual term is more beneficial to the Lenders holding existing Term Loans than the corresponding term then-applicable to the existing Term Loans, such individual beneficial term or terms may be applied to the existing Term Loans without the consent of any Lender holding existing Term Loans). Any request under this Section 2.19(b) shall be submitted by the Borrower in writing to the Administrative Agent (which shall promptly forward copies to all the Lenders); provided that each such notice shall specify the date (each, an “Increased Amount Date”) on which Borrower proposes that the New Term Loan Commitments shall be effective, which shall not be less than fifteen (15) Business Days after the date on which such notice is delivered to the Administrative Agent. No Lender shall have any obligation, expressed or implied, to offer to increase the aggregate principal amount of its Term Loan Commitment. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Term Loan Commitments pursuant to this Section 2.19. No Lender which declines to increase the principal amount of its Term Loan Commitment may be replaced with respect to its existing Term Loan Commitment as a result thereof without such Lender’s consent.

(c) Each existing Lender may elect or decline, in its sole discretion, to provide an Incremental Facility; provided that any Incremental Facility shall first be offered to existing Lenders based on their Pro Rata Percentage. Borrower shall provide each then existing Lender with a request to increase the principal amount of their Term Loan Commitments no later than 12:00 p.m., New York City time five (5) Business Days prior to the Incremental Loan Response Deadline (any such request an “Incremental Loan Increase Request”). Any such Incremental Loan Increase Request received following 12:00 p.m., New York City time shall be deemed to have been delivered on the following Business Day. Each then existing Lender (collectively, the “Increasing Lenders”) that agrees to increase the principal amount of their Term Loan Commitments, or in the case of Lenders that do not have any Term Loan Commitments, that agrees to assume New Term Loans shall as soon as reasonably practicable specify in writing to the Borrower and the Administrative Agent the principal amount of the proposed New Term Loan Commitments that it is willing to assume (provided that any Lender not so responding by the Incremental Loan Response Deadline shall be deemed to have declined such Incremental Loan Increase Request). Upon expiration of the Incremental Loan Response Deadline, Borrower may then solicit and accept some or all of the rejected offered amounts from new lenders (or designate new lenders) (provided that if Administrative Agent would have consent rights with respect to such new lender under Section 11.04 herein were such new lender to take an assignment of Loans or Commitments hereunder, then such new lender shall be reasonably acceptable to the Administrative Agent (in consultation with the Borrower) (such acceptance not to be unreasonably withheld or delayed); provided, however, that, notwithstanding anything to the contrary, no new lender shall be a Loan Party or an Affiliate of a Loan Party) (each such new lender being a “New Lender”), which New Lenders may assume all or a portion of the aggregate principal amount of the applicable New Term Loan Commitments.

(d) Subject to the foregoing, any request by Borrower pursuant to Section 2.19(b) shall be effective upon (A) delivery to the Administrative Agent of each of the following documents: (i) an originally executed copy of a

Joinder Agreement signed by a duly authorized officer of each New Lender; (ii) a notice to the Increasing Lenders and New Lenders, in form and substance reasonably acceptable to the Administrative Agent, signed by a Financial Officer of the Borrower; (iii) an Officers’ Certificate of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, confirming compliance with all conditions precedent for any such increase, including, subject to the limitation in clauses (a)(ii) and (a)(iii) above, compliance with Sections 4.02(a), (b) and (c); (iv) to the extent requested by any New Lender or Increasing Lender, executed term notes issued by Borrower in accordance with Section 2.04(e); (v) an amendment (an “Incremental Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Borrower, each Increasing Lender (if any), each New Lender (if any), the Administrative Agent and, if reasonably requested by the Administrative Agent, each other Loan Party; (iv) an acknowledgement to the Agreement Among Lenders executed by each New Lender, such acknowledgment to be in customary form or any other form approved by the Administrative Agent; and (vii) any other reasonable and customary documents and officer’s certificates that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, and (B) satisfaction on the Increased Amount Date of (x) subject to the limitations set forth in clauses (a)(ii) and (a)(iii) above, each of the conditions specified in Section 4.02 (it being understood that (1) for purposes of Section 4.02(b), all references to “the date of such Credit Extension” or similar language shall be deemed to refer to the date the definitive documentation for such Limited Condition Acquisition is executed and (2) for purposes of Section 4.02(a) and (c), all references to “the date of such Credit Extension” or similar language shall be deemed to refer to the Increased Amount Date), and (y) such other conditions as the parties thereto (including Borrower) shall agree (if any). Any such increase shall, subject to Section 2.19(b), be in an aggregate principal amount equal to (A) the principal amount that Increasing Lenders are willing to assume as increases to the principal amount of their Term Loan Commitments plus (B) the principal amount offered by New Lenders with respect to the New Term Loan Commitments as adjusted by Borrower and the Administrative Agent pursuant to this Section 2.19. Notwithstanding anything to the contrary in Section 11.02, the Administrative Agent is expressly permitted, without the consent of the other Lenders, to amend the Loan Documents (including Section 2.09) to the extent necessary or appropriate in the reasonable opinion of the Administrative Agent to give effect to any New Term Loan Commitment pursuant to this Section 2.19 (which may be in the form of an amendment and restatement).

Section 2.20 Extensions of the Term Loan.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made by Borrower, from time to time on any Business Day prior to the 30th day before the applicable Term Loan Maturity Date or Revolving Maturity Date, to all Term Loan Lenders or Revolving Lenders, as applicable, on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans or Revolving Commitments then outstanding) and on the same terms to each such Term Loan Lender or Revolving Lender, as applicable, the Borrower may from time to time with the consent of any Lender that shall have accepted such offer, extend the maturity date of any Term Loans or Revolving Commitments and otherwise modify the terms of such Term Loans or Revolving Commitments of such Lender pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans or Revolving Commitments, modifying the amortization schedule in respect of such Term Loans or any other modification contemplated by this Section 2.20) (each, an “Extension”, and each group of Term Loans or Revolving Loans as so extended, as well as the original Term Loans and Revolving Loans not so extended, being a “tranche” and a separate “Class” hereunder; any Extended Term Loans shall constitute a separate tranche of Term Loans and a separate “Class” hereunder from the tranche of Term Loans from which they were converted and any Extended Revolving Loans shall constitute a separate tranche of Revolving Loans and a separate “Class” hereunder from the tranche of Revolving Loans from which they were converted), so long as the following terms are satisfied: (i) no Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the applicable Lenders, and no Event of Default shall exist immediately prior to or immediately after giving effect to the effectiveness of any Extension, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv), (v) and (vi), be determined by Borrower and set forth in reasonable detail in the relevant Extension Offer), the Term Loans or Revolving Loans, as applicable, of any Lender (an “Extending Lender”) extended pursuant to any Extension (“Extended Term Loans” or “Extended Revolving Loans”, as applicable) shall have the same terms as the tranche of Term Loans or Revolving Loans, as applicable, subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then latest Term Loan Maturity Date or Revolving Maturity Date, as applicable), (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest Term Loan Maturity Date of any tranche of Term Loans then outstanding at the time of Extension and the amortization schedule of all or a portion of any principal amount of such Extended Term

Loans may be delayed to later dates than the amortization schedule of the Terms Loans extended thereby (with any such delay resulting in a corresponding adjustment to the amortization schedule reflected on an Incremental Loan Amendment, as the case may be, with respect to the existing Term Loans from which such Extended Term Loans were extended), (iv) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans extended thereby, (v) the maturity date of any Extended Revolving Loans shall be no earlier than the latest Revolving Maturity Date of any tranche of Revolving Loans then outstanding at the time of Extension, (vi) prior to the latest Term Loan Maturity Date of any tranche of Term Loans then outstanding at the time of Extension, the amortization payments on any Extended Term Loans shall not exceed equal quarterly installments in an annual aggregate amount equal to 1% of original principal amount of such Extended Term Loans, (vii) any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Extension Offer, (viii) (A) such Extended Term Loans and Extended Revolving Loans shall not benefit from any Guarantees or Collateral that do not ratably benefit the Term Loans and Revolving Loans, respectively, (B) (x) the liens securing such Indebtedness shall not be of higher priority than the lien securing the applicable Indebtedness being extended and (y) if such Indebtedness being extended is unsecured, such Extended Term Loans and Extended Revolving Loans shall be unsecured, and (C) if such Indebtedness being extended is subordinated with respect to the Obligations, such Extended Term Loans and Extended Revolving Loans shall be subordinated at least to the same extent as such Indebtedness being extended; (ix) if the aggregate principal amount of the Term Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by Borrower pursuant to such Extension Offer, then the Term Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (x) if the aggregate principal amount of the Revolving Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments offered to be extended by Borrower pursuant to such Extension Offer, then the Revolving Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective commitment amounts with respect to which such Lenders have accepted such Extension Offer, (xi) all documentation in respect of such Extension shall be consistent with the foregoing, (xii) any applicable Minimum Extension Condition shall be satisfied unless waived by Borrower; (xiii) the interest rate margin applicable to any Extended Term Loans or Extended Revolving Loans will be determined by Borrower and the lenders providing such Extended Term Loans or Extended Revolving Loans; and (xiv) the Issuing Bank shall have consented to any Extension of the Revolving Commitments to the extent such Extension provides for the issuance or extension of Letters of Credit at any time during the extended period. No Lender shall have any obligation to agree to have any of its existing Term Loans or Revolving Commitments converted into Extended Term Loans or Extended Revolving Loans pursuant to any Extension.

(b) With respect to all Extensions consummated by Borrower pursuant to this Section 2.20, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.10 and (ii) any Extension Offer is required to be in any minimum amount of $25,000,000, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrower’s sole discretion and may be waived by Borrower) of Term Loans of any or all applicable tranches be tendered.

(c) The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments (“Extension Amendments”) to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans and Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.20.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or reasonably acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.20.

(e) This Section 2.20 shall supersede any provisions in Section 2.14 or Section 11.02 to the contrary.

Section 2.21 Refinancing Facilities.

(a) At any time after the Closing Date, the Borrower may obtain, from any Lender on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans or Revolving Commitments then outstanding) or, to the extent declined by an existing Lender after having five (5) Business Days to respond after written notice from the Agent (which shall be redeemed rejected if not received at the end of such five (5) Business Days period), any new lender (provided that if Administrative Agent would have consent rights with respect to such new lender under Section 11.04 herein were such new lender to take an assignment of Loans or Commitments hereunder, then such new lender shall be reasonably acceptable to the Administrative Agent (in consultation with the Borrower) (such acceptance not to be unreasonably withheld or delayed); provided, however, that, notwithstanding anything to the contrary, no new lender shall be a Loan Party or an Affiliate of a Loan Party) (each such new lender being an “Additional Lender”) Refinancing Term Loans, Refinancing Term Loan Commitments, Refinancing Revolving Loans or Refinancing Revolving Loan Commitments in exchange for, or to extend, renew, replace or refinance, in respect of all of the Term Loans or Revolving Loans then outstanding under this Agreement (which will be deemed to include any then-outstanding New Term Loans under any New Term Loan Commitments) and any then-outstanding Refinancing Term Loans in the form of Refinancing Term Loans or Refinancing Term Commitments or any then-outstanding Refinancing Revolving Loans in the form of Refinancing Revolving Loans or Refinancing Revolving Loan Commitments in each case, pursuant to a Refinancing Amendment, together with any applicable intercreditor agreement or other customary subordination agreement (“Refinanced Debt”); provided, that (i) such extending, renewing or refinancing Indebtedness shall be unsecured or, to the extent secured, shall rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) such Indebtedness shall not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Final Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness does not have a Weighted Average Life to Maturity equal to or less than that of the Refinanced Debt and does not have mandatory prepayment or redemption provisions (other than customary asset sale, similar events and change of control offers) that would result in a mandatory prepayment or redemption of such Indebtedness prior to the date that is 91 days after the Final Maturity Date at the time such Indebtedness is incurred, (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date that such Indebtedness is issued, incurred or obtained, (v) (x) such Indebtedness, to the extent secured, shall be secured only by the Collateral, or be guaranteed by any person other than the Guarantors under the outstanding Loans, (y) if such Indebtedness being refinanced is unsecured, such Refinanced Debt shall be unsecured, and (z) if such Indebtedness being refinanced is subordinated with respect to the Obligations, such Refinanced Debt shall be subordinated at least to the same extent as such Indebtedness being refinanced, (vi) the liens securing such Indebtedness shall not be of higher priority than the lien securing the applicable Refinanced Debt, (vii) the other terms of such Indebtedness (other than pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) shall be substantially similar to, or (taken as a whole) no more favorable to the lenders providing such Indebtedness than those applicable to the Loans or Revolving Commitments being refinanced or replaced (except for covenants and other provisions applicable only to the periods after the Final Maturity Date), (vii) such Indebtedness will, to the extent permitted by clauses (i) to (vi), have such pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions and terms as may be agreed by the Borrower and the Lenders thereof; (viii) will, to the extent in the form of Refinancing Revolving Loans or Refinancing Revolving Loan Commitments, participate in the payment, borrowing, participation and commitment reduction provisions herein on a pro rata basis with any all then-outstanding Revolving Loans and Revolving Commitments; (ix) subject to the provisions of Section 2.17(k), all Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Commitments (and except as provided in Sections 2.17(k), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued); and (x) any Additional Lender shall execute and deliver an acknowledgment to the Agreement Among Lenders, such acknowledgment to be in a customary form or any other form approved by the Administrative Agent. The effectiveness of any Refinancing Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinanced Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing Term Loans or Refinancing Revolving Loans) and any Indebtedness being replaced or refinanced with such Refinanced Debt shall be deemed permanently reduced and satisfied in all respects. Any

Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section.

(b) This Section 2.21 shall supersede any provisions in Section 11.02 to the contrary.

Article III
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders on the Closing Date and on the date of each Credit Extension (to the extent required pursuant to Article IV) that:

Section 3.01 Existence, Qualification and Power. Each Company (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to own, lease and operate its Property and (c) is registered, qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so register, qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

Section 3.02 Authorization; Enforceability. The Loan Documents to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 No Conflicts. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, the initial Credit Extensions contemplated hereunder and the other Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate or result in a default or require any consent or approval under (x) any indenture, agreement, or other instrument binding upon any Company or its Property or to which any Company or its Property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document of any Company, (d) will not violate any Legal Requirement in any material respect and (e) will not result in the creation or imposition of any Lien on any Property of any Company, other than the Liens created by the Security Documents.

Section 3.04 Financial Statements; Projections

; No Material Adverse Effect.

(a) The Borrower has heretofore delivered to the Agents and the Lenders (i) the Historical Financial Statements, in the case of the financials described in clause (a) of the definition thereof, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, and (ii) the consolidated balance sheets of the Borrower and certain of its Affiliates (as specified therein) and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows as of and for the dates specified therein. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, thereby and present fairly and accurately, in all material respects, the financial condition and results of operations and cash flows of the entities specified therein as of the dates and for the periods to which they relate (subject to year-end audit adjustments and the absence of footnote disclosures). No Company has any material liabilities of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise except as reflected in such financial statements and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

(b) The Borrower has heretofore delivered to the Agents and the Lenders the forecasts of financial performance of the Borrower and its Subsidiaries for various periods ending December 31, 2022 through to the fiscal year ended December 31, 2027 (the “Projections”) and the assumptions upon which the Projections are based. The Projections have been prepared in good faith by the Loan Parties and based upon (i) the assumptions stated therein (which assumptions are believed by the Loan Parties to be reasonable at the time of delivery thereof and on the Closing Date), (ii) accounting principles consistent with the Historical Financial Statements delivered pursuant to Section 3.04(a) and management’s historical adjustments thereto, in each case consistently applied throughout the fiscal years covered thereby, and (iii) the information reasonably available to, or in the possession or control of, the Loan Parties as of the date of delivery thereof and on the Closing Date (it being recognized by the Agents and the Lenders that (x) the Projections are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries and (y) no assurance can be given that any particular financial projection will be realized, and that actual results during the period or periods covered by the Projections may differ from the projected results, and such differences may be material).

(c) Since December 31, 2021, there has been no event, change, circumstance, condition, development or occurrence that has had, or would reasonably be expected to result, either individually or in the aggregate, a Material Adverse Effect.

Section 3.05 Properties.

(a) Each Company has good, valid and marketable fee simple title to, or valid leasehold interests in, all its Property, free and clear of all Liens except for Permitted Liens. The Property of the Companies, individually and in the aggregate, (i) is in good operating order, condition and repair (ordinary wear and tear and Casualty Events excepted), and (ii) constitutes all of the Property which is required for the business and operations of the Companies as presently conducted.

(b) As of the Closing Date, Schedule 3.05(b) contains a true and complete list of each ownership and leasehold interest in Real Property (i) owned by any Company and describes the type of interest therein held by such Loan Party, the common street address, and the name of the Loan Party that owns such Real Property and (ii) leased, subleased, licensed or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, the name of the Loan Party that leases such Real Property, a description of the lease, sublease, license, use or occupancy agreement pursuant to which such rights have been granted, and the parties to such agreement (collectively, the “Real Property Leases”). Each Real Property Lease is in full force and effect and constitutes a legal, valid and binding obligation on the applicable Loan Party which is a party to it, enforceable in accordance with its terms, No Loan Party, nor to the Company’s knowledge any other party, is in breach or default under such Real Property Lease and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Real Property Lease, and no Loan Party nor the Company has subleased, licensed, or otherwise granted to any Person the right to use or occupy any Real Property.

(c) No Mortgage encumbers Real Property on which a “Building” (as defined in 12 C.F.R. Chapter III, Section 339.2) is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained and is in full force and effect as required by this Agreement.

(d) Each Company owns or has rights to use all of its property and all rights with respect to any of the foregoing which are required for the business and operations of the Companies as presently conducted. The use by each Company of its property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person. No claim has been made and remains outstanding that any Company’s use of any of its property does or may violate the rights of any third party. The present uses of the Real Property and the current operations of each Company’s business do not violate in any material respect any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning by-laws.

(e) There is no pending or threatened condemnation or eminent domain proceeding with respect to, or that could affect, any of the Real Property of any Company.

(f) Each parcel of Real Property is taxed as a separate tax lot and is currently being used in a manner that is consistent with and in compliance in all material respects with the property classification assigned to it for real estate tax assessment purposes.

(g) No Company is obligated under, or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Real Property or any portion thereof or interest therein.

(h) Other than as set forth on Schedule 3.05(h), there are no leases, subleases, licenses or other use or occupancy agreements granting any other person the right to the possession, use or occupancy of any portion of the Real Property.

(i) All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Real Property (the “Improvements”) are in good condition and repair (reasonable wear and tear excepted) and sufficient for the operation of the Company’s business. To the knowledge of the Loan Parties, there are no material structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Company’s business.

Section 3.06 Intellectual Property. (a) Each Company owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), patents, copyrights, trademarks, service marks, trade dress, trade names, domain names, trade secrets, confidential information, proprietary information, inventions, databases, software, formulae, works of authorship, know-how, processes, and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the business of such Company as currently conducted and (b) no actions, suits, claims, disputes, or proceedings are pending, or to the knowledge of such Company are threatened, (i) alleging that any Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any third-party, or (ii) challenging the validity, enforceability, registration, or ownership of any Intellectual Property owned by any Company, and such Company is not aware of any facts or circumstances that would reasonably be expected by such Company to form the basis of any such actions, suits, claims, disputes, or proceedings brought against any Company, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.07 Equity Interests and Subsidiaries. (a) Schedule 3.07(a) sets forth a list of (i) each Company and its jurisdiction of incorporation or organization as of the Closing Date and (ii) the number of each class of the Equity Interests of each Company authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable (as applicable). Each Loan Party is the record and beneficial owner of, and has good title to, the Equity Interests pledged (or purporting to be pledged) by it under the Security Documents, free of any and all Liens, rights or claims of other persons and, as of the Closing Date, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic of voting interests therein).

(b) Other than as required by foreign Legal Requirements with respect to the Equity Interests in any Foreign Subsidiary, no consent of any person including any general or limited partner, any other member or manager of a limited liability company, any shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status (or the maintenance thereof) of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent under the Security Documents or the exercise by the Collateral Agent or any other Secured Party of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect of such Equity Interests.

(c) A complete and accurate organization chart, showing the ownership structure of the Companies on the Closing Date, after giving effect to the Transactions, is set forth on Schedule 3.07(c).

Section 3.08 Litigation; Compliance with Laws. (a) There are no actions, suits, claims, disputes, proceedings or, to the knowledge of any Loan Party, investigations at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Company or any business, Property or rights of any Company that purport to affect or (i) involve any Loan Document, any Specified Hedging Agreement, any Bank Product Agreement or any of the Transactions or (ii) have resulted in, or, individually or in the aggregate, would reasonably be expected to result in, a Material Adverse Effect.

(b) No Company or any of its Property is in (i) violation of, nor will the continued operation of its Property or business as currently conducted violate, any Legal Requirements (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or (ii) default with respect to any Order, where such violation or default contemplated under subclauses (i) or (ii), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.09 Healthcare Laws.

(a) Each Company and Physician-Owned Practice is and has been during the past three (3) years, in compliance with all applicable Healthcare Laws and has not engaged in activities which are, as applicable, reasonable cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other government health care program, except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. No action, suit, proceeding, arbitration, meditation, complaint, claim, charge, litigation or investigation has been filed or, to the knowledge of any Loan Party, commenced or threatened against the Companies or Physician-Owned Practices alleging any Healthcare Law violation in any material respect. During the past three (3) years, none of the Companies or Physician-Owned Practices has received any written notice, citation or warning from any Governmental Authority or Person that alleges or asserts that any such party has materially violated any Healthcare Laws or that requires or seeks any material modification in such party’s business operations as presently conducted and presently proposed to be conducted. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of each of the Companies and Physician-Owned Practices (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each of the Companies and each Physician-Owned Practice as currently conducted. For the past three (3) years, each Company and Physician-Owned Practice has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Information) used in connection with their businesses, and to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Each Company and Physician-Owned Practice and, to the knowledge of any Loan Party, Licensed Providers, is qualified, holds in full force and effect and is and has been in compliance with the terms of all Healthcare Permits and all other applicable authorizations or agreements necessary to conduct its respective businesses, including, without limitation, the maintenance of any tangible net equity or minimum surplus amounts required under applicable Healthcare Laws; (i) the Healthcare Permits are renewable by their terms or in the ordinary course of business consistent with past practice, without the need to comply with any special qualification procedures or to pay any fines or penalties other than routine filing fees; (ii) there is no action, suit, proceeding, arbitration, meditation, complaint, claim, charge, litigation or investigation pending or, to the knowledge of any Loan Party, threatened against the Companies or

Physician-Owned Practices, or, to the knowledge of any Loan Party, any Licensed Provider, to revoke, suspend, or otherwise restrict any such Healthcare Permit; and (iii) none of the Companies or Physician-Owned Practices or, to the knowledge of any Loan Party, any Licensed Provider, has received any notice from any Governmental Authority regarding any actual or alleged violation of, or failure to be in compliance with any such Healthcare Permit or any revocation, withdrawal, suspension, cancellation or termination of any such Healthcare Permit, except where the matters set forth in any of the foregoing subsections (i), (ii) or (iii) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(c) Each Company and Physician-Owned Practice, as applicable, (i) has timely filed all claims, applications, reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, including bid submissions and filings related to costs, premiums, risk adjustment factors, and benefit plans, together with any updates or amendments required to be made with respect thereto (“Applications and Filings”), that such party is required to file with any Governmental Authority in order to comply with Healthcare Laws and/or qualify for participation in any government healthcare programs; (ii) all such Applications and Filings have complied with Healthcare Laws and, to the knowledge of any Loan Party, contained information that was accurate and complete upon the filing thereof; and (iii) to the knowledge of the Loan Parties there are no pending appeals, adjustments, challenges, actions or written notices of intent to audit and no action, suit, proceeding, arbitration, meditation, complaint, claim, charge, litigation or investigation with respect to the Applications and Filings, and there are no outstanding suspensions, offsets, overpayments, recoupments or refunds due to any government healthcare program from the Companies or Physician-Owned Practices, except where the matters set forth in any of the foregoing subsections (i) or (ii) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, and with respect to the matters set forth in subsection (iii) would not be reasonably expected, individually or in the aggregate, to result in liability to the Companies in excess of $250,000.

(d) None of the Companies or Physician-Owned Practices, or their respective directors, officers, employees or, to the knowledge of any Loan Party, Licensed Providers: (i) has been assessed a material civil monetary penalty under any Healthcare Laws; (ii) has been excluded from participation in Medicare, Medicaid or any other government healthcare programs; (iii) has been excluded, suspended, or debarred from any government health care program or been subject to sanction, charged or been convicted of a crime in connection with any such program or related Healthcare Law; or (iv) is or has been a party to a corporate integrity agreement with the Office of the Inspector General of the U.S. Department of Health and Human Services, a deferred or non-prosecution agreement with the U.S. Department of Justice, or otherwise has a reporting or disclosure obligation pursuant to any settlement agreement entered into with any governmental authority.

(e) Each Company and Physician-Owned Practice, to the knowledge of any Loan Party, Licensed Providers, is qualified (to the extent such qualification is required by applicable Healthcare Laws or the applicable third-party payment program) for participation in all third-party payors from which each Company or Physician-Owned Practice seeks or receives reimbursement for services applicable to such party, is in good standing with respect to each such third-party payment, and is in compliance with the conditions of participation or coverage of all such payment programs and all applicable Healthcare Laws. Without limiting the generality of the foregoing, the billing practices of each of the Companies and Physician-Owned Practices, as applicable, with respect to all patients and third-party payment programs are and have at all times during the past three (3) years been in material compliance with all applicable Healthcare Laws and third-party payment program requirements.

(f) Except for routine or immaterial post-payment reviews or audits in the ordinary course of business, none of the Companies or Physician-Owned Practices has at any time during the past three (3) years received any notice from any of third-party payment programs of any action, suit, proceeding, arbitration, meditation, complaint, claim, charge, litigation, investigation, demands, hearings, audits, reviews or assessments threatened in a writing delivered to the Companies or Physician-Owned Practices or, to the knowledge of any Loan Party, pending, ongoing or scheduled, with respect to any of the claims filed by the Companies or Physician-Owned Practices for reimbursement or with respect to any compliance matters, investigations or surveys. Each Company and Physician-Owned Practice has paid, resolved or appealed (or the applicable third-party payor has recouped) all known and undisputed refunds, overpayments, discounts or adjustments that have become due with respect to such claims and reports, has not knowingly received and retained reimbursements from any such third-party payor in excess of the amounts permitted by applicable payor’s requirements and Healthcare Laws, except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse

Effect. Except for routine or immaterial post-payment reviews or audits in the ordinary course of business, no third-party payor has requested or threatened in a writing delivered to the Companies or Physician-Owned Practices, to the knowledge of any Loan Party, any recoupment, refund or offset from any client of the Companies or Physician-Owned Practices that has not timely been appealed, repaid, resolved or recouped. There are no third-party payor recoupments being sought, requested or claimed, or to the knowledge of any Loan Party, threatened against the Companies or Physician-Owned Practices in excess of $250,000.

Section 3.10 Federal Reserve Regulations. (a) No Company is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

Section 3.11 Investment Company Act. No Company is an “investment company” or a Company “controlled” by an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12 Use of Proceeds.

(a) On the Closing Date, the Borrower will use the proceeds of the Term Loans to (i) fund all or a portion of the Refinancing, (ii) to pay all or a portion of any related fees and expenses (including any upfront fees and original issue discount) related thereto, (iii) to fund cash to the balance sheet of the Borrower and (iv) for working capital and other general corporate purposes. The Borrower will use the proceeds of the Revolving Loans after the Closing Date for working capital and general corporate purposes not prohibited by this Agreement. The use of proceeds of the Loans hereunder will not be used, directly or indirectly, in violation of Anti-Corruption Laws or applicable Sanctions.

(b) The Borrower shall use the proceeds of the Delayed Draw Term Loans to (i) finance Permitted Acquisitions and other similar permitted Investments, de novo center growth and optimization of de novo centers and management services organization performance and (ii) replenish cash on the balance sheet or repay Revolving Loans that, in either case, were drawn to finance such transactions and were drawn within thirty (30) days prior to the date of funding of such delayed draw term loans.

Section 3.13 Taxes. Each Company has (a) timely filed or caused to be timely filed all U.S. federal and state income Tax Returns and all other material Tax Returns required to have been filed by it and (b) duly and timely paid or caused to be duly and timely paid all U.S. federal and state income Taxes and all other material Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. There is no material action, suit, proceeding, investigation, audit, assessment, deficiency or other claim now pending by any taxing authority regarding any Taxes relating to any Company, except to the extent that (i) the validity or amount thereof is currently being contested in good faith by appropriate proceedings timely instituted and diligently conducted and (ii) the applicable entity has set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with. No Loan Party is a party to any Tax sharing or similar agreement with any person that is not a Loan Party.

Section 3.14 No Material Misstatements. On the Closing Date (in the case of the Lender Presentation) or at the time furnished (in the case of all other reports, financial statements, certificates or other written information), the Lender Presentation and the other reports, financial statements, certificates or other written information furnished (other than the Projections, forecasts and other forward-looking information, budgets, estimates and information of a general economic or industry-specific nature) by or on behalf of any Company to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) are complete and correct in all material respects and do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

Section 3.15 Labor Matters. There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Loan Parties, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Loan Parties, the hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or would reasonably be expected to result in, a material liability to the Company. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company, except to the extent that the failure to do so has not resulted in, and would not reasonably be expected to result in, a material liability to the Company. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

Section 3.16 Solvency. After giving effect to the Transactions on the Closing Date, the Borrower and its Subsidiaries (on a consolidated basis) (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital. For the purposes of this Section 3.15, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

Section 3.17 Employee Benefit Plans. (a) (i) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Employee Benefit Plan complies and is operated and maintained in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and (ii) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or can rely upon an advisory or opinion letter issued by the Internal Revenue Service and nothing has occurred which would prevent, or reasonably be expected to cause the loss of, such qualification.

(b) Except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(c) The Companies have no knowledge of any actions, suits or claims pending or threatened with respect to, against or involving an Employee Benefit Plan (other than routine claims for benefits) which would reasonably be expected to be asserted successfully against any Employee Benefit Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

(d) The Companies and, to the knowledge of the Loan Parties, each ERISA Affiliate, have made all material contributions to or under each Employee Benefit Plan and Multiemployer Plan required by law within the applicable time limits described thereby, the terms of such Employee Benefit Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to an Employee Benefit Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not result in a material liability to the Companies.

(e) Except as would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in compliance with its terms and with the requirements of all Legal Requirements and has been maintained, where required, in good standing with applicable Governmental Authorities. All contributions required to be made with respect to a Foreign Plan have been timely made. None of the Companies have incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Plan.

Section 3.18 Environmental Matters. Except as set forth on Schedule 3.17, or would not reasonably be expected to result in a Material Adverse Effect:

(i) the Companies and their businesses, operations and Real Property are and have at all times during the Companies’ ownership or lease thereof been in compliance with, and the Companies have no liability under, any applicable Environmental Law, and the Loan Parties reasonably believe that compliance with any Environmental Law that is or is expected to become applicable to the Companies and their businesses will be timely attained and maintained without material expense;

(ii) the Companies have obtained, maintained in good standing and are in compliance with all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property. No material expenditures or operational adjustments are reasonably anticipated to be required to remain in compliance with the terms and conditions of, or to renew or modify, such Environmental Permits;

(iii) there has been no Release or threatened Release or any handling, management, generation, treatment, transport, storage or disposal of Hazardous Materials on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by any of the Companies or their predecessors in interest or, to the knowledge of the Loan Parties, at, on, under or from any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use, recycling, treatment, storage, or disposal), that has resulted in, or is reasonably likely to result in, either liability or obligations of the Companies under Environmental Law, assertion of an Environmental Claim against the Companies, interfere with any of the Companies’ businesses and operations, or impair the fair saleable value of any Real Property;

(iv) there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened in writing against any of the Companies, or relating to the Real Property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of the Companies (including, for the avoidance of doubt, any request for information under CERCLA or other Environmental Laws), and, to the knowledge of the Loan Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;

(v) the Companies are not subject to any pending or outstanding Order or agreement pursuant to which any Company is subject to any material liabilities or obligations under Environmental Law;

(vi) no person with an indemnity, contribution or other obligation to any of the Companies relating to compliance with or liability under Environmental Law is in default with respect to any such indemnity, contribution or other obligation, and the Companies have not assumed or retained, by contract or operation of law, any liability arising under Environmental Law of any kind, whether fixed or contingent, known or unknown;

(vii) the Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability or obligation under Environmental Law, including those concerning the environmental condition of the Real Property or the existence of Hazardous Materials at Real Property or facilities currently or formerly owned, operated, leased or used by any of the Companies.

Section 3.19 Insurance. Schedule 3.18 sets forth a description in reasonable detail of all insurance maintained by each Company as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums due have been duly paid, none of the Companies has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Each of the Companies has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

Section 3.20 Security Documents. (a) The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interests in the Security Agreement Collateral described therein and the proceeds and products thereof and, when (i) financing statements in appropriate form are filed in the offices specified in the Perfection Certificate (as updated in accordance with the terms hereof) and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Document), the Liens created by the Security Agreement shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than (A) the Intellectual Property Collateral (as defined in the Security Agreement), except to the extent that the filing of a financing statement is sufficient to perfect a Lien in such Intellectual Property, and (B) such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by (x) the filing of the financing statements referred to in clause (i) of this Section 3.19(a) or (y) the taking of possession or control to the extent required by each Security Document), in each case subject to no Liens other than Permitted Liens.

(b) When (i) financing statements in appropriate form are filed in the offices specified on Schedule 9 to the Security Agreement (as updated in accordance with the terms hereof), and (ii) with respect to US registered copyrights, US patents and patent applications, and US registered trademarks and trademark applications, when the Security Agreement or one or more of the short forms thereof is filed in the USPTO or the USCO, as applicable, the Liens created by such Security Agreement shall constitute in the United States fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral, in each case, if and to the extent a security interest in such Intellectual Property Collateral can be perfected by such filings.

(c) Each Mortgage, if any, upon the execution and delivery thereof, shall be effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid, binding and enforceable first priority Lien on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds and products thereof (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)), and when such Mortgage is filed or recorded in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 4.01, 5.10 and 5.11, the Mortgages shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage) to the extent a security interest in such Mortgaged Property can be perfected by such filings or recordings.

(d) Each Security Document delivered pursuant to Sections 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, each of the Loan Party’s respective right, title and interest in and to the Collateral thereunder, and in the case of (i) pledged equity interests represented by certificates (x) when such certificates are delivered to the Collateral Agent or (y) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(d) and (ii) the other Collateral described in the Security Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(d) and such other filings as are specified on Schedule 9 to the Security Agreement have been completed to the extent a security interest in such other Collateral can be perfected by such other filings, the Liens in favor of the Collateral Agent created under such Security Document will constitute valid, enforceable and fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in such Collateral, in each case subject to no Liens other than Permitted Liens.

Section 3.21 Sanctions.

(a) None of the Borrower, any Subsidiary or any of their respective directors, officers, employees, or agents that act in any capacity with the credit facility established hereby is, or has been within the past five years, (i) a Sanctioned Person. (ii) involved in any transactions or dealings with or involving a Sanctioned Country or Sanctioned Person, (iii) the subject of or otherwise involved in investigations or enforcement actions by any Governmental Authority or other legal proceedings with respect to any actual or alleged violations of Sanctions, or (iv) engaged in a transaction, dealing, or activity that might reasonably be expected to cause such Person to become a Sanctioned Person.

(b) The Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents that act in any capacity in connection with the credit facility established hereby, are, and have been throughout the past five years, in compliance with applicable Sanctions.

(c) The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Sanctions.

(d) The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 3.22 Anti-Terrorism Laws.

(a) No Company and, to the knowledge of the Loan Parties, none of their respective Affiliates is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the USA PATRIOT Improvement and Reauthorization Act, Public Law 109-177 (March 9, 2006), as amended (the “Patriot Act”).

(b) No Company and, to the knowledge of the Loan Parties, no broker or other agent of any Company acting in any capacity in connection with the Loans conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person or Sanctioned Country.

Section 3.23 Anticorruption.

(a) None of the Borrower or its Subsidiaries nor any Affiliate, director, officer, employee of the Borrower or its Subsidiaries or Affiliates, or any Person acting on behalf of the Borrower or its Subsidiaries or Affiliates has: (i) taken any action in violation of any Legal Requirements relating to any applicable anti-corruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.), the UK Bribery Act 2010, and laws and regulations implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions or the UN Convention against Corruption (collectively, “Anti-Corruption Laws”); or (ii) corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Person, including any Public Official for purposes of (a) influencing any act or decision of any Person, including any Public Official in an official capacity; (b) inducing such Public Official to do or omit to do any act in violation of a lawful duty; (c) securing any improper advantage; or (d) inducing such Public Official to use his or her influence with a government, government entity, commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities), in order to assist the business or any party related in any way to the business, in obtaining or retaining business.

(b) The Borrower, its Subsidiaries and Affiliates have implemented and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws.

(c) There have not been, and are not pending or, to the knowledge of the Loan Parties, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, involving the Loan Parties in any way relating to this Section 3.22.

Article IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.01 Conditions to Initial Credit Extension. The obligation of each Lender to fund the initial Credit Extension on the Closing Date requested to be made by Borrower shall be subject to the prior or concurrent satisfaction or waiver of the conditions precedent set forth in this Section 4.01 (the making of such initial Credit Extension by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (ii) a Note, executed and delivered by the Borrower in favor of each Lender that has requested a Note, (iii) the Security Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor and (iv) the Agreement Among Lenders, executed and delivered by each Term Loan Lender, each Revolving Lender and the Administrative Agent;

(b) Perfection Certificate. Each Loan Party shall have delivered to the Collateral Agent a completed Perfection Certificate, dated as of the Closing Date, executed by a duly authorized officer of each Loan Party, together with all attachments contemplated thereby;

(c) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i));

(ii) to the extent applicable, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization;

(iii) the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no Liens or judgments on any of the assets of the Loan Parties, except for (x) Liens and judgments to be terminated on the Closing Date and (y) Existing Liens; and

(iv) a certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.01(h) and (i) and Section 4.02(b) and (c).

(d) Refinancing. The Refinancing shall occur on the Closing Date substantially simultaneously with the Credit Extension.

(e) Historical Financial Statements. The Administrative Agent shall have received the Historical Financial Statements.

(f) Legal Opinion. The Administrative Agent shall have received the legal opinion of DLA Piper LLP, counsel for the Loan Parties, which opinion shall (A) be dated as of the Closing Date, (B) be addressed to the Agents and the Lenders and (C) cover such matters relating to the Loan Documents and the Transactions as the Administrative Agent may reasonably require. Each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders.

(g) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit H dated the Closing Date and signed by a Financial Officer of the Borrower.

(h) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the date of such Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).

(i) No Material Adverse Effect. Since December 31, 2021, there shall have been no events or occurrences that have resulted in a Material Adverse Effect.

(j)Fees and Expenses. The Arranger, the Lenders and the Administrative Agent shall have received all fees and other amounts due and payable to them on or prior to the Closing Date, including, amounts due under the Fee Letter and, to the extent invoiced at least two Business Days prior to the Closing Date (unless otherwise reasonably agreed by the Borrower), reimbursement or payment of all reasonable and documented out‑of‑pocket fees and expenses (including the legal fees and expenses of Paul Hastings LLP, special counsel to the Agents) and recording taxes and fees.

(k) Patriot Act. The Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information with respect to each Loan Party that is required by regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including the Patriot Act to the extent reasonably requested by any Lender in writing at least ten (10) Business Days in advance of the Closing Date.

(l) Beneficial Ownership Certification. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to the Borrower, to the extent reasonably requested by any Lender in writing at least ten (10) Business Days in advance of the Closing Date.

(m) [reserved].

(n) Letter of Direction. The Administrative Agent shall have received a funds flow memorandum and duly executed borrowing notice and letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(o) Creation and Perfection of Security Interests. All actions necessary to establish that the Collateral Agent will have a perfected first priority security interest (subject to Permitted Liens) in the Collateral under the Loan Documents shall have been taken (including, without limitation, the execution and delivery to the Administrative Agent of all documents and instruments (if applicable, in proper form for filing) required to establish such security interests), in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date.

The documents referred to in this Section 4.01 shall be delivered to the Administrative Agent no later than the Closing Date. The certificates and opinions referred to in this Section 4.01 shall be dated the Closing Date.

Without limiting the generality of the provisions of Article XI, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Promptly after the Closing Date occurs, the Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

Section 4.02 Conditions to Subsequent Credit Extensions. The obligation of each Revolving Lender to make any Credit Extension or the Issuing Bank to issue and Letter of Credit (including on the Closing Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a) Notice. The Administrative Agent shall have received (i) a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or (ii) a Issuance Notice as required by Section 2.17(b).

(b) No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.

(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).

The delivery of a Borrowing Request pursuant to this Section 4.02 and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied.

In addition, with respect to any Letter of Credit, the Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

Section 4.03 Conditions to Delayed Draw Term Loan Extensions. Subject to clauses (a)(ii) and (a)(iii) of Section 2.19, the obligation of each Delayed Draw Term Loan Lender to make any Credit Extension (including on the Closing Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested.

(b) No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.

(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).

(d) Financial Covenants Compliance. As of the last day of the most recently ended Test Period, and after giving effect to such Credit Extension, the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 6.15.

The delivery of a Borrowing Request pursuant to this Section 4.03 and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.03 have been satisfied.

Article V
AFFIRMATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than unasserted contingent indemnification obligations) and cancellation or expiration of all Letters of Credit, each Loan Party will, and will cause each of its Subsidiaries to:

Section 5.01 Financial Statements, Reports, etc. Furnish to the Administrative Agent for distribution to the Lenders:

(a) Annual Reports. Within ninety (90) days after the end of each fiscal year, (i) the audited consolidated balance sheet of the Borrower, its Subsidiaries and the Physician-Owned Practices as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP and (except with respect to consolidating information) accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any “going concern” or like qualification or exception other than a “going concern” qualification with respect to (A) any upcoming maturity date of any Indebtedness that is scheduled to occur within one year or (B) any potential inability to satisfy the financial covenants under any Indebtedness on a future date or in a future period), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower, its Subsidiaries and the Physician-Owned Practices as of the dates and for the periods specified in accordance with GAAP consistently applied, and (ii) a management’s discussion and analysis of the financial condition and results of operations of the Borrower, its Subsidiaries and the Physician-Owned Practices;

(b) Quarterly Reports.

(i) Within forty five (45) days after the end of each of the first three fiscal ~~quarter~~quarters of each fiscal year of the Borrower, commencing with the first fiscal quarter ended June 30, 2022, (i) the unaudited consolidated balance sheet of the Borrower, its Subsidiaries and the Physician-Owned Practices as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income in reasonable detail and cash flows for the comparable periods in the previous fiscal year, all prepared in accordance with GAAP and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower, its Subsidiaries and the Physician-Owned Practices as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the Historical Financial Statements and management’s historical adjustments thereto, subject to normal year-end adjustments, including audit adjustments, and the absence of footnotes and (ii) a management’s discussion and analysis of the financial condition and results of operations of the Borrower, its Subsidiaries and the Physician-Owned Practices;

(ii) Within forty five (45) days after the end of each of the first three fiscal ~~quarter~~quarters of each fiscal year of the Borrower, commencing with the first fiscal quarter ended June 30, 2022, a “key performance indicator” report, segment reported in accordance with GAAP, with such content as may be reasonably agreed by the Administrative Agent and the Borrower, which, in any event, shall include (u) reporting of aggregate de novo loses, (v) Medicare Advantage and Medicaid member months, broken out by full and partial risk, (w) medical expense ratios for Medicare Advantage and Medicaid (which for the purposes of calculating such expense ratios means external provider costs divided by Medicare and Medicaid risk revenues), (x) hospitalization and emergency room visits, (y) Medicare risk adjustment scores on an annual basis and (z) Medicare Advantage risk, Medicaid risk and other revenue;

(c) Financial Officer’s Certificate. Concurrently with any delivery of financial statements under Section 5.01(a) or (b)(i), a Compliance Certificate certifying that no Default and no Event of Default has occurred or, if a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and a Compliance Certificate setting forth (A) computations of the First Lien Leverage Ratio and the Secured Leverage Ratio in detail reasonably satisfactory to the Administrative Agent (including any Pro Forma Basis calculations and adjustments in reasonable detail) and a certification as to compliance with Section 6.15 (other than Section 6.15(b), which shall be provided on the 5th Business Day following the end of each month pursuant to Section 5.01(e) below) or non-compliance with such covenant, and (B) in the case of Section 5.01(a) above, setting forth Borrower’s calculation of Excess Cash Flow (commencing with the delivery of the financial statements for the fiscal year ending December 31, 2023) and attaching to such certificate an accurate and complete organization chart showing the ownership structure of the Companies as of the last day of the relevant fiscal year or including in such certificate a confirmation that there have been no changes to Schedule 3.07(c);

(d) Budgets. No later than ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2022, an annual budget (on a quarterly basis) in form customarily prepared by the Borrower with regard to the Borrower, its Subsidiaries and the Physician-Owned Practices;

(e) Minimum Liquidity. No later than the fifth (5th) Business Day after the end of each fiscal month (commencing with May 31, 2022), a certification as to compliance with Section 6.15(b), setting forth Borrower’s calculation of Liquidity;

(f) Cash Flow Forecasts. On a weekly basis on the fifth (5th) Business Day of each calendar week, commencing on March 22, 2024, a Cash Flow Forecast; provided that (x) the Cash Flow Forecast delivered on March 22, 2024 shall include the actual cash flows (including disbursements and receipts) for the week ending March 15, 2024 and the forecasted cash flows (including disbursements and receipts) for the following twelve weeks and (y) the Cash Flow Forecast delivered on March 29, 2024 and each calendar week thereafter shall be updated to include the actual cash flows (including disbursements and receipts) of the preceding two weeks and the forecasted cash flows (including disbursements and receipts) for the following twelve weeks;

(g) Monthly P&L. Within forty-five (45) days after the end of each fiscal month, commencing with the month ending March 31, 2024, a Monthly P&L Report;

(h) [***]; and

(i) ~~(f)~~ Other Information. From time to time and reasonably promptly, such other reasonably available information regarding the operations, business affairs and financial condition of the Borrower, its Subsidiaries or any Physician-Owned Practice, ~~or~~ compliance with the terms of any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement ~~or~~, the environmental condition of any Real Property ~~(but in any event, excluding attorney-client privileged information)~~or the [***], as the Administrative Agent or any Lender ~~(through the Administrative Agent)~~ may reasonably request~~;~~.

~~(g) Certification of Public Information.~~ Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through a Platform, any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for Public Lenders. Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Non-Public Information with respect to the Borrower, its Subsidiaries or their respective securities~~; and~~.

~~(h) Quarterly Lender Calls. Upon request of the Administrative Agent, after delivery of the financial statements required by Section 5.01(b), the Borrower shall hold a conference call to which the Administrative Agent, the Collateral Agent and the Lenders shall be invited to discuss such financial statements, the financial condition of the Loan Parties and the results of operations for the relevant reporting period.~~

Anything to the contrary notwithstanding, (i) the obligations in clauses (a) and (b)(i) of this Section 5.01 with respect to financial information of the Borrower, the Subsidiaries and the Physician-Owned Practices may be satisfied by furnishing the applicable financial statements of the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC~~.~~ and (ii) in no event shall the Borrower be required to provide information pursuant to this Section 5.01 or otherwise in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by Legal Requirements or any contractual obligation or that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, [***].

Section 5.02 Litigation and Other Notices. Furnish to the Administrative Agent (for distribution to the Lenders) written notice of the following promptly (and, in any event, within ten (10) Business Days) following any Responsible Officer’s knowledge thereof:

(a) any Default or Event of Default specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect, (ii) with respect to any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or (iii) with respect to any of the Transactions;

(c) any development or event that has resulted in, or would reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of a Casualty Event in excess of $1,500,000 (whether or not covered by insurance);

(e) the occurrence of any ERISA Event that, alone or together with any other ERISA Event that has occurred, would reasonably be expected to result in a Material Adverse Effect; and

(f) the receipt by any Company of any notice of Environmental Claim or violation of or a potential liability under any Environmental Law, or knowledge by any Company that there exists a condition that could reasonably be expected to result in an Environmental Claim or a violation of or liability under, any Environmental Law, in each case, which would reasonably be expected to result in a Material Adverse Effect.

Section 5.03 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization, except as otherwise permitted under Section 6.05 or Section 6.06.

(b) In each case, (x) except as would not reasonably be expected to result in a Material Adverse Effect, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, permits, privileges, franchises and authorizations to the conduct of its business; comply with all applicable Legal Requirements (including any and all zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and Orders of any Governmental Authority, whether now in effect or hereafter enacted; pay and perform its obligations under all Leases except when such payments or obligations are being contested in good faith; and at all times maintain, preserve and protect all of its Property and keep such Property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in all material respects and (y) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect all Intellectual Property and at all times maintain, preserve and protect all Intellectual Property, in each case as reasonably determined by the respective Company in the course of its business; provided that nothing in this clause (b) shall prevent (i) Dispositions of Property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06, (ii) the withdrawal by any Company of its qualification as a foreign business organization in any jurisdiction where such withdrawal would not reasonably be expected to result in a Material Adverse Effect, (iii) the expiration of patents and registered copyrights in accordance with their statutory term, (iv) the expiration or non-renewal of any contract, contract right or other agreement in accordance with its terms or (v) the transfer, assignment, lapse, cancellation, abandonment or other disposal by any Company of any immaterial Intellectual Property, contract, contract right or other agreement that such Company reasonably determines is not sufficiently useful to its businesses and no longer commercially desirable to retain.

Section 5.04 Insurance. (a) Keep its insurable Property insured at all times by financially sound and reputable insurers and maintain such other insurance, in each case, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other Properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations as determined by such Company (it being agreed by the Administrative Agent that the insurance as in effect and in the amounts and manner in place on the Closing Date complies with the requirements in this Section 5.04).

(b) With respect to the Loan Parties and the property constituting Collateral, all such insurance shall (unless otherwise agreed to by the Administrative Agent) (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof (or if such cancellation is by reason of nonpayment of premium, at least ten (10) days’ prior written notice) (unless it is such insurer’s policy not to provide such a statement) and (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable. Borrower shall not permit, consent to or seek any amendment or change to any insurance policy that effects a material reduction in amount or a material change in coverage under such policy that would reasonably be expected to be adverse in any material respect to the interests of the Lenders without first providing the Collateral Agent with at least thirty (30) days prior written notice thereof.

(c) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly upon request of the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

(d) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect) or any successor act thereto, then the Borrower shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the flood insurance laws and (ii) deliver to the

Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 5.05 Obligations and Taxes. (a) Pay, file and discharge promptly when due (giving effect to any permitted extensions) all federal and state income Taxes and all other material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, before the same shall become delinquent or in default; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim to the extent (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable entity shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend the collection of the contested Tax, assessment, charge and enforcement of a Lien and (b) timely and accurately file all federal and state income Tax returns and other material Tax returns required to be filed.

Section 5.06 Employee Benefits. Except as would not reasonably be expected to result in a Material Adverse Effect, comply with all applicable Legal Requirements, including the applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans, Multiemployer Plans and Foreign Plans. Furnish to the Administrative Agent (a) within ten (10) Business Days (or such later time Administrative Agent may agree to in its sole discretion) after any ERISA Event has occurred that, alone or together with any other ERISA Event, would reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, (b) upon request by the Administrative Agent and to the extent such are reasonably available to such Financial Officer of the Borrower, copies of (i) the annual report (Form 5500 Series) filed by any Company with the U.S. Department of Labor or comparable foreign Governmental Authority with respect to each Pension Plan or Foreign Plan; (ii) the most recent actuarial valuation report, if any, for each Pension Plan and Foreign Plan maintained, sponsored or contributed to, or required to be maintained, sponsored or contributed to, by any Company; (iii) all notices received by any Company from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event; and (iv) any documents described in Section 101(k) of ERISA that any Company may request with respect to any Multiemployer Plan to which a Company contributes or is required to contribute (provided that if the applicable Company has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, such Company shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents or notices promptly after receipt thereof), and (c) promptly, and in any event within thirty (30) days, after becoming aware that (i) Unfunded Pension Liabilities have reached or reach the amount of $10,000,000 or more or is at a level as would be reasonably likely to have a Material Adverse Effect (taking into account only Employee Benefit Plans with positive Unfunded Pension Liabilities), (ii) potential withdrawal liability under Section 4201 of ERISA, if the Companies and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans, has reached or reaches the amount of $10,000,000 or more or are at a level as would be reasonably likely to have a Material Adverse Effect, a detailed written description thereof from a Financial Officer of the Borrower.

Section 5.07 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Collateral Agent, the Administrative Agent or, during the continuance of a Default or an Event of Default, a Lender as often as reasonably requested (except not more frequently than once in any 12-month period unless a Default or an Event of Default has occurred and is then continuing) upon reasonable prior written notice (except no such advance notice shall be required if an Event of Default has occurred and is then continuing), in each case, to visit and inspect the financial records and the Property of such Company at reasonable times during regular business hours and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and Advisors thereof as long as representatives of the Borrower have been given reasonable prior written notice of and the reasonable opportunity to attend any such discussions; provided, that so long as no Default or Event of Default has occurred and is then continuing, the Borrower shall not bear the cost of more than one such inspection in any 12-month period by the Administrative Agent or the Collateral Agent; provided, further, that the Collateral Agent, the Administrative Agent or Lender, as applicable, shall make all reasonable efforts not to disrupt the business or operations of any such Company.

Section 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.

Section 5.09 Compliance with Environmental Laws. (a) Except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and shall cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other persons occupying Real Property owned, operated or leased by any Company or any of its Subsidiaries to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and the Real Property; obtain and maintain in full force and effect all material Environmental Permits applicable to its operations and the Real Property; and conduct all Responses required by any Governmental Authority or under any applicable Environmental Laws, including making appropriate responses to any investigation, notice, demand, claim, suit or other proceeding asserting liability under Environmental Law against the Loan Parties or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, and in accordance with, the requirements of any Governmental Authority and applicable Environmental Laws.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to prevent any Release of Hazardous Materials by the Companies in, on, under, to or from any Real Property owned, leased or operated by any of the Companies, and ensure that there shall be no Hazardous Materials present at, in, on, or under any Real Property owned, leased or operated by any of the Companies except those that are used, stored, handled and managed in full compliance with applicable Environmental Laws.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect, undertake all actions, including Responses, required under Environmental Law or as otherwise reasonably requested by the Administrative Agent, all at the sole cost and expense of the Companies, (i) to address any Release of Hazardous Materials at, from or onto any Real Property owned, leased or operated by any of the Companies or their predecessors in interest as required pursuant to Environmental Law or the requirements of any Governmental Authority; and (ii) to address any environmental conditions relating to any Company, any Company’s business or to any Real Property owned, leased or operated by any of the Companies pursuant to any reasonable written request of the Administrative Agent and share with the Administrative Agent all data, information and reports generated or prepared in connection therewith;.

(d) Prior to the date that is ninety (90) days after the closing date (subject to extensions by the Administrative Agent, in its sole discretion), notify the Administrative Agent in writing of: (1) any Release or threatened Release of Hazardous Materials in, on, under, at, from or migrating to any Real Property owned, leased or operated by any of the Companies, (2) any non-compliance with, or violation of, any Environmental Law applicable to any Company, any Company’s business and any Real Property owned, leased or operated by any of the Companies, (3) any Lien (other than Permitted Liens) pursuant to Environmental Law imposed on any Real Property owned by any of the Companies, (4) any investigation or remediation of any Real Property owned, leased or operated by any of the Companies required to be undertaken pursuant to Environmental Law, and (5) any written notice or other written communication received by any Company from any person or Governmental Authority relating to any material Environmental Claim or material liability or potential liability of any Company pursuant to any Environmental Law.

Section 5.10 Additional Collateral; Additional Guarantors . (a) Subject to this Section 5.10, with respect to any Property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding any Equity Interest of a Subsidiary not required to be pledged pursuant to the last sentence of Section 5.10(b) and any Excluded Asset), promptly (and in any event within sixty (60) days after the acquisition thereof or such longer period as may be agreed to in writing by the Administrative Agent) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem reasonably necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such Property under applicable U.S. state and federal law (and applicable foreign law unless the Collateral Agent shall determine in its sole discretion that the cost of complying with such applicable foreign law is excessive in relation to the value of the security to be afforded thereby) subject to no Liens other than Permitted Liens, (ii) to the extent (A) the value of such after-acquired Property would constitute a material portion of the Collateral as a whole, and (B) requested by the Administrative Agent or the Collateral Agent, deliver customary and reasonable opinions of counsel to the Borrower in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, and (iii) take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent and the delivery of Control Agreements (as defined in the Security Agreement) for the benefit of the Administrative Agent to the extent required pursuant to the Security Agreement. Subject to the limitations set forth herein and in the other Loan Documents, the Borrower and the other Loan Parties shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired Properties.

(b) With respect to any person that is or becomes a Subsidiary of a Loan Party after the Closing Date (other than (x) Excluded Subsidiaries or (y) a merger subsidiary formed in connection with a Permitted Acquisition so long as such merger subsidiary is merged out of existence pursuant to such Permitted Acquisition within sixty (60) days of its formation thereof or such later date as permitted by the Administrative Agent in its sole discretion), the applicable Loan Party shall promptly (and in any event within sixty (60) days after such person becomes a Subsidiary or such longer period as may be agreed to in writing by the Administrative Agent) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests (provided that if the Equity Interests of such Subsidiary is not represented by certificates, the Borrower shall not be required to cause such Equity Interests to be certificated), and all intercompany notes, if any (subject to the limitations set forth in the Security Agreement), owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary (A) to execute a Joinder Agreement to cause such Subsidiary to become a Guarantor and a Pledgor, (B) deliver opinions of counsel to the Borrower in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (C) to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such Security Document in accordance with all applicable Legal Requirements, including the filing of financing statements (or equivalent registrations) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, (1) any Equity Interests of a Subsidiary that is either a CFC or a U.S. Foreign Holdco that is required to be delivered to the Collateral Agent pursuant to clause (i) of the preceding sentence may be limited to (A) Voting Stock representing 65% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary (except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 5.10(b)) if delivery in excess of such limits would result in material adverse tax consequences to the Borrower and its Subsidiaries as reasonably determined by Borrower and the Administrative Agent and (2) a Subsidiary shall not be required to take the actions specified in clause (ii) of the preceding sentence to the extent such Subsidiary (v) is prohibited from taking such actions by applicable law, rule or regulation or by any contractual obligation existing at the time of acquisition thereof after the Closing Date (to the extent such contractual obligation was not created in contemplation of such acquisition) for so long as such prohibition exists, (w) would require governmental (including regulatory) consent, approval, license or authorization to the extent such consent, approval, license or authorization has not been received upon the Loan Parties using commercially reasonable efforts to acquire the same or (x) is a CFC, a direct or indirect Domestic Subsidiary of a CFC or a U.S. Foreign Holdco if taking such actions would result in material adverse tax consequences to the Borrower and its Subsidiaries as reasonably determined by Borrower and the Administrative Agent. Notwithstanding the foregoing, no actions shall be required to be taken in any U.S. or non-U.S. jurisdiction to create or perfect any security interest with respect to any such Subsidiary, including the delivery of any security agreements or pledge agreements governed under the laws of any U.S. or non-U.S. jurisdiction.

(c) [reserved].

(d) Promptly (and in any event within 90 days of the acquisition thereof or such longer period as may be agreed to in writing by the Administrative Agent) grant to the Collateral Agent a security interest in and Mortgage on each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a Fair Market Value of at least $2,000,000, as additional security for the Secured Obligations (unless the subject Property is already mortgaged to a third party to the extent permitted by Section 6.02). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected first priority Liens subject only to Permitted Liens. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by applicable Legal Requirements to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full by each applicable Loan Party. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, enforceability, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage) and shall take such actions relating to insurance with respect to such after-acquired Real Property and execute and/or delivery to the Collateral Agent such environmental reports, zoning reports, insurance certificates, flood determinations and evidence of flood insurance (in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent) and other documentation (including with respect to title and flood insurance), in each case in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent, as the Collateral Agent shall reasonably request. Notwithstanding the foregoing, (i) any fee owned real property with a Fair Market Value of less than $2,000,000 with the amount secured by such mortgage limited to the Fair Market Value of the applicable fee owned real property (to the extent that such real property is located in a jurisdiction that imposes a mortgage recording tax based on the amount of debt secured by the respective mortgage) and with any required mortgages on properties with a value greater than such amount being permitted to be delivered within 90 days after the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion) and all leasehold interests in real property (other than leaseholds of manufacturing or distribution centers that secure (or were otherwise required to secure) the obligations under any of the debt to be repaid as part of the Refinancing, although the Borrower shall only be required to use its commercially reasonable efforts to obtain any third party consents that may be required to grant such leasehold mortgage) and (ii) no action will be required with respect to any fee-owned Real Property located outside the United States. With respect to any Real Property that is ground leased, the Loan Party shall use commercially reasonable efforts to obtain estoppels and consents from the applicable ground lessors in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent. Upon receipt of any required consents, the Loan Party will deliver all other deliverables required pursuant to this Section 5.10(d).

(e) Notwithstanding the foregoing provisions of this Section 5.10 or any other provision in this Agreement or of any other Loan Document, (i) none of the Loan Parties shall be required to grant a security interest in any Excluded Assets, (ii) none of the Loan Parties shall be required to perfect any pledges, security interests and mortgages in the Collateral by any means other than (A) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State of the relevant State and (2) filings in the United States Patent and Trademark Office and United States Copyright Office with respect to intellectual property as expressly required in the Security Documents, (B) Mortgages in respect of Mortgaged Properties to be filed in the applicable recording office(s) of the counties in which the Mortgaged Property is located (and, if required or customary in the jurisdiction where such Mortgaged Properties are located, fixture filings) and (C) subject to any intercreditor arrangements entered into pursuant to this Agreement, delivery to the Lender of all certificates evidencing equity interests required to be delivered in order to perfect the Lender’s security interest therein, and intercompany notes and other instruments to be held in its possession, in each case as expressly required in the Security Documents.

Section 5.11 Security Interests; Further Assurances. (a) Subject to the limitations set forth in this Agreement or any other Loan Document, promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or advisable for the continued validity, enforceability, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith.

(b) Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and Orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem reasonably necessary or advisable to perfect or maintain the validity, enforceability, perfection and priority of the Liens on the Collateral pursuant to the Security Documents, subject to the terms, conditions and limitations of this Agreement and the Security Documents.

(c) Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require.

(d) If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by any Legal Requirements to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

(e) In furtherance of the foregoing in this Section 5.11 and Section 5.10, to the maximum extent permitted by applicable Legal Requirements, each Loan Party (A) authorizes each of the Collateral Agent and/or the Administrative Agent to (x) if any of the Companies shall be in non-compliance with Section 5.11 or Section 5.12 or of any provision of any of the Security Agreement or if any Default or Event of Default has occurred and is then continuing, execute any such documentation, consents, authorizations, approvals, Orders, applications, certifications, instruments and other documents and papers in such Loan Party’s name to the extent necessary to satisfy such Company’s obligations under Section 5.11 or 5.12 herein or under any Security Document, and (y) to file such agreements, instruments or other documents in any appropriate filing office, and (B) authorizes each of the Collateral Agent and/or the Administrative Agent to file any financing statement (and/or equivalent foreign registration) required hereunder or under any other Loan Document, and any continuation statement or amendment (and/or equivalent foreign registration) with respect thereto, in any appropriate filing office without the signature of such Loan Party.

Section 5.12 Information Regarding Collateral. Other than with respect to any Immaterial Subsidiary, (a) not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office (if such Loan Party is not a registered organization), (iii) in any Loan Party’s organizational type, (iv) in any Loan Party’s federal taxpayer identification number or organizational identification number, if any (except as may be required by applicable Legal Requirements, in which case, the Borrower shall promptly notify the Administrative Agent of such change), or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it gives the Collateral Agent and the Administrative Agent not less than thirty (30) days’ (or such shorter period as agreed to in writing by the Collateral Agent) prior written notice of such change, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it takes all action reasonably requested by the Collateral Agent to maintain the validity, enforceability, perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable, subject to the terms, conditions and limitations of this Agreement and the Security Documents. Each Loan Party shall promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party shall promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property.

(b) Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement.

Section 5.13 Anti-Cash Hoarding. If the Physician-Owned Practices have Excess Cash as of the end of the last Business Day of any calendar month, the Borrower shall cause the Physician-Owned Practices to transfer such Excess Cash to an account of the Borrower that is subject to a Control Agreement.

Section 5.14 Compliance with Statutes, Regulations, Etc.. Comply with all laws, rules, regulations, and orders of any Governmental Authority (including all Healthcare Laws) applicable to it or its property (owned or leased), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.15 Fiscal Year. Maintain its fiscal year‑end to the date of December 31.

Section 5.16 Sanctions; Anti-Money Laundering; Anti-Corruption Compliance.

(a) Not directly or indirectly use the proceeds of any Borrowing (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (ii) in any manner that would result in the violation of any Anti-Corruption Laws or Sanctions applicable to any party hereto (and the Loan Parties shall deliver to the Lenders confirmation requested from time to time by any Lender in its reasonable discretion, of the Loan Parties’ compliance with this Section 5.16);

(b) Not cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any applicable Legal Requirement.

(c) Each Loan Party (i) will comply, and will ensure that its directors, officers, employees, agents and Affiliates comply, with the Anti-Corruption Laws; and (ii) will maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties and their respective directors, officers, employees, agents and Affiliates with Anti-Corruption Laws.

Section 5.17 Line of Business. Not engage in any material line of business substantially different from those lines of business conducted by any Loan Party on the Closing Date or any business reasonably related, similar, corollary, ancillary, complementary or incidental thereto or reasonable extensions thereof.

Section 5.18 Post-Closing Obligations. Within the time periods specified on Schedule 5.18 (or such later date to which the Administrative Agent consents in its sole discretion), comply with the provisions set forth in Schedule 5.18.

Section 5.19 ~~Cash Management~~Lender Calls~~. The cash maintained in the Specified MSSP Deposit Account (as defined in the Sparta MSSP Credit Agreement as in effect on the First Amendment Effective Date) shall be limited solely to the proceeds of the Medicare Shared Savings Receivables (as defined in the Sparta MSSP Credit Agreement as in effect on the First Amendment Effective Date).~~.

(a) Promptly, after delivery of the financial statements required by Section 5.01(b), the Borrower shall hold a conference call to which the Administrative Agent, the Collateral Agent and the Lenders shall be invited to discuss such financial statements, the financial condition of the Loan Parties and the results of operations for the relevant reporting period.

(b) From and after the Third Amendment Effective Date, the Borrower shall hold a weekly conference call attended by members of management of the Borrower and [***].

Section 5.20 Beneficial Ownership Certifications . As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.21 [***].

Section 5.22 Lender Representative. The Required Lenders shall be permitted to appoint up to two non-voting observers, who shall be identified to the Borrower in writing prior to the applicable Board Meeting (any such party, a “Lender Representative”) or, in lieu of any such official observer, Required Lenders can designate a party to attend specific Board Meetings on specific topics provided such party is a designated representative of a Lender and complies with the other provisions of this Section 5.22. In furtherance of the foregoing, the Borrower shall (i) provide the Lender Representatives with reasonable advance written notice (which shall be no less than twenty-four hours) of the time, place, telephonic (or other remote access) information and, to the extent provided to members of the Board of Directors of the Borrower (or any Subsidiary), an agenda for each Board Meeting (but in no event shall such notice be given to the Lender Representatives later than the time at which such notice has been provided to all members of the Board of Directors of the Borrower (or any Subsidiary)), (ii) provide the Lender Representatives with copies of all minutes of each Board Meeting and all written consents in lieu of any Board Meeting, no later than the time that such minutes or consents have been provided to all members of the Board of Directors of the Borrower (or any Subsidiary) and (iii) provide the Lender

Representatives with copies of all documents, materials and other written information, including any financial statements, reports, documents, materials or other information given to all members of the Board of Directors of the Borrower (or any Subsidiary) no later than the time at which all members of the Board of Directors of the Borrower (or any Subsidiary) are provided with such financial statements, reports, documents, materials or other information. Notwithstanding the foregoing, no Lender Representative shall be entitled to receive documents, materials or other information or portions of any of the foregoing relating to, or be in attendance for any portion of any Board Meetings relating to, topics which (i) are subject to attorney-client or similar privilege or constitute attorney work product, or (ii) in the reasonable and good faith determination of the Borrower, present a conflict of interest for such Lender Representative; provided that the exclusions provided for in this sentence shall be limited solely to those portions of the documents, materials or other information which are subject to the conditions in the foregoing clauses (i) and (ii). The Borrower shall reimburse the Lender Representatives for all reasonable and documented out-of-pocket costs and expenses incurred by the Lender Representatives in connection with their participation in any such Board Meeting pursuant to the Borrower’s expense reimbursement policies then in effect. The Lender Representatives shall execute a customary confidentiality agreement with the Borrower and agree to hold in confidence all information received pursuant to this Section 5.22 in accordance therewith as a condition to such appointment; provided that the Lender Representatives may share such information with the Lenders, and the Lenders may share such information received by the Lender Representatives with the Administrative Agent and the other Lenders, in each case subject to Section 11.12 hereof and the other confidentiality undertakings between the Borrower and the Lenders.

Article VI
NEGATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than unasserted contingent indemnification obligations) and cancellation or expiration of all Letters of Credit, no Loan Party will, nor will they cause or permit any Subsidiaries (and, solely in the case of Sections 6.01, 6.02, 6.06, 6.07, 6.09, 6.11, 6.12 and 6.15, will not permit any of the Physician-Owned Practices) to:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents (including Indebtedness incurred pursuant to Section 2.19 and Section 2.21 hereof);

(b) Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b);

(c) Indebtedness constituting Hedging Obligations entered into in the ordinary course of business and not for speculative purposes; provided that if such Hedging Obligations arise under Hedging Agreements that are designed to protect against fluctuations in interest rates (i) such Hedging Obligations relate to Indebtedness for borrowed money otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(d) Indebtedness resulting from Investments, including guarantees, loans or advances, permitted by Section 6.04;

(e) Indebtedness of the Borrower, its Subsidiaries and the Physician-Owned Practices in respect of (i) Purchase Money Obligations, Capital Lease Obligations and Synthetic Lease Obligations (other than the Turner Leases) in an amount not to exceed in the aggregate, at any time outstanding, $10,000,000~~;~~ and (ii) the Turner Leases in an amount not to exceed the sum of (x) the amount of Indebtedness outstanding in respect of the Turner Leases as of the Third Amendment Effective Date (as set forth on Schedule 1 to the Third Amendment) plus (y) any increase in the amount described in the foregoing clause (x) pursuant to the terms of the Turner Leases, including any interest, penalties, fees and other amounts due as a result of nonpayment under the Turner Leases; provided that no additional Purchase Money

Obligations, Capital Lease Obligations and Synthetic Lease Obligations may be incurred pursuant to this clause (e) after the Third Amendment Effective Date;

(f) Indebtedness of the Borrower, its Subsidiaries and the Physician-Owned Practices in respect of (x) workers’ compensation claims and self-insurance obligations (in each case other than for or constituting an obligation for money borrowed), including guarantees or obligations of any Company with respect to letters of credit supporting such workers’ compensation claims and/or self-insurance obligations and (y) bankers’ acceptances and bid, performance, surety bonds or similar instruments issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to bankers’ acceptances and bid, performance or surety obligations (in each case other than for or constituting an obligation for money borrowed);

(g) Contingent Obligations of the Borrower, its Subsidiaries and the Physician-Owned Practices in respect of Indebtedness as otherwise permitted under this Section 6.01;

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so such Indebtedness is extinguished within five (5) Business Days;

(i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(j) [reserved];

(k) Indebtedness which represents a refinancing, refunding, extension or renewal of any of the Indebtedness described in clause (b), (e), (l), (o), (w) or (x) (any such refinancing, refunding, extension or renewal, a “Permitted Refinancing”); provided that (A) any such refinancing, refunded, extended or renewed Indebtedness is in an aggregate principal amount (or aggregate amount, as applicable) not greater than the aggregate principal amount (or aggregate amount, as applicable) of the Indebtedness being refinanced, refunded, extended or renewed, plus the amount of any accrued or capitalized interest, premiums required to be paid thereon and reasonable fees and expenses associated therewith, plus the amount of any existing commitments unutilized thereunder, (B) such refinancing, refunded, extended or renewed Indebtedness has a later or equal final maturity and longer or equal weighted average life to maturity than the Indebtedness being renewed or refinanced, (C) the covenants, events of default, subordination (including lien subordination) and other terms and provisions thereof (including any guarantees thereof or security documents in respect thereof) shall be, in the aggregate, no less favorable to the debtholders in respect thereof than those contained in the Indebtedness being refinanced, refunded, extended or renewed, (D) such refinanced, refunded, extended or renewed Indebtedness shall not be secured by any additional assets that do not secure such Indebtedness immediately prior to such refinancing, refunding, extension or renewal (and if so secured, such liens shall be of the same or lower priority as the liens securing such refinanced, refunded, extended or renewed Indebtedness), (E) if such Indebtedness being refinanced, refunded, extended or renewed is Guaranteed, it shall not be Guaranteed by any Person other than a Loan Party, (F) such refinanced, refunded, extended or renewed Indebtedness is incurred by the person or persons who are the obligors on the Indebtedness immediately prior to such refinancing, refunding, extension or renewal, (G) if such Indebtedness being refinanced, refunded, extended or renewed is subordinated relative to the Obligations, such Permitted Refinancing shall be at least as subordinated to the Obligations as such Indebtedness being refinanced, refunded, extended or renewed, and (H) no Default or Event of Default has occurred or is continuing or would immediately thereafter result therefrom;

(l) intercompany Indebtedness owing (i) by and among the Loan Parties, (ii) by Subsidiaries that are not Loan Parties and the Physician-Owned Practices to Subsidiaries that are not Loan Parties, (iii) by Subsidiaries that are not Loan Parties to Loan Parties in an aggregate amount not to exceed $~~2,500,000~~1,000,000 at any time, provided no Default or Event of Default has occurred or is continuing or would immediately thereafter result therefrom, and (iv) by Loan Parties to Subsidiaries that are not Loan Parties, provided that (x) Indebtedness under this clause (l)(iv) shall be subordinated to the Obligations pursuant to subordination terms reasonably acceptable to the Administrative Agent and (y) no Default or Event of Default has occurred or is continuing or would immediately thereafter result therefrom;

(m) Indebtedness arising as a direct result of judgments against the Borrower, any of its Subsidiaries or the Physician-Owned Practices, in each case to the extent not constituting an Event of Default;

(n) unsecured Indebtedness representing any Taxes to the extent such Taxes are permitted to not be paid or discharged at such time in accordance with Section 5.05 herein;

(o) Indebtedness assumed in a Permitted Acquisition; provided that (i) no Default or Event of Default has occurred and is continuing as of the date the definitive agreement for such Permitted Acquisition is executed, (ii) such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition and (iii) the aggregate principal amount of Indebtedness assumed pursuant to this clause (o) shall not exceed $~~9,084,000; provided, further, that the aggregate principal amount of Indebtedness assumed in a Permitted Acquisition pursuant to this clause (o) by Subsidiaries that are not Loan Parties and the Physician-Owned Practices (together with Indebtedness of Subsidiaries that are not Loan Parties incurred pursuant to Section 6.01(x)) shall not exceed $5,000,000 at any time outstanding~~1,000,000; provided, further, that any such Indebtedness assumed in a Permitted Acquisition pursuant to this clause (o) by Subsidiaries that are not Loan Parties and the Physician-Owned Practices is not recourse to the Loan Parties;

(p) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

~~(q) Indebtedness consisting of an asset based facility in an aggregate principal amount equal to the amount of Sparta Medicare Shared Savings Program Receivables; provided, that (i) such Indebtedness is in an aggregate principal amount not to exceed $36,000,000, (ii) the documentation for such Indebtedness does not provide for a cross default to this Agreement and is otherwise in a form satisfactory to the Required Lenders (it being understood and agreed that the Sparta MSSP Credit Agreement as in effect on the First Amendment Effective Date shall be deemed to be satisfactory to the Required Lenders), (iii) such Indebtedness is secured solely by the Sparta Medicare Shared Savings Program Receivables and the collateral described in the Collateral Assignment (as defined in the Sparta MSSP Credit Agreement as in effect on the First Amendment Effective Date) and (iv) such Indebtedness is not recourse to any other Loan Parties; provided further that Merger LLC I, Merger LLC II, Merger Sub I, Merger Sub II, SACN and SNCN may each provide an unsecured guarantee of such Indebtedness so long as such guarantee is subject to an intercreditor and subordination agreement reasonably acceptable to the Agent and the Lenders (such agreement, the “Sparta MSSP Subordination Agreement”) (it being understood and agreed that the Sparta MSSP Subordination Agreement executed and delivered by the Agent and the MSSP Agent as in effect on the First Amendment Effective Date shall be deemed reasonably acceptable to the Agent and the Lenders);~~

(q) [reserved];

(r) other deferred compensation to employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in the ordinary course of business or in connection with Permitted Acquisitions or other Investments permitted hereunder;

(s) Indebtedness incurred by Borrower, any of its Subsidiaries and the Physician-Owned Practices arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary;

(t) Indebtedness in respect of netting services, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;

(u) obligations in respect of performance, bid, customs, government, appeal and surety bonds, performance and completion guaranties and similar obligations provided by Borrower, any of its Subsidiaries or the Physician-Owned Practices, in each case in the ordinary course of business;

(v) conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;

(w) [reserved];

(x) additional Indebtedness of the Borrower and ~~its Subsidiaries~~the Subsidiary Guarantors; provided that, immediately after giving effect to any incurrence of Indebtedness under this clause (x), the sum of the aggregate principal amount of Indebtedness at any time outstanding under this clause (x) shall not exceed $~~15,000,000~~2,500,000 at any time outstanding; ~~provided, further, that the aggregate principal amount of Indebtedness incurred pursuant to this clause  by Subsidiaries that are not Loan Parties (together with Indebtedness of Subsidiaries that are not Loan Parties and the Physician-Owned Practices incurred pursuant to Section 6.01(o)) shall not exceed $5,000,000 at any time outstanding;~~

(y) unsecured, subordinated obligations incurred pursuant to the Collaboration Agreement in connection with the establishment of a de novo facility in an amount not to exceed $1,000,000 for each such de novo facility; and

(z) Swap Obligations of the Borrower, any of its Subsidiaries and the Physician-Owned Practices under Swap Agreements to the extent entered into in order to manage interest rate, foreign currency exchange rate and commodity pricing risks and not for speculative purposes.

Section 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a) Liens for Taxes, assessments or governmental charges or levies not yet due and payable and Liens for Taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;

(b) Liens in respect of Property of any Company or any Physician-Owned Practice imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not individually or in the aggregate materially impair the use, occupancy or value of the Property of the Companies, and are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;

(c) any Lien in existence on the Closing Date and set forth on Schedule 6.02(b) (any such Lien, an “Existing Lien”) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by clause (A) of the proviso to Section 6.01(k), does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Closing Date plus any capitalized interest, fees and expenses thereon, (ii) does not encumber any Property other than the Property subject thereto on the Closing Date and any proceeds and products thereof and (iii) is of the same or lower priority than such Existing Lien;

(d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case that do not or would not materially interfere with the present conduct, occupancy or value of the Companies at such Real Property;

(e) Liens to the extent (i) arising out of judgments, attachments or awards not constituting an Event of Default at the time such Liens are created and (ii) constituting the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding;

(f) Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, or letters of credit or guarantees issued respect thereof, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations or letters of credit or guarantees issued in respect thereof (in each case, exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this clause (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or Orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the Property subject to any such Lien, and (ii) to the extent such Liens are not imposed by Legal Requirements, such Liens shall in no event encumber any Property other than cash and Cash Equivalents;

(g) licenses or Leases of the Properties (other than Intellectual Property) of any Company, and the rights of ordinary-course lessees described in Section 9-321 of the UCC, in each case entered into in the ordinary course of such Company’s business so long as such licenses or Leases and rights do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the Property subject thereto;

(h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company or Physician-Owned Practice in the ordinary course of business in accordance with the past practices of such Company and Physician-Owned Practice;

(i) Liens securing Indebtedness incurred pursuant to Section 6.01(e) (or pursuant to Section 6.01(k) to the extent relating to a refinancing or renewal of Indebtedness incurred pursuant to Section 6.01(e)); provided that (i) any such Liens attach only to the Property (including proceeds thereof) being financed pursuant to such Indebtedness and (ii) do not encumber any other Property of any Company or Physician-Owned Practice;

(j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company or Physician-Owned Practice, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, including to secure amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k) Liens on Property (and the proceeds thereof) of a person existing at the time such person is acquired or merged with or into or consolidated with any Company or Physician-Owned Practice to the extent such acquisition, merger or consolidation is permitted hereunder; provided that such Liens (i) do not extend to additional Property, (ii) the amount of Indebtedness secured thereby is not increased and (iii) the Indebtedness secured thereby is permitted to be assumed under Section 6.01(o) and not increased;

(l) Liens granted pursuant to the Security Documents to secure the Secured Obligations;

(m) (X) non-exclusive licenses and sublicenses of Intellectual Property granted by any Company in the ordinary course of business that, individually or in the aggregate, do not (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the Intellectual Property subject thereto, and (Y) non-exclusive licenses and sublicenses granted to any Company in the ordinary course of business under any third party Intellectual Property, where such licenses and sublicenses individually or in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of any Company when the Company operates within the scope of such licenses;

(n) the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases, Tenant Improvement Lease Transactions or consignment of goods;

(o) Liens of a collecting bank arising in the ordinary course of business under Section 4‑208 or Section 4-210 of the UCC covering only the items being collected upon;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(q) Liens on assets not otherwise constituting Collateral securing Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed, at any one time outstanding, $~~7,500,000~~1,000,000;

(r) Liens in favor of a seller solely on any cash earnest money deposits made by the Borrower, any of its Subsidiaries and the Physician-Owned Practices in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition;

(s) Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums for such insurance policies pursuant to Section 6.01(p);

(t) the modification, replacement, renewal or extension of any Lien permitted hereunder to secure Indebtedness that is permitted to be refinanced, refunded, extended or renewed pursuant to Section 6.01(k); provided that (i) the Lien does not extend to any property other than the property (and proceeds thereof) securing such Indebtedness being so refinanced; (ii) the Liens are of the same or lower priority than such modified, replaced, renewed or extended Lien; and (iii) the renewal, refunding, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 6.01;

(u) [reserved];

(v) ~~Liens  on the  Sparta Medicare Shared Savings Program Receivables securing Indebtedness permitted to be incurred by Section 6.01(q)~~[reserved]; and

(w) Liens, if any, in favor of the Issuing Bank to Cash Collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder.

Section 6.03 Sale and Leaseback Transactions. Other than as permitted by Section 6.01(e) or Section 6.06, sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property (a “Sale and Leaseback Transaction”).

Section 6.04 Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee, assumption of debt or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted (collectively, “Permitted Investments”):

(a) Investments outstanding on the Closing Date and identified on Schedule 6.04(a);

(b) the Companies may (i) acquire, hold and Dispose of accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement), (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(c) Hedging Obligations permitted pursuant to Section 6.01(c);

(d) other Investments so long as (i) no Default or Event of Default has occurred and is continuing at the time of such Investment or would result therefrom and (ii) immediately after giving effect to such Investment, on a Pro Forma Basis, the Borrower is in compliance with the financial covenants set forth in Section 6.15 and the maximum Secured Leverage Ratio for the most recent Test Period shall not be greater than 3.00:1.00;

(e) Investments (i) by any Loan Party in any other Loan Party; provided that, in each case, such Investments shall be pledged as Collateral pursuant to and to the extent required by the Security Documents, (ii) by a Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary, and (iii) constituting loans or advances by any Non-Guarantor Subsidiary to the Borrower or any Subsidiary Guarantor; provided that such Investment shall be unsecured and subordinated to the Obligations; provided that, in each case of this clause (e), any Investment by a Loan Party in the form of a loan or advance shall be evidenced by a note in form and substance reasonably satisfactory to the Administrative Agent, in each case pledged by such Loan Party as Collateral pursuant to the Security Documents;

(f) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company’s past practices that are received (A) in settlement of bona fide disputes or delinquent obligations or (B) pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy, insolvency or other restructuring of such trade creditors or customers;

(g) non-cash Investments to the extent arising solely from mergers, consolidations and other transactions in compliance with Section 6.05;

(h) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;

(i) To the extent constituting Investments, Dividends in compliance with Section 6.07 (with a commensurate dollar-for-dollar reduction of their ability to make additional distributions under such Section) and Indebtedness in compliance with Section 6.01 (other than clause 6.01(l) (with a commensurate dollar-for-dollar reduction of their ability to incur additional Indebtedness under such Section));

(j) Investments of any person that becomes a Subsidiary on or after the Closing Date; provided that (i) such Investments exist at the time such person is acquired, (ii) such Investments are not made in anticipation or contemplation of such person becoming a Subsidiary, and (iii) such Investments are not directly or indirectly recourse to any of the Companies or any of their respective assets, other than to the person that becomes a Subsidiary;

(k) Guarantees by (A) the Borrower or any Subsidiary of Indebtedness of any Loan Party to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness, (B) a Non-Guarantor Subsidiary of any Indebtedness of a Non-Guarantor Subsidiary to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness or (C) a Loan Party of any Indebtedness of a Physician-Owned Practice to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness; provided, that (x) the aggregate amount of all Guarantees under this clause (~~l~~k)(C) shall not ~~(together with intercompany Indebtedness outstanding under Section 6.01(l)(iii)~~ exceed $~~7,500,000~~2,000,000 at any time~~)~~, and (y) no Default or Event of Default has occurred and is continuing at the time such Guarantee is entered into or would result therefrom;

(l) Investments in Physician-Owned Practices, so long as such Investments are made in accordance with the applicable Management Services Agreement; provided that (x) any Investment in the form of a loan or advance shall be evidenced by a note in form and substance reasonably satisfactory to the Administrative Agent, in each case pledged by such Loan Party as Collateral pursuant to the Security Documents and (y) except with respect to Investments funding ordinary course operations (including, without limitation, payroll and payments to vendors), no Default or Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom;

(m) the Borrower’s ownership of the Equity Interests of each of its Subsidiaries and the ownership by each Subsidiary of the Borrower of the Equity Interests of each of its Subsidiaries;

(n) non-cash Investments to the extent arising solely from a subsequent increase in the value (excluding any value for which any additional consideration of any kind whatsoever has been paid or otherwise transferred, directly or indirectly, by, or on behalf of the Borrower or any of its Subsidiaries) of an Investment otherwise permitted hereunder and made prior to such subsequent increase in value;

~~(o) Investments to the extent constituting the reinvestment of the Net Cash Proceeds arising from any Asset Sales or Casualty Events to repair, replace or restore any Property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets or assets that are otherwise useful in the business of the Companies (provided that, such Investment shall not be permitted to the extent such Net Cash Proceeds shall be required to be applied to make prepayments in accordance with Section 2.10(c));~~

(o) [reserved];

(p) to the extent constituting Investments, (i) purchases and other acquisitions of inventory, materials and equipment and intangible Property in the ordinary course of business, (ii) Capital Expenditures, (iii) leases or licenses of real or personal Property in the ordinary course of business and in accordance with the applicable Security Documents so long as such leases or licenses do not, individually or in the aggregate, (x) interfere in any material respect with the ordinary conduct of the business of any Company or (y) materially impair the use (or its intended purposes) or the value of the Property subject thereto and (iv) Permitted Acquisitions;

(q) ~~other Investments  in an  aggregate  amount not to exceed the  Cumulative Amount; provided that  (i) no Default or Event of Default has occurred and is continuing at the time of such Investment or would result therefrom  and (ii)  immediately after giving effect  to such  Investment, on a Pro Forma Basis,  the Borrower  is in compliance with the financial covenants set forth in Section 6.15  and the  maximum Secured Leverage Ratio for the most recent Test Period shall not be greater than 3.50:1.00;~~[reserved];

(r) other Investments in an aggregate amount at any time not to exceed at any time outstanding $~~10,000,000~~2,500,000; provided that (a) any such Investment made pursuant to this clause (~~w~~r) that constitutes a transaction described in clause (a), (b) or (c) of the definition of “Permitted Acquisition” shall be required to comply with each of the conditions set forth in the definition thereof and (b) no Default or Event of Default has occurred and is continuing at the time of such Investment or would result therefrom;

(s) to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e. “cost-plus” arrangements) that are (i) in the ordinary course of business and consistent with the historical practices of the Companies and (ii) funded not more than 120 days in advance of the applicable transfer pricing and cost-sharing payment; and

(t) Guarantees by the Borrower of operating and equipment leases (including Tenant Improvement Lease Transactions) for clinical locations, administrative offices and equipment (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Subsidiary in the ordinary course of business.

The amount of any Investment permitted pursuant to Sections 6.04(b), (d), and (e) shall be the initial amount of such Investment less all returns of capital, principal, dividends and other cash returns thereof and less all liabilities expressly assumed by another person in connection with the sale of such Investment.

Notwithstanding anything herein to the contrary, no Investment otherwise permitted by this Section 6.04 shall be permitted to be made by any Loan Party in any Subsidiary that is not a Loan Party.

Section 6.05 Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or consummate any transaction of merger or consolidation, except that the following shall be permitted:

(a) Dispositions of Property or Asset Sales in compliance with Section 6.06 (other than clause (g) thereof);

(b) (x) any Company (other than the Borrower) may merge or consolidate with or into or dissolve or liquidate into the Borrower or any Subsidiary Guarantor (as long as Borrower or a Subsidiary Guarantor is the surviving person in such merger, consolidation, dissolution or liquidation); provided that the Lien on and security interest in such Property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with and only to the extent required by the provisions of Sections 5.10 and 5.11, as applicable and (y) any Subsidiary that is not a Guarantor may merge, consolidate, dissolve or liquidate with or into any other Subsidiary that is not a Guarantor;

(c) any Subsidiary may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up is not disadvantageous to any Agent or Lender in any material respect;

(d) a merger or consolidation pursuant to, and in accordance with, the definition of “Permitted Acquisition” to the extent necessary to consummate such Permitted Acquisition; and

(e) to the extent necessary to consummate an Investment permitted pursuant to Section 6.04.

Subject to the Specified Guarantor Release Provision, to the extent the Required Lenders under Section 11.02(b) waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents without any further action or consent of the Administrative Agent, Collateral Agent or any Lender hereunder, and, so long as Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, the Collateral Agent shall take all actions necessary or reasonably requested in order to effect the foregoing.

Section 6.06 Asset Sales. Effect any Disposition of any Property, except that the following shall be permitted:

(a) Dispositions of worn out, obsolete or surplus Property by Borrower or any of its Subsidiaries in the ordinary course of business and the abandonment, transfer, assignment, cancellation, lapse, not filing or applying for, or other Disposition of immaterial Intellectual Property that is, in the reasonable good faith judgment of the Borrower or such Subsidiary, not economically practicable or commercially desirable to maintain or sufficiently useful in the conduct of the business of the Companies;

(b) other Dispositions of Property; provided that (i) such Dispositions of Property are made for not less than Fair Market Value, (ii) no Default or Event of Default is continuing at the time of such Disposition or would result therefrom and (iii) at least 75% of the consideration payable in respect of such Disposition of Property shall be in the form of cash or Cash Equivalents (and for the purposes of making the foregoing calculation, the following shall be deemed “cash”: (1) the assumption by the transferee of Indebtedness or other liabilities (other than Indebtedness and liabilities that are by their terms subordinated to the Obligations) contingent or otherwise of the Borrower or any of its Subsidiaries in connection with such Disposition and (2) aggregate non-cash consideration received by the Borrower and its Subsidiaries for all Asset Sales under this Section 6.06(b) having a fair market value (as determined in good faith by the Borrower as of the closing of the applicable Disposition for which non-cash consideration is received) not to exceed $7,500,000 (net of any non-cash consideration converted into cash and Cash Equivalents received in respect of any non-cash consideration)).

(c) leases, subleases, or non-exclusive licenses or sublicenses of real or personal Property (including Intellectual Property or other general intangibles) to third parties in the ordinary course of business and in accordance with the applicable Security Documents;

(d) Permitted Liens in compliance with Section 6.02;

(e) to the extent constituting a Disposition, the making of Investments in compliance with Section 6.04;

(f) Dispositions related to mergers, consolidations and other transactions in compliance with Section 6.05;

(g) Dividends and other transactions in compliance with Section 6.07;

(h) Dispositions of cash and Cash Equivalents in the ordinary course of business;

(i) any Disposition of Property that constitutes a Casualty Event;

(j) sales, transfers, leases and other Dispositions (excluding sales of Equity Interests of any Subsidiary) (i) to the Borrower or to any other Loan Party and (ii) to any Subsidiary that is not a Loan Party from another Subsidiary that is not a Loan Party;

(k) sale, forgiveness, or discount of customer delinquent notes or accounts receivable in the ordinary course of business (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement);

(l) sale or Disposition of immaterial Equity Interests to qualified directors where required by applicable law or to satisfy other similar requirements of applicable law with respect to the ownership of Equity Interests;

(m) any trade-in of equipment or other Property in exchange for other equipment or other replacement Property;

(n) the unwinding of any Hedging Agreement permitted hereunder pursuant to its terms;

(o) surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business and consistent with past practice;

(p) the payment of cash interest pursuant to Section 6.09(a)(ii) and the performance by the Borrower and/or any Subsidiary thereof of such Person’s obligations thereunder; and

(q) the Post-Closing Reorganization.

Subject to the Specified Guarantor Release Provision, to the extent the requisite Lenders under the applicable provisions set forth in Section 11.02(b) waive the provisions of this Section 6.06, with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents without any further action by or consent from Administrative Agent, Collateral Agent or any Lender, and, so long as Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Collateral Agent shall take all actions it deems necessary or reasonable in order to effect the foregoing.

Section 6.07 Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company or any Physician-Owned Practice, except for the following:

(a) Dividends by any Company or Physician-Owned Practice (i) that is a Subsidiary of the Borrower or a Physician-Owned Practices to the Borrower or any Subsidiary Guarantor or (ii) that is a Non-Guarantor Subsidiary or a Physician-Owned Practice to any other Non-Guarantor Subsidiary or Physician-Owned Practice; provided, that if such Company is a non-wholly owned Subsidiary or is a Physician-Owned Practice, any such Dividend is paid to all shareholders on a pro rata basis;

(b) Dividends made solely in common equity or other Qualified Stock; provided, that no Default or Event of Default has occurred and is continuing prior to, or will occur immediately after, such Dividend; and

(c) ~~any Company may make additional Dividends in an amount not to exceed the Cumulative Amount; provided that at the time of any such Dividend, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to such Dividend, on a Pro Forma Basis, the Borrower is in~~

~~compliance with the financial covenants set forth in Section 6.15 and the maximum Secured Leverage Ratio for the most recent Test Period shall not be greater than 2.50:1.00.~~[reserved].

Section 6.08 Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions for the payment of money, sale of goods or provision of services, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a) (i) Dividends permitted by Section 6.07 and (ii) the Transactions, including the payment of Transaction Costs;

(b) Investments permitted under Section 6.04, including loans and advances, permitted by Section 6.04(d) and (e) and any Indebtedness permitted by Section 6.01(l), to the extent such transactions are on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate;

(c) director, officer and employee compensation (including bonuses and severance) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case, approved by the Board of Directors of the applicable Company;

(d) transactions between or among (i) Loan Parties to the extent otherwise expressly permitted hereunder, (ii) Non-Guarantor Subsidiaries to the extent otherwise expressly permitted hereunder, and (iii) Loan Parties and Non-Guarantor Subsidiaries to the extent otherwise expressly permitted hereunder;

(e) transactions between or among the Loan Parties and any Physician-Owned Practice so long as such transactions are made in accordance with the applicable Management Services Agreement; and

(f) any other agreement, arrangement or transaction as in effect on the Closing Date and listed on Schedule 6.08(g), and any amendment or modification thereto or restatement thereof, and the performance of obligations thereunder, so long as such amendment or modification or restatement is not materially adverse to the interests of the Lenders~~; and~~.

~~(g) the Sparta MSSP Credit Agreement and all related transactions thereof.~~

Section 6.09 Prepayments of Other Indebtedness; Modifications of Organizational Documents, Acquisition and Certain Other Documents, etc.

Directly or indirectly:

(a) Make or make a binding offer to make any voluntary or optional payment or prepayment on or redemption, retirement, defeasance or acquisition for value of, or any prepayment, repurchase or redemption, retirement, defeasance as a result of any asset sale, change of control or similar event of, any Junior Indebtedness of the Borrower, any of its Subsidiaries or any Physician-Owned Practice, except:

(i) (A) repayments of loans and advances made by a Non-Guarantor Subsidiary or a Physician-Owned Practice to a Loan Party pursuant to Section 6.04(e); provided that, the repayment of such loan or advance shall only be permitted to be made with the proceeds of a Dividend made by such Non-Guarantor Subsidiary or Physician-Owned Practice to such Loan Party and the repayment of such loan or advance shall be made substantially concurrently with the payment of such Dividend or (B) a Permitted Refinancing;

~~(ii) an aggregate amount not to exceed the Cumulative Amount then available; provided that the Cumulative Amount shall not be available unless (i) no Default or Event of Default has occurred and is continuing~~

~~and (ii) immediately after giving effect to such Dividend, on a Pro Forma Basis, the Borrower is in compliance with the financial covenants set forth in Section 6.15 and the Secured Leverage Ratio for the most recent Test Period shall be no greater than 2.75:1.00;~~

(ii) [reserved]; and

(iii) payments of unsecured obligations pursuant to the Collaboration Agreement~~; and~~.

~~(iv) payments required by the Sparta MSSP Credit Agreement and the related Loan Documents (as defined in the Sparta MSSP Credit Agreement and in effect on the First Amendment Effective Date) and all related transactions thereof, in each case to the extent permitted by the Sparta MSSP Subordination Agreement.~~

(b) waive, amend, modify, terminate or release any of the documents governing any Junior Indebtedness ~~(including, without limitation, the Sparta MSSP Credit Agreement and any Convertible Indebtedness)~~ with an aggregate principal amount in excess of $1,000,000 to the extent that any such waiver, amendment, modification, termination or release would, taken as a whole, be adverse to the Lenders in any material respect or prohibited by any applicable intercreditor agreement or subordination agreement; ~~or~~

(c) amend, restate, supplement or otherwise modify any of its Organizational Documents or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of the Lenders~~.~~; or

(d) waive, amend or otherwise modify any of the Turner Leases to the extent any such waiver, amendment or modification would, taken as a whole, be adverse in any material respect to the Loan Parties or the Secured Parties; provided that any amendment to any Turner Lease which has the effect of increasing the amount of, or increasing the interest, penalties, fees or other amounts due pursuant to, the Turner Leases as in effect on the Third Amendment Effective Date shall be deemed to be materially adverse to the Secured Parties.

Section 6.10 Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Subsidiary to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Company or any Physician-Owned Practice, or pay any Indebtedness owed to any Company or any Physician-Owned Practice, (ii) make loans or advances to any Company or Physician-Owned Practice or (iii) transfer any of its Properties to any Company or Physician-Owned Practice, except for:

(a) such encumbrances, restrictions or conditions existing by reason of application of mandatory Legal Requirements;

(b) (i) this Agreement and the other Loan Documents and (ii) loan documents governing other Indebtedness permitted to be incurred hereunder that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement unless (x) such restrictions apply only to periods after the then latest Final Maturity Date or (y) to the extent a substantially similar change is made to this Agreement or the other Loan Documents), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligations or ability to make any payments required hereunder;

(c) in the case of clause (iii), customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary;

(d) in the case of clause (iii), customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business;

(e) customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property or Asset Sale permitted by Section 6.06 pending the consummation of such sale or other Disposition or Asset Sale; provided, that (i) such restrictions and conditions apply only to the Property to be sold or Disposed of and (ii) such sale or other Disposition or Asset Sale is permitted hereunder;

(f) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower;

(g) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (f) above; provided, that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; or

(h) in the cases of clauses (i) and (iii), customary restrictions in joint venture agreements or other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture.

Section 6.11 Business. (a) With respect to the Borrower, engage in any business activities or have any Properties or liabilities, other than (i) its ownership of the Equity Interests of the Borrower and business activities related thereto, (ii) obligations under the Loan Documents and (iii) sales of Equity Interests to the extent not prohibited by this Agreement.

(b) With respect to the Borrower, its Subsidiaries and the Physician-Owned Practices, engage (directly or indirectly) in any businesses other than those businesses in which Borrower, its Subsidiaries and the Physician-Owned Practices are engaged on the Closing Date (or which are similar, corollary, ancillary, complementary, incidental or related business or reasonable extensions thereof).

Section 6.12 Management Services Agreements. Amend, restate, amend and restate, supplement or otherwise modify any Management Service Agreement, other than any such amendments, restatements, amendments and restatements, supplements or other modifications which would not reasonably be expected to be materially adverse to the interests of the Borrower and its Subsidiaries or the Lenders in their capacities as such; provided that, for the avoidance of doubt, it is understood and agreed that such Management Services Agreements may be amended, restated, amended and restated, supplemented or otherwise modified to the extent required by applicable law or any applicable rule, regulation or order of any Governmental Authority.

Section 6.13 Fiscal Year. Change its fiscal year-end to a date other than September 30 or make any material change in its accounting treatment and financial reporting policies except as required by GAAP.

Section 6.14 No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Company to create, incur, assume or suffer to exist any Lien upon any of its Properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any Lien for an obligation if a Lien is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents, agreements governing any Permitted Refinancing with respect to the foregoing; (2) with respect Property not constituting Collateral, restrictions in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the Properties encumbered thereby; (3) any prohibition or limitation that (a) is non-consensual and exists pursuant to applicable Legal Requirements, or (b) consists of customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property pending the consummation of such sale or other Disposition; provided that (i) such restrictions apply only to such Property, and (ii) such sale or other Disposition is permitted hereunder; (4) with respect to leases not constituting Collateral, restrictions prohibiting the grant or existence of liens and encumbrances, including leasehold mortgages; and (5) as set forth in Schedule 6.14.

Section 6.15 Financial Covenants.

(a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last day of any Test Period ending on the date set forth in the table below, to exceed the ratio set forth opposite such Test Period end date in the table below:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
September 30, 2022	8.50 to 1.00
[***]	[***]
September 30, 2026 and thereafter	5.50 to 1.00

(b) Minimum Liquidity. The Borrower will not permit Liquidity, as of the last day of any fiscal month (commencing May 31, 2022), to be less than Required Minimum Liquidity Amount.

Section 6.16 Anti-Terrorism Law; Anti-Money Laundering; Sanctions; Anti-Corruption Law.

(a) violate any applicable Anti-Terrorism Law, Sanctions or Anti-Corruption Law (and the Loan Parties will deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming the Borrower and its Subsidiaries’ compliance with this Section 6.16).

(b) directly or indirectly, cause or permit any of the funds of such Borrower or Subsidiary that are used to repay the Term Loans to be derived from any unlawful activity with the result that the making of the Term Loans would be in violation of applicable law.

(c) directly or indirectly, cause, permit, or authorize any part of the proceeds or other transaction contemplated by this Agreement to be used, contributed, or otherwise made available to fund any trade, business, or other activity of or with any Sanctioned Person, or in any Sanctioned Country, or in any other manner that could reasonably be expected to result in any party to this Agreement (including any Person participating in the Transactions, whether as underwriter, agent, advisor, investor, or otherwise) being in breach of any Sanctions or becoming a Sanctioned Person.

(d) use, directly or indirectly, any part of the proceeds of the Term Loans in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law.

Section 6.17 Sanctioned Persons. cause or permit (a) any of the funds or properties of the Borrower and its Subsidiaries that are used to repay the Term Loans to constitute property of, or be beneficially owned directly or indirectly by, any Sanctioned Person, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of law, or the Term Loans made by the Lenders would be in violation of applicable requirements of law, or (b) any Sanctioned Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of law or the Term Loans are in violation of applicable requirements of law.

Section 6.18 Borrower Following Post-Closing Reorganization. Notwithstanding anything to the contrary contained herein, except to the extent permitted pursuant to Section 6.18(g), following the Post-Closing Reorganization, the Borrower shall not:

(a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than (i) the Obligations and (ii) other obligations under the Loan Document;

(b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than (i) Liens pursuant to the Loan Documents and (ii) non-consensual Liens arising solely by operation of law as permitted pursuant to Section 6.02;

(c) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person;

(d) sell or otherwise dispose of any Equity Interests of Intermediate Co;

(e) create or acquire any direct Subsidiary or make or own any direct Investment in any Person other than in Intermediate Co and cash and Cash Equivalents;

(f) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; or

(g) engage in any business or activity or own any assets other than, in each case, (i) its ownership of the Equity Interests of Intermediate Co and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, in each case, not prohibited pursuant to this Agreement, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance) and the performance of obligations under and in compliance with its organizational documents to the extent not prohibited hereunder, (iii) the performance of its obligations as the Borrower, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Borrower and its Subsidiaries, (vi) making of any Dividends permitted to be made by the Borrower pursuant to this Agreement, (vii) providing indemnification to officers and directors in the ordinary course of business, (viii) executing, delivering and the performance of rights and obligations under the Loan Documents and any documents and agreement to any Permitted Acquisition or other Investment permitted hereunder to which it is a party, (ix) purchasing and holding Equity Interests (to the extent not constituting Disqualified Stock) of Intermediate Co, (x) making capital contributions to Intermediate Co, including from amounts contributed to Borrower and held temporarily prior to such contribution, (xi) taking actions in furtherance of and consummating an initial public offering, and fulfilling all initial and ongoing obligations related thereto, (xii) execution and delivery of, and the performance of rights and obligations under, any employment agreements and any documents related thereto, (xiii) purchasing Obligations in accordance with this Agreement, (xiv) transactions expressly described herein in which Borrower may engage, including the ownership of assets contemplated by such transactions, (xv) execution and delivery or, and the performance of rights and obligations under, any guarantees of leases or insurance obligations or other guarantees expressly permitted hereunder (including in connection with workers compensation insurance or self-insurance), (xvi) holding any Dividend permitted hereunder temporarily pending further distribution, and (xvii) any activities incidental or reasonably related to the foregoing, including holding Cash and Cash Equivalents (together with any investment income thereon).

Article VII
GUARANTEE

Section 7.01 The Guarantee. The Guarantors hereby, jointly and severally, guarantee, as primary obligors and not merely as sureties to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders and Letters of Credit issued by the Issuing Bank to, and the Notes held by each Lender of, the Borrower and all other Secured Obligations, including any Secured Obligations from time to time owing to the Secured Parties by the Borrower or any of its Subsidiaries under any Specified Hedging Agreement or Bank Product Agreement in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02 Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and to the fullest extent permitted by applicable Legal

Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Documents or the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for the Discharge of the Guaranteed Obligations). Without limiting the generality of the foregoing and subject to applicable law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, including any exercise of remedies, shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended or modified in any respect, or any right under the Loan Documents, under the Specified Hedging Agreements, under the Bank Product Agreements or any other agreement or instrument referred to herein or, respectively, therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents, the Specified Hedging Agreements and/or the Bank Product Agreements or is avoided or set aside as a preference, fraudulent conveyance or otherwise;

(v) the release of any other Guarantor pursuant to Section 7.09;

(vi) any renewal, extension or acceleration of, or any increase in the amount of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents, any Specified Hedging Agreement or any Bank Product Agreement; or

(vii) any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, any Specified Hedging Agreement or any Bank Product Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations.

The Guarantors hereby expressly waive, to the extent permitted by law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower or any Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by law, any and all notice of the modifications, creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. Each payment required to be made hereunder shall be made without setoff or counterclaim in immediately available funds at the office of the Administrative Agent as set forth in Section 2.14. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03 Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the Discharge of the Guaranteed Obligations it shall subordinate and not exercise any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation, continuation, indemnification or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party owing to another Company shall be subordinated to such Loan Party’s Secured Obligations in the manner evidencing such Indebtedness; provided that upon the payment and satisfaction in full of all Guaranteed Obligations (other than contingent indemnity obligations) and the expiration or termination of the Commitments of the Lenders under this Agreement, without any further action by any person, the Guarantors shall be automatically subrogated to the rights of the Administrative Agent and the Lenders to the extent of any payment hereunder.

Section 7.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the Obligations of the Borrower under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07 Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Legal Requirement affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Section 7.04 and Section 7.10, respectively) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09 Release of Guarantors. Subject to the Specified Guarantor Release Provision, if, in compliance with the terms and provisions of the Loan Documents, all of the Equity Interests or all or substantially all of the Property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons (other than any Loan Party) then such Transferred Guarantor shall, upon the consummation of such sale or transfer, be immediately and automatically released from its obligations under this Agreement (including under Section 11.03) and the other Loan Documents and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale of all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be immediately and automatically released, and so long as Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary or reasonably requested to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

Section 7.10 Right of Contribution. (a) The Loan Parties hereby agree as among themselves that, if any Loan Party shall make an Excess Payment (as defined below), such Loan Party shall have a right of contribution from each other Loan Party in an amount equal to such other Loan Party’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Loan Party under this Section 7.10 shall be subordinate and subject in right of payment to the Secured Obligations until such time as the Discharge of the Guaranteed Obligations, and none of the Loan Parties shall exercise any right or remedy under this Section 7.10 against any other Loan Party until such time as the Discharge of the Guaranteed Obligations. For purposes of this Section 7.10, (x) “Excess Payment” shall mean the amount paid by any Loan Party in excess of its Pro Rata Share of any Secured Obligations, (y) “Pro Rata Share” shall mean, for any Loan Party in respect of any payment of the Secured Obligations, the ratio (expressed as a percentage) as of the date of such payment of the Secured Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of its assets and other Properties of all Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of all Loan Parties) of the Loan Parties; and (z) “Contribution Share” shall mean, for any Loan Party in respect of any Excess Payment made by any other Loan Party, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of all assets and other Properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment. Nothing in this Section 7.10 shall require any Loan Party to pay its Contribution Share of any Excess Payment in the absence of a demand therefor by the Loan Party that has made the Excess Payment. Without limiting the foregoing in any manner, it is the intent of the parties hereto that as of any date of determination, no Contribution Share of any Loan Party shall be greater than the maximum amount of the claim which could then be recovered from such Loan Party under this Section 7.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(b) This Section 7.10 is intended only to define the relative rights of the Loan Parties and nothing set forth in this Section 7.10 is intended to or shall impair the Secured Obligations of the Loan Parties, jointly and severally, to pay any amounts and perform any Secured Obligations as and when the same shall become due and payable or required to be performed in accordance with the terms of this Agreement, any other Loan Document, the Specified Hedging Agreements and/or the Bank Product Agreements, as the case may be. Nothing contained in this Section 7.10 shall limit the liability of the Borrower to pay the Loans and other Credit Extensions made to the Borrower and accrued interest, Fees and expenses with respect thereto and the Specified Hedging Agreement Obligations and the Bank Product Obligations of the Borrower and its Subsidiaries, in each case, for which Borrower and its Subsidiaries, as applicable, shall be primarily liable.

(c) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Parties to which such contribution and indemnification is owing.

(d) The rights of any indemnified Loan Party against the other Loan Parties under this Section 7.10 shall be exercisable upon, but shall not be exercisable prior to, the full indefeasible payment of the Secured Obligations (other than unasserted contingent indemnification obligations) and termination or expiration of the Commitments under the Loan Documents and the termination of the Specified Hedging Agreements (except as otherwise expressly set forth therein) and the Bank Product Agreements (except as otherwise expressly set forth therein).

Section 7.11 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11, or otherwise under this Guarantee, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a Discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Article VIII
EVENTS OF DEFAULT

Section 8.01 Events of Default. Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):

(a) default shall be made in the payment of any principal or premium of any Loan, reimbursement of any drawing under a Letter of Credit or Cash Collateralization of any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof (including any Initial Term Loan Repayment Date, Delayed Draw Term Loan A Repayment Date or Delayed Draw Term Loan B Repayment Date) or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise; or

(b) default shall be made in the payment of any interest or premium on any Credit Extension or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether voluntary or mandatory) or by acceleration or demand thereof or otherwise, and such default shall continue unremedied for a period of five (5) Business Days; or

(c) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings hereunder, or any representation, warranty, statement or information contained in any written report, certificate, financial statement or other written instrument furnished by or on behalf of the Borrower or any of its Subsidiaries or any Related Persons of any of the foregoing in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or

(d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a), Section 5.03(a) (only with respect to the Borrower), Section 5.08, Section 5.16 or in Article VI; provided that an Event of Default under Section 6.15 is subject to a cure pursuant to Section 8.03; or

(e) (i) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained Section 5.19, Section 5.21, Section 5.22 and such default shall continue unremedied or shall not be waived for a period of three (3) Business Days after the earlier of (x) knowledge of such failure by a Responsible Officer of any Loan Party or (y) receipt by Borrower of a written notice thereof from the Administrative Agent, (ii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.01, Section 5.10~~,~~ or Section 5.18 and such default shall continue unremedied or shall not be waived for a period of five (5) Business Days after receipt by Borrower of a written notice thereof from the Administrative Agent or (~~ii~~iii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b), (d) or (e)(i) or (e)(ii) immediately above) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days after receipt by Borrower of a written notice thereof from the Administrative Agent; or

(f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than any Indebtedness incurred pursuant to the Turner Leases), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness (other than any Indebtedness incurred pursuant to the Turner Leases) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both and taking into account any applicable grace periods or waivers) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other Disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other Disposition is not prohibited under this Agreement and such Indebtedness is repaid in accordance with its terms); provided further that, it shall not constitute an Event of Default pursuant to this clause (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) individually exceeds $10,000,000 at any one time (provided that, in the case of Hedging Obligations, the notional amount thereof shall be counted for this purpose); or

(g) an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company (other than any Immaterial Subsidiary) or of a substantial part of the Property of any Company (other than any Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than any Immaterial Subsidiary) or for a substantial part of the Property of any Company (other than any Immaterial Subsidiary); or (iii) the winding-up or liquidation of any Company (other than any Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for sixty (60) days or an Order approving or ordering any of the foregoing shall be entered; or

(h) any Company (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the Property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) except as permitted in Section 6.05, wind up or liquidate; or (viii) take any corporate (or equivalent) action for the purpose of effecting any of the foregoing; or

(i) one or more Orders for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by (i) insurance in respect of which a solvent and unaffiliated insurance company has not denied coverage thereof and for which the carrier has not disclaimed responsibility and for which a claim (A) has been submitted, (B) is in the process of being submitted or (C) is intended to be submitted promptly or (ii) a third-party indemnification agreement under which the indemnifying party has accepted responsibility and would reasonably be expected to remain solvent after satisfying such indemnification obligation) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unpaid, unvacated, unstayed, or unbonded for a period of 90 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon Properties of any Company to enforce any such Order; or

(j) (i) one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect with respect to the liabilities of any Company; (ii) there is or arises an Unfunded Pension Liability (taking into account only plans with positive Unfunded Pension Liability) that would be reasonably likely to result in a Material Adverse Effect; (iii) there is or arises any potential withdrawal liability under Section 4201 of ERISA if the Companies or the ERISA Affiliates were to withdraw from any and all Multiemployer Plans that would be reasonably likely to result in a Material Adverse Effect, (iv) there is or arises any violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in a liability that is material to the Companies as a whole, (v) there is or arises any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits which results in a liability that is material to the Companies as a whole, or (vi) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or

(k) any material security interest and Lien purported to be created by any Security Document (x) shall cease to be in full force and effect, or (y) shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a valid, enforceable, perfected first priority (except as otherwise provided in this Agreement or any Security Document) security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Document and except as the direct and exclusive result of an action or a failure to act, in each case in a manner otherwise specified as required to be undertaken (or not undertaken, as the case may be) by a provision of any Loan Document, on the part of any Agent, Lender or Secured Party)) in favor of the Collateral Agent, or (z) shall be asserted by or on behalf of any Company not to be, a valid, enforceable, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby; provided that it will not be an Event of Default under this clause (k) if (i) the Collateral Agent shall not have or shall cease to have a valid, enforceable and perfected first priority Lien on any material portion of the Collateral purported to be covered by the Security Documents, individually or in the aggregate, having a Fair Market Value of less than $7,500,000 or (ii) the failure to have a valid, enforceable and perfected first priority Lien on any material portion of the Collateral resulted solely from the action or inaction of the Administrative Agent, the Collateral Agent, or any Lender (other than actions or inactions taken as a direct result of the advice of or at the direction of any Company); or

(l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of the Borrower or any of its Subsidiaries or any Related Persons of any of the foregoing, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party (or any of their respective Related Persons) (directly or indirectly) shall repudiate or deny any portion of its liability or obligation for the Obligations; or

(m) there shall have occurred a Change in Control; or

(n) any representation or warranty made, or deemed to be made, by any Loan Party herein or in any of the other Loan Documents or in any certificate or notice delivered or required to be delivered pursuant hereto or thereto shall prove false in any material respect (or, to the extent that the representation or warranty is qualified by “materiality”, “Material Adverse Effect” or similar language, in any respect) on the date as of which it was made or deemed to have been made; or

~~(o) the subordination provisions of the Sparta MSSP Subordination Agreement shall for any reason be revoked or invalidated, or otherwise shall not be in full force and effect, or any Loan Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligations thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions; or~~

(o) [reserved]; or

(p) the Borrower shall fail to make draws on the Delayed Draw Term Loan A Commitments in accordance with Section 4.03 in an aggregate principal amount of $65,000,000 during the period commencing on the Second Amendment Effective Date and ending on the Delayed Draw Term Loan A Commitment Expiration Date.

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the prior consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and the obligation of the Issuing Bank to issue any Letter of Credit, (ii) declare the Loans and other Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, together with an amount equal to the Minimum Collateral Amount (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding, (iii) require the Borrower promptly comply with the terms of Section 2.17(h) with respect to deposits of Cash Collateral to secure the existing Letters of Credit and future payment of related fees, and (iv) exercise any and all of its other rights and remedies under applicable Legal Requirements, hereunder and under the other Loan Documents; provided that, with respect to events described in paragraph (g) or (h) above, the Commitments and the obligation of the Issuing Bank to issue any Letter of Credit shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, together with an amount equal to the Minimum Collateral Amount (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) (including any prepayment premium which shall be due and payable as a result of the acceleration of such principal amounts within the time periods specified in Section 2.10(i)), shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding.

Section 8.02 [reserved].

Section 8.03 Right to Cure.

(a) Financial Covenants. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Borrower fails to comply with the requirements of the financial covenants set forth in Section 6.15 as of the last day of any fiscal quarter for which such covenant is tested, until the expiration of the 10th Business Day subsequent to the Cure Specified Date for such fiscal quarter, the Borrower shall have the right to give written notice (the “Cure Notice”), on or prior to the 10th Business Day subsequent to such Cure Specified Date, to the Administrative Agent of the intent of the Borrower to issue Permitted Cure Securities for cash or otherwise contribute cash common equity and/or other Qualified Stock to the capital of the Borrower (collectively, the “Cure Right”) and, upon contribution of the net cash proceeds (such net cash proceeds, the “Cure Amount”) to the Borrower as cash common equity and/or other Qualified Stock after the Cure Specified Date for such fiscal quarter pursuant to the exercise by the Borrower of such Cure Right, which exercise shall be made after such Cure Specified Date on or before the 10th Business Day subsequent to such Cure Specified Date, the covenant set forth in Section 6.15 shall be recalculated giving effect to the following adjustments on a Pro Forma Basis:

(i) Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any Test Period that contains such fiscal quarter, solely for the purpose of measuring the financial covenants set forth in Section 6.15 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the financial covenants set forth in Section 6.15, the Borrower shall be deemed to have satisfied the requirements of such financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or Default of such financial covenants that had occurred shall be deemed cured for purposes of this Agreement.

(b) No Default. Notwithstanding anything herein to the contrary, (i) a Default or Event of Default resulting solely from a failure to be in compliance with the financial covenants set forth in Section 6.15 shall not be deemed to exist from the end of the applicable fiscal quarter until the 10th Business Day after the applicable Cure Specified Date with respect to such fiscal quarter, (ii) to the extent a Cure Notice is delivered by the Borrower within ten (10) Business Days after such Cure Specified Date, a Default or Event of Default resulting solely from a failure to be in compliance with the financial covenants set forth in Section 6.15 shall not be deemed to exist from the end of the applicable fiscal quarter until the 10th Business Day after the applicable Cure Specified Date with respect to the applicable fiscal quarter and (iii) if the Cure Amount is not made within ten (10) Business Days after the applicable Cure Specified Date with respect to the applicable fiscal quarter, each such Default or Event of Default referenced in clauses (i) and (ii) above shall be deemed reinstated as of the end of the applicable fiscal quarter~~, it being further agreed that the Obligations shall bear interest at the Default Rate as applied in accordance with Section 2.06(c) as of the end of such applicable fiscal quarter~~.

(c) Borrowing Block. If a Default or Event of Default would have occurred and be continuing had the Borrower not had the option to exercise the Cure Right as set forth above and not exercised such Cure Right pursuant to the foregoing provisions, the Borrower shall not be permitted, from the applicable Cure Specified Date with respect to the applicable fiscal quarter, until such Default or Event of Default is cured in accordance with the terms of this Section 8.03 or Section 11.02, to request any Borrowings or any Credit Extensions under this Agreement.

(d) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters during which the Cure Right is not exercised, (ii) the Cure Right may only be exercised five times during the term of this Agreement, (iii) the Cure Amount shall be no greater than the minimum amount required to cause the Borrower to be in compliance with the financial covenants set forth in Section 6.15 as at the end of the applicable fiscal quarter, (iv) all Cure Amounts shall be disregarded for purposes of determining any financial ratio based conditions or any baskets with respect to the covenants contained in this Agreement, (v) there shall be no pro forma reduction in Indebtedness with the proceeds of any Cure Amount for determining compliance with Section 6.15 in the quarter in which such Cure Right is exercised (whether directly by prepayment of Indebtedness or indirectly by way of netting); provided that Cure Amounts shall reduce debt in future Test Periods to the extent used to prepay the Loans and not otherwise applied to increase Consolidated EBITDA of the Borrower in such Test Period and (vi) there shall be no cash netting of the proceeds of any Cure Amount.

Article IX

APPLICATION OF COLLATERAL PROCEEDS

Section 9.01 Collateral Account. (a) The Collateral Agent is hereby authorized to establish and maintain at its office (or, at the Collateral Agent’s discretion, at the office of its designee from time to time) at 520 Madison Avenue, New York, New York 10022, a restricted deposit account designated by the Collateral Agent in its discretion from time to time. Each Loan Party shall deposit into the Collateral Account from time to time any cash, but only to the extent, that such Loan Party is expressly required to pledge as additional collateral security hereunder pursuant to the Loan Documents. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent if instructed by the Required Lenders shall apply or cause to be applied (subject to collection) the balance from time to time outstanding in such restricted deposit account to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 9.02. The Loan Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein or in any other Loan Document.

(b) Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Cash Equivalents as the applicable Loan Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole and reasonable discretion, shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall if instructed by the Required Lenders at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9.02.

Section 9.02 Application of Proceeds

(a) The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall, subject to the Agreement Among Lenders, be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement or any other Loan Document, promptly by the Collateral Agent as follows:

(i) First, to the payment of all reasonable and documented costs and expenses, fees, commissions and Taxes of such sale, collection or other realization including compensation to the Administrative Agent, the Collateral Agent and/or the Issuing Bank and its agents and counsel and all expenses, liabilities and advances made or incurred by the Administrative Agent, the Collateral Agent, and/or the Issuing Bank in connection therewith and all amounts for which the Administrative Agent, the Collateral Agent and/or the Issuing Bank is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(ii) Second, to the payment of all other reasonable and documented costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(iii) Third, without duplication of amounts applied pursuant to clauses (i) and (ii) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations on or in respect of Revolving Loans (other than principal, Specified Hedging Agreement Obligations and Bank Product Obligations) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(iv) Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations constituting Revolving Loans, all Specified Hedging Agreement Obligations and all Bank Product Obligations and including with respect to the deposit of Cash Collateral to secure the existing Letter of Credit Obligations and future payment of related fees in compliance with Section 2.17(h);

(v) Fifth, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations on or in respect of Term Loans, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and

(vi) Sixth, the balance, if any, after all Obligations have been paid in full, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in the preceding sentences of this Section 9.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

Article X
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 10.01 Appointment. (a) Each Lender and the Issuing Bank hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender and the Issuing Bank under this Agreement and the other Loan Documents. Each Lender and the Issuing Bank irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Agents, the Issuing Bank, the Lead Manager and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and the Issuing Bank and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. It being understood that the Administrative Agent may act in the capacities set forth in the Agreement Among Lenders and each of the Lenders and the Issuing Bank hereby authorizes and instructs Jefferies to act in such capacities.

(b) Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement, a security interest can be perfected by possession or control. Should any Secured Party (other than the Collateral Agent) obtain possession or control of any such Collateral, such Person shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

Section 10.02 Agent in Its Individual Capacity. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders.

Section 10.03 Exculpatory Provisions; Agent Acting at Direction of Required Lenders. No Agent or Lead Manager shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent or Lead Manager shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent or Lead Manager shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02); provided that no Agent or Lead Manager shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or such Lead Manager to liability, if such Agent or Lead Manager, as applicable, is not indemnified to its satisfaction, or that is contrary to any Loan Document or applicable Legal Requirements including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Insolvency Law or that may effect a foreclosure, modification or termination of property of a Defaulting Lender under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, no Agent or Lead Manager shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity or such Lead Manager or any of its Affiliates in any capacity. No Agent or Lead Manager shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.02) or (ii) in the absence of its own fraud, gross negligence or willful misconduct (as found by a final and non-appealable judgment of a court of competent jurisdiction). No Agent or Lead Manager shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof describing such default is given to such Agent or Lead Manager by Borrower or a Lender and no Agent or Lead Manager shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or the occurrence of any Default or Event of Default,

(iv) the validity, enforceability, effectiveness or genuineness of any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article (a) or elsewhere in any Loan Document. Each party to this Agreement acknowledges and agrees that the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent or Lead Manager shall be liable for any action taken or not taken by any such service provider. Except as set forth herein, none of any Agent, the Lead Manager or any of their officers, partners, directors, employees, agents, trustees, administrators, managers, advisors or representatives shall be liable to the Lenders or the Issuing Bank for any action taken or omitted by any of them or any other Agent under or in connection with any of the Loan Documents.

Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement or any other Loan Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by any Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by any such Agents hereunder or thereunder, it is understood that in all cases the Agents shall solely be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

Section 10.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless each Agent shall have received written notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any other Loan Party), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

Section 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of the preceding paragraphs shall apply, without limiting the foregoing, to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence, willful misconduct, or bad faith in the selection of such sub-agent.

Section 10.06 Successor Agent. Each Agent may resign as such at any time upon at least thirty (30) days’ prior notice to the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if a Default or Event of Default shall have occurred and be continuing). If no successor shall have been so appointed by the Required Lenders and no successor shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if a Default or Event of Default shall have occurred and be continuing), which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000; provided that if such retiring Agent is unable to find a commercial banking institution that is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents, and the Lenders shall assume and perform all of the duties of such Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 10.06). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article X, Section 11.03 and Sections 11.08 to 11.10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 10.07 Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent, Lead Manager or any other Lender or any of their Related Persons and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank further represents and warrants that it has reviewed the Lender Presentation and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent, the Issuing Bank, the Lead Manager or any other Lender or any of their Related Persons and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any Specified Hedging Agreement, any Bank Product Agreement or related agreement or any document furnished hereunder or thereunder.

Section 10.08 Name Agents. The parties hereto acknowledge that each of the Arranger and the Lead Manager holds its title in name only, and that such Arranger or Lead Manager, as applicable, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to any Lender or the Issuing Bank hereunder. Without limiting the foregoing, neither the Arranger nor the Lead Manager shall be deemed to have any fiduciary relationship with any Lender or the Issuing Bank. Each Lender and the Issuing Bank acknowledges that it has not relied, and will not rely, on any of the Arrangers or the Lead Manager in deciding to enter into this Agreement or in taking or not taking any action hereunder.

Section 10.09 Indemnification. The Lenders severally agree to indemnify each Agent and the Lead Manager in its capacity as such and each of its Related Persons (to the extent not reimbursed by Borrower or the other Loan Parties and without limiting the obligation of the Borrower or other Loan Parties to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent, Lead Manager or Related Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, any Specified Hedging Agreement, any Bank Product Agreement or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, judgments, fines, penalties, actions, claims, suits, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and non-appealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s, Lead Manager’s or Related Person’s, as the case may be, gross negligence, fraud or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 10.10 Withholding Taxes. To the extent required by any Legal Requirement, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for, and shall make payable in respect thereof within ten (10) days after demand therefor, (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Tax attributable to such Lender’s failure to comply with the provisions of Section 11.04(f) relating to the maintenance of the Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.10. The agreements in this Section 10.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations and the termination of this Agreement. For the avoidance of doubt, the term “Lender” for purposes of this Section 10.10 shall include the Issuing Bank.

Section 10.11 Lender’s Representations, Warranties and Acknowledgements. (a) Each Lender and the Issuing Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent or Lead Manager shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or the Issuing Bank to provide any Lender or the Issuing Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Credit Extension or at any time or times thereafter, and no Agent or Lead Manager shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders or the Issuing Bank. Each Lender and the Issuing Bank acknowledges that no Agent, Lead Manager or Related Person of any Agent or Lead Manager has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders and/or the Issuing Bank, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender or the Issuing Bank with any credit or other information concerning any Loan Party or any of its Affiliates, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Persons. No Lead Manager shall have any duty or responsibility (either express or implied) to provide any Lender or the Issuing Bank with any credit or other information concerning any Loan Party or any of its Affiliates, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of Lead Manager or any of its Related Persons.

(b) Each Lender and the Issuing Bank, by delivering its signature page to this Agreement or an Assignment and Assumption Agreement and funding its Loan of making any other Credit Extension, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders, the Issuing Bank or the Lenders, as applicable, hereunder (including each document delivered on the Closing Date).

Section 10.12 Collateral Documents and Guarantee.

(a) Agents under Collateral Documents and Guarantee. Each Secured Party (including each counterparty to a Specified Hedging Agreement and each Bank Product Provider, who by acceptance of the benefits of the Security Documents shall be deemed to have appointed the Administrative Agent and Collateral Agent as set forth herein) hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee, the Collateral and the Loan Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Specified Hedging Agreement or any Bank Product Agreement. Subject to Section 11.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented or (ii) release any Guarantor from the Guarantee pursuant to Section 7.09 or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the collateral documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c) Release of Collateral and Guarantees, Termination of Loan Documents.

(i) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, the Issuing Bank or any affiliate of any Lender that is a party to any Hedging Agreement) take such actions as shall be required to release its security interest in any Collateral subject to any disposition permitted by the Loan Documents, and to release any guarantee obligations under any Loan Document of any person subject to such disposition, to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents; provided that, if any Guarantor ceases to constitute a Wholly Owned Subsidiary, such Guarantor shall not be released from its Guarantee unless such Guarantor is no longer a direct or indirect Subsidiary of the Borrower and such Dispositions of capital stock is a good faith Disposition to a bona fide unaffiliated third party for fair market value and for a bona fide business purpose (the requirements in this clause (c)(i), the “Specified Guarantor Release Provision”);

(ii) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Hedging Agreement and unasserted contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made) have been paid in full and all Commitments have terminated or expired, upon request of the Borrower, the

Administrative Agent shall (without notice to, or vote or consent of, any Lender, the Issuing Bank or any affiliate of any Lender that is a party to any Hedging Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Hedging Agreements or unasserted contingent indemnification obligations. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(d) The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders or the Issuing Bank for any failure to monitor or maintain any portion of the Collateral.

Section 10.13 Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Section 2.03 and Section 11.03) allowed in such judicial proceeding; and

(c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and/or the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders and/or the Issuing Bank may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.

Section 10.14 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within thirty (30) days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall use commercially reasonable efforts to (or, with respect to any Payment Recipient who received such funds on its behalf, shall use commercially reasonable efforts to cause such Payment Recipient to) promptly return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender and Issuing Bank hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within three (3) Business Days of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.14(b).

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g) Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article XI

MISCELLANEOUS

Section 11.01 Notices.

(a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or facsimile transmission, as follows:

if to any Loan Party, to the Borrower at:

CareMax, Inc.

1000 NW 57th Court,

Suite 400

Miami, FL 33126

Attention: Kevin Wirges, Chief Financial Officer

Email: kevin.wirges@caremax.com

and with a copy (which shall not constitute notice) to:

~~DLA Piper~~Sidley Austin LLP ~~(US)~~

~~200 S. Biscayne Blvd.~~1001 Brickell Bay Drive, Suite ~~2500~~900

Miami, Florida ~~33131-5341~~33131

Attention: Joshua Samek

Email: ~~Joshua.Samek@us.dlapiper~~jsamek@sidley.com

if to the Administrative Agent or the Collateral Agent, to it at:

Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: Account Manager – CareMax
Email: JFIN.Admin@Jefferies.com; JFIN.Notices@Jefferies.com

if to a Lender or Issuing Bank, to it at its address (or facsimile number) set forth on Annex I or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto or such other address (or facsimile number) as shall be designed by such party in a notice to the other parties hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement or any other Loan Documents shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

Notices delivered through electronic communications to the extent provided in Section 11.01(b) below, shall be effective as provided in Section 11.01(b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent (in a manner set forth in Section 11.01(a)) that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in their respective sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures, respectively, approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 11.01 shall prejudice the right of the Agents, any Lender, the Issuing Bank or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall reasonably require. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the failure of any Loan Party to comply with the delivery requirements set forth in this clause (d) shall not constitute a Default or Event of Default for any purpose under any Loan Document as long as such Loan Party has delivered such item in a manner otherwise permitted under this Agreement or any other Loan Document, as applicable.

(e) The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

(f) Each Loan Party further agrees that the Administrative Agent may make the Communications available to the other Agents, the Issuing Bank or the Lenders by posting the Communications on a Platform. The Platform and any Approved Electronic Communications are provided “as is” and “as available.” The Agents and their Related Persons do not warrant the accuracy, adequacy or completeness of the Communications or the Platform and expressly disclaim liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent or their Related Persons in connection with the Communications or the Platform. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communications or otherwise required for the Platform. In no event shall any Agent or any of its Related Persons have any liability to any Loan Party, any Lender, the Issuing Bank or any other person for damages of any kind, whether or not based on strict liability and including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through Internet (including the Platform). In no event shall any Agent or any of its Related Persons have any liability for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent the same resulted primarily from the gross negligence or willful misconduct of such Agent or its Related Persons, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment. Notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor. Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct, gross negligence or bad faith of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(g) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender and Issuing Bank agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender and/or Issuing Bank for purposes of the Loan Documents. Each Lender and Issuing Bank agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s and/or Issuing Bank’s (as applicable) e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent, the Issuing Bank or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(h) Each Loan Party, each Lender, the Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(i) All uses of the Platform shall be governed by and subject to, in addition to this Section 11.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(j) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor the Agents or other Lenders with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.

Section 11.02 Waivers; Amendment.

(a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Subject to Section 2.19(d), Section 2.20(c) and Section 11.02(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified, except (A) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders (or the Administrative Agent acting with the written consent of the Required Lenders); provided that the Administrative Agent and the Borrower may, without the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, defect or inconsistency if such amendment, modification or supplement is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof or (B) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall:

(i) increase or extend the expiry date of the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default (or any definition used, respectively, therein) shall constitute an increase in or extension of the expiry date of the Commitment of any Lender for purposes of this clause (i));

(ii) reduce or forgive the principal amount, interest, or premium, if any, of any Loan or reduce or forgive the rate of interest thereon (other than waiver of any increase in the rate of interest pursuant to Section 2.06(c)), or reduce or forgive any Fees (including any prepayment fee), or other amount payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby ~~provided, that only the consent of the Required Lenders shall be necessary to amend the Default Rate in Section 2.06(c) or to waive any obligation of the Borrower to pay interest at the Default Rate~~;

(iii) postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.09, or any date for the payment of any interest or fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment (other than a waiver of any increase in the rate of interest pursuant to Section 2.06(c)) without the written consent of each Lender directly affected thereby;

(iv) change Section 11.04(b) in a manner which further restricts assignments thereunder without the written consent of each Lender of the applicable Class;

(v) change any provision altering the order of or the pro rata sharing of payments or setoffs required thereby, including, without limitation, Section 2.14(b) or (c) or Section 9.02, without the written consent of each Lender directly affected thereby;

(vi) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

(vii) amend Section 9.02 in a manner that directly and adversely affects any Class without the consent of the Lenders of such Class holding more than 50% of the Loans of such Class;

(viii) release all or substantially all of the value of the Guarantees of the Guarantors (except as expressly provided in Article VII), or limit their liability in respect of such Guarantees, without the written consent of each Lender;

(ix) release all or substantially all of the Collateral in any transaction or series of related transactions (it being understood that a transaction permitted under Section 6.05 or Section 6.06 shall not constitute the release of all or substantially all of the Collateral), without the written consent of each Lender;

(x) except as otherwise permitted in any Security Document, release all or substantially all of the value of the Collateral from the Liens of the Security Documents (except in connection with Asset Sales permitted hereunder) or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Secured Obligations to the extent permitted hereunder), in each case without the written consent of each Lender;

(xi) change any provisions of any Loan Document (including Section 2) in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class;

(xii) change any provision affecting the order of application of prepayments among Term Loans and/or Revolving Loans and any other Obligations, including, without limitation, under Section 2.10(f), in each case in a manner that directly and adversely affects any Class without the consent of each Lender of such Class;

(xiii) (A) subordinate any of the Obligations under the Loan Documents to any other Indebtedness or (B) subordinate the Liens securing any of the Obligations on the Collateral to any other Lien securing any other Indebtedness, without the consent of each Lender directly affected thereby;

(xiv) adversely affect any “tranche” (as contemplated in Section 2.20(a)) in a disproportionate manner without the consent of both (x) as calculated on any date of determination, the Lenders having more than 50% of the sum of the aggregate principal amount of all outstanding Loans and Commitments under such “tranche” and (y) the Required Lenders; provided that any waiver, amendment, supplement or otherwise modification which affects solely any single “tranche” (as contemplated by Section 2.20(a)) may be effected solely with the consent of, as calculated of any date of determination, the Lenders having more than 50% of the sum of the aggregate principal amount of all outstanding Loans and Commitments under such “tranche” Lenders and without the consent of Lenders under any other “tranche” (in their capacity as Lenders under such other “tranche”);

(xv) extend the stated expiry date of any Letter of Credit beyond the Revolving Maturity Date without the consent of each Revolving Lender that is affected thereby;

(xvi) reduce any reimbursement obligations in respect of any Letter of Credit without the written consent of each Revolving Lender.

provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be, (2) no such agreement shall amend, modify or otherwise affect the rights or duties of the Issuing Bank without the prior written consent of the Issuing Bank, (3) no such agreement shall amend, modify or otherwise affect any obligation of the Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.17(e) without the written consent of the Administrative Agent and the Issuing Bank, and (4) any waiver, amendment or modification of this Agreement that by its terms directly affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.02 if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any waiver, amendment, supplement or other modification with respect to Section 6.15. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, and (z) Section 2.16(b) is complied with.

(c) Without the consent of any other person, the (x) applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or assets so that the security interests therein comply with applicable Legal Requirements and (y) the Borrower and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to give effect to Section 2.20(c).

(d) Any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Lenders constituting the Required Lenders stating that the Required Lenders object to such amendment; provided that (i) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of New Term Loans or any Extension and otherwise to effect the provisions of Section 2.19 or 2.20, and (ii) the Borrower and the Collateral Agent may, without the input or consent of the other Lenders, effect changes to any Mortgage as may be necessary or appropriate in the opinion of the Collateral Agent.

(e) Notwithstanding the foregoing to the contrary, the Administrative Agent, the Collateral Agent and the Borrower may amend this Agreement and the other Loan Documents to establish a Revolving Commitment Increase as provided for in Section 2.19(a).

Section 11.03 Expenses; Indemnity. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand in accordance with subclauses (d) and (g) below:

(i) all reasonable and documented out-of-pocket costs and expenses incurred by the Arranger, the Administrative Agent and the Collateral Agent, including the reasonable and documented fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent and the Collateral Agent, in connection with the syndication of the Loans and Commitments, the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Credit Extensions, Letters of Credit and Commitments (including with respect to the establishment and maintenance of a Platform), the filing, perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that the fees, charges and disbursements of legal counsel shall be limited for the Arranger, Administrative Agent and the Collateral Agent, taken as a group to one primary counsel, one counsel in each relevant jurisdiction, one specialty counsel for each relevant specialty, and, in the case of one or more actual or potential conflicts of interest, one or more additional counsel for each class of similarly situated persons; provide further, that in the case of any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) the Loan Parties agree, jointly and severally to pay, promptly upon demand all reasonable and documented out-of-pocket costs and expenses incurred by the Lead Manager (and each Affiliate of the Lead Manager that is a Lender), including any fees, charges and disbursements of legal counsel to the Lead Manager;

(ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Collateral Agent, including the reasonable and documented fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, claim, suit, litigation, investigation, inquiry or proceeding affecting the Collateral or any part thereof, in which action, claim, suit, litigation, investigation, inquiry or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, claim, suit, litigation, investigation, inquiry or proceeding to establish or uphold the compliance of the Collateral with any Legal Requirements); and

(iii) all reasonable and documented out-of-pocket costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Issuing Bank any other Agent or any Lender, including the reasonable and documented fees, charges and disbursements of Advisors for any of the foregoing, incurred in connection with the enforcement, preservation or protection of its rights under the Loan Documents or relating to any Specified Hedging Agreement or any Bank Product Agreement, including its rights under this Section 11.03(a), or in connection with the Loans made hereunder, the issuance, amendment, renewal or extension of any Letter of Credit or demand for repayment thereunder and the collection of the Secured Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations; provided that, unless a Default or Event of Default has occurred and is then continuing, such costs and expenses incurred by Advisors retained by all or any of the Lenders (but not retained by the Administrative Agent, the Collateral Agent, the Issuing Bank or any other Agent) shall be limited to such costs and expenses of such Advisors retained by Lenders constituting at least the Required Lenders (together with such additional Advisors as may be necessary or advisable to be retained by any Lender to resolve any conflicts of interest affecting such Lender or Lenders); provided that the fees, charges and disbursements of legal counsel shall be limited for the Arranger, Administrative Agent, Collateral Agent, Issuing Bank, all other Agents and all other Lenders (other than the Lead Manager) taken as a group to one primary counsel, one counsel in each relevant jurisdiction, one specialty counsel for each relevant specialty, and, in the case of one or more actual or potential conflicts of interest, one or more additional counsel for each class of similarly situated persons; provided, further, that the Loan Parties agree, jointly and severally to pay, promptly upon demand all reasonable and documented fees, charges and disbursements of the Lead Arranger (and each Affiliate of the Lead Manager that is a Lender) incurred in connection with the enforcement, preservation or protection of its rights under the Loan Documents, including any fees, charges and disbursements of legal counsel to the Lead Manager;

(b) The Loan Parties agree, jointly and severally, to indemnify the Lead Manager, Arranger, the Agents, each Lender, the Issuing Bank each affiliate of any of the foregoing persons, each of their successors and assigns and each Related Person of each of the foregoing (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable and documented out-of-pocket costs and any and all actual losses, claims, damages, liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable and documented Advisors fees, charges and disbursements (in each case, subject to the provisos in Section 11.03(a)(i), (ii) and (iii) with respect to certain Advisors) (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any actual or proposed use of the proceeds of the Loans or Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, any Specified Hedging Agreement or any Bank Product Agreement or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any Property owned, leased or operated by any Company at any time, or any Environmental Claim or threatened Environmental Claim related in any way to any Company, (v) any past, present or future non-compliance with, or violation of, Environmental Laws or Environmental Permits applicable to any Company, or any Company’s business, or any Property presently or formerly owned, leased, or operated by any Company or their predecessors in interest, (vi) the environmental condition of any Property owned, leased, or operated by any Company at any time, or the applicability of any Legal Requirements relating to such Property, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Company, (vii) the imposition of any Lien pursuant to Environmental Law encumbering Real Property, (viii) the consummation of the Transactions (including the syndication of the Facilities) and the other transactions contemplated hereby or (ix) any actual or prospective claim, action, suit, litigation, inquiry, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted directly from (i) the gross negligence or willful misconduct of such Indemnitee, any of its Affiliates or any of their Related Persons (as determined in a final and non-appealable judgment of a court of competent jurisdiction), (ii) a material breach of any Indemnitee’s obligations or the obligations of any of its Subsidiaries or its or their Related Persons under the Loan Documents (as determined in a final and non-appealable judgment of a court of competent jurisdiction) or (iii) any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Arranger or the Collateral Agent solely in connection with its activities in such capacities) not arising out of any acts or omissions of the Borrower or any of its Affiliates. Claims shall include any Taxes, losses, claims or damages arising from any non-Tax claim in respect of the Loan Documents.

(c) The Loan Parties agree, jointly and severally, that, without the prior written consent of the Administrative Agent and any affected Lender or Issuing Bank, which consent(s) will not be unreasonably withheld, delayed or conditioned the Loan Parties will not enter into any settlement of a Claim in respect of the subject matter of clauses (i) through (ix) of Section 11.03(b) unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all affected Indemnitees from all liability or claims that are the subject matter of such Claim and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitees.

(d) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans and any other Secured Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the expiration or termination of all Letters of Credit, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document, any Specified Hedging Agreement or any Bank Product Agreement, or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this Section 11.03 shall be payable promptly on written demand therefor in accordance with paragraph (g) below accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e) To the extent that the Loan Parties fail to indefeasibly pay any amount required to be paid by them to the Agents or the Issuing Bank under paragraph (a) or (b) of this Section 11.03 in accordance with paragraph (g) of this Section 11.03, each Lender severally agrees to pay to the Agents such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount in electronic wire (and indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed Claim was incurred by or asserted against any Agent in its capacity as such.

(f) To the fullest extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto (or any of their respective Affiliates, Subsidiaries and their and their Affiliates and Subsidiaries’ Related Persons), on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document, any Specified Hedging Agreement, any Bank Product Agreement or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof, except to the extent such damages result from a claim that would otherwise be subject to indemnification pursuant to the terms of Section 11.03(b); provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations. No Indemnitee shall be liable for any damages (other than those damages resulting from gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

(g) All amounts due under this Section 11.03 shall be payable not later than five Business Days after demand therefor.

Section 11.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender, which respective consents may be withheld in their sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent expressly provided in paragraph (f) of this Section 11.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b) Any Lender shall have the right at any time to assign to one or more assignees (other than any Company or any Affiliate thereof or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i) except in the case of (A) an assignment to a Lender, an Affiliate of a Lender, a joint venture partner of a Lender or an Approved Fund, (B) any assignment made in connection with the syndication of the Commitments and Loans by the Arranger or (C) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, (x) the amount of the Term Loan Commitment or Term Loans (including funded Delayed Draw Term Loans) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an amount of an integral multiple of, and not be less than, $1,000,000 and (y) the amount of the Revolving Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement, except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 to be paid either by the assignor or assignee (which fee may be waived or reduced by the Administrative Agent in its sole discretion); provided that such fee shall not be payable in the case of (A) an assignment by any Lender to an Affiliate, joint venture partner or Approved Fund of such Lender or (B) any assignment made in connection with the primary syndication of the Commitments and Loans by the Arranger;

(iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(v) the assignee, if it is not a Lender, shall deliver to the Administrative Agent an acknowledgment to the Agreement Among Lenders, such acknowledgment to be in customary form or any other form approved by the Administrative Agent;

(vi) except in the case of an assignment to a Lender, an Affiliate of a Lender, a joint venture partner of a Lender or an Approved Fund, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned);

(vii) except in the case of (A) an assignment to a Lender, an Affiliate of a Lender, a joint venture partner of a Lender or an Approved Fund, a Permitted Buy-Back (as defined below) and (C) any assignment made in connection with the initial syndication of the Initial Term Loan Commitments and the Delayed Draw Term Loan Commitments in effect and the Initial Term Loans to be made on the Closing Date by the Arranger or any of their Affiliates, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(viii) the consent of the Issuing Bank shall be required for any assignment in respect of Revolving Commitments and Revolving Loans.

Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, any consent of the Borrower otherwise required under this paragraph shall not be required. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (provided that any liability of the Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

(c) Notwithstanding anything to the contrary contained in this Section 11.04(c) or any other provision of this Agreement, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans owing to it to the Borrower or any of its Subsidiaries (but not any natural person) on a non pro rata basis, subject to the following limitations:

(i) no Default or Event of Default has occurred and is then continuing, or would immediately result therefrom;

(ii) the Borrower or any of its Subsidiaries shall repurchase such Term Loans through one or more modified Dutch auctions or other buy-back offer processes (each, an “Offer Process”) with a third party financial institution as auction agent to repurchase all or any portion of the applicable Class of Loans provided that (A) notice of such Offer Process shall be made to all Term Loan Lenders and (B) such Offer Process is conducted pursuant to procedures mutually established by the Administrative Agent and the Borrower which are consistent with this Section 11.04(c); provided that (i) no default or Event of Default then exists or would result therefrom, (ii) all parties to the relevant assignment shall render customary “big boy” disclaimer letters and (iii) any such Term Loans shall be automatically and permanently cancelled immediately upon purchase by the Borrower (without any increase to Consolidated EBITDA as a result of any gains associated with cancellation of debt) (any such purchase and assignment, a “Permitted Buy-Back”).

(iii) with respect to all repurchases made by the Borrower or any of its Subsidiaries pursuant to this Section 11.04(c), (u) none of the Borrower or any of its Subsidiaries shall be required to make any representations that the Borrower or such Subsidiary is not in possession of any information regarding the Borrower, its Subsidiaries or its Affiliates, or their assets, the Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any offer or enter into any Assignment and Assumption or any of the transactions contemplated thereby that has not previously been disclosed to the Administrative Agent and Private Siders, (v) the repurchases are in compliance with Sections 6.04 and 6.07 hereof, (w) no Default or Event of Default has occurred and is continuing or would result from such repurchase, (x) the Borrower or such Subsidiary shall not use the proceeds of any Revolving Loans to acquire such Term Loans, (y) the assigning Lender and the Borrower or such Subsidiary, as applicable, shall execute and deliver to the Administrative Agent an Assignment and Assumption in form and substance reasonably satisfactory to the Administrative Agent and (z) all parties to the relevant repurchases shall render customary “big-boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption; and

(iv) following repurchase by the Borrower or such Subsidiary pursuant to this Section, the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrower or such Subsidiary), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such repurchase (without limiting the foregoing, in all events, such Term Loans may not be resold or otherwise assigned, or subject to any participation, or otherwise transferred by the Borrower or such Subsidiary). In connection with any Term Loans repurchased and cancelled pursuant to this Section 11.04(c)(iv) the Administrative Agent shall make appropriate entries in the Register to reflect any such cancellation.

(d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The Register shall be available for inspection by Borrower, the Collateral Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.04 and any written consent to such assignment required by paragraph (b) of this Section 11.04, the Administrative Agent shall reasonably promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 11.04.

(f) Any Lender shall have the right at any time, without the consent of, or notice to the Borrower, the Administrative Agent or any other person to sell participations to any person (other than, (x) if the list of Disqualified Institutions is posted to all Lenders (which the Administrative Agent has express authority to do), any Disqualified Institution, (y) any Company or any Affiliate thereof or (z) a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii), (iii), (viii) or (ix) of the proviso to Section 11.02(b) and (2) directly affects such Participant. Subject to the last sentence of this Section 11.04(f), each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender). To the extent permitted by Legal Requirements, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the principal amounts and stated interest of its participations (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower; provided that the Borrower has had a reasonable opportunity to review such Participant Register to confirm such Participant is a Participant in accordance with the terms hereof and other relevant information in connection with making any such payment) shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of such participation to such Participant is made with the prior written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned) or such greater payment is as a result of a Change in Law after the date the participation was sold to the Participant. A Participant that would be a Foreign Lender if it were a Lender shall be entitled to the benefits of Section 2.15 and such Participant agrees, for the benefit of the Borrower, to supply any forms required by Section 2.15(e) to the participating Lender (and shall not be required to supply such forms to the Borrower or the Administrative Agent).

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender without restriction, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrower, the Administrative Agent or any other person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided further that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate Borrower or any other Loan Party or the Administrative Agent to deal with such SPC directly, obligate Borrower or any other Loan Party in any manner to any greater extent than they were obligated to the Granting Lender, or increase costs or expenses of the Borrower. The Loan Parties and the Administrative Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Loan Document. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability or payment obligation for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.04(i), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any Non-Public Information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(k) None of the Lenders, the Arranger or the Agents shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified

Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i)be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution. Upon request by any Lender, the Administrative Agent shall be permitted to disclose to such Lender the identity of the Disqualified Institutions. Each Lender hereby acknowledges and agrees that the information disclosed to it by the Administrative Agent pursuant to the immediately preceding sentence shall be subject in all respects to the provisions set forth in Section 11.12. Notwithstanding anything to the contrary herein, each Loan Party and each Lender acknowledges and agrees that the Administrative Agent shall have no liability with respect to any assignment or participation made to any Disqualified Institution or natural person (regardless of whether the consent of the Administrative Agent is required thereto), and no Loan Party, any Lender or their respective Affiliates will bring any claim to such effect.

Section 11.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Loan or any Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments have not expired or terminated. The provisions of Article X and Sections 2.12 to 2.15, 11.03, 11.09, 11.08, 11.10 and 11.18 shall survive and remain in full force and effect regardless of the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts due thereunder, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 11.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Engagement Letter and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limiting the requirements that each of the conditions precedent in Article IV with respect to each Credit Extension requested by Borrower be satisfied, to the extent set forth therein, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 11.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates are hereby irrevocably authorized at any time and from time to time

(without notice to the Borrower or any other Loan Party, any such notice being expressly waived by each of the Borrower and each other Loan Party), to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender or the Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that such Lender and/or Issuing Bank complied with Section 2.14(c). The rights of each Lender and Issuing Bank under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have. Each Lender and Issuing Bank agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided, however, that in no event shall the failure to give such notice effect the validity of enforceability of any such setoffs. No Agent, Issuing Bank or Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent< Issuing Bank or Lenders (or to the Administrative Agent, on behalf of the Lenders), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether sounding in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof (except to the extent the Administrative Agent requires submission to any other jurisdiction in connection with the exercise of any rights under any security document or the enforcement of any judgment), in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Loan Document shall affect any right that the Agents, the Issuing Bank or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against it or any of its assets in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document, any Specified Hedging Agreement or any Bank Product Agreement in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 11.10 Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document, any Specified Hedging Agreement, ANY BANK PRODUCT AGREEMENT, the TRANSACTIONS or the other transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.10.

Section 11.11 Headings; No Adverse Interpretation of Other Agreements. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.12 Confidentiality. Each of the Administrative Agent, Collateral Agent, the Issuing Bank and the other Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Persons, (b) to its Related Persons’ directors, officers, employees, financing sources, equityholders, members, investors (including prospective investors), agents, advisors and other representatives, including independent auditors, legal counsel, other experts or agents and other advisors in connection with the Transactions (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (c) to the extent requested or required by any governmental or regulatory authority or any self-regulatory authority (such as the National Association of Insurance Commissioners and the U.S. Securities and Exchange Commission), (d) to the extent requested or required pursuant to any applicable law, rule or regulation or in any legal, judicial, governmental, administrative or regulatory order, authority or proceeding or other compulsory process, (e) to any other party to this Agreement (solely with respect to clauses (a) and (b) above, it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (f) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement, any other Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or the enforcement of rights hereunder or thereunder, but only to the extent required in connection with such exercise or enforcement, (g) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party or (iv) any actual or prospective investor in an SPC, (h) with the prior written consent of the Borrower or (i) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12, (ii) becomes available to the Administrative Agent, Issuing Bank or any Lender on a non-confidential basis from a source other than a Company other than as a result of a breach of this Section 11.12, (iii) is received from a third party that is not known to be subject to confidentiality obligations to the Company or (iv) is independently developed without the use of any confidential information; provided, however, that with respect to clauses (c) and (d) above, if the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender receives a subpoena, interrogatory or other request (verbal or otherwise) for any Information (other than with regard to filings made with the U.S. Securities and Exchange Commission); or believes that it is legally required to disclose any of the Information to a third party, it shall (other than in connection with any routine audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), as far in advance of such disclosure as is practicable, to the extent practicable and legally permissible, promptly provide to the Borrower notice of any such request or requirement so that the

Borrower or the applicable Loan Party (or Subsidiary thereof) may seek a protective order or other remedy (it being understood and agreed that Administrative Agent, Collateral Agent, the Issuing Bank and any Lenders shall cooperate in securing a protective order or other remedy in respect thereof); provided, further, that it shall (1) exercise commercially reasonable efforts to preserve the confidentiality of such Information, (2) to the extent legally permissible, use commercially reasonable efforts to provide Borrower, as far in advance of such disclosure as is practicable, with copies of any Information it intends to disclose (and, if applicable, the text of the disclosure language itself), and (3) reasonably cooperate with the Borrower and the applicable Loan Party (or Subsidiary thereof) to the extent either of them may seek to limit such disclosure. In addition, the Agents, the Issuing Bank and the Lenders may disclose the existence of the Loan Documents and information about the Loan Documents to market data collectors, similar service providers to the financing community, and service providers to the Agents, the Issuing Bank and the Lenders and in connection with league table reporting. For the purposes of this Section 11.12, “Information” shall mean all information received from a Loan Party or any of its Related Persons relating to any Loan Party or any Company or any of its or their Subsidiaries, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by a Company. Any person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person accords to its own confidential information. Agents, the Issuing Bank and Lenders agree that money damages may not be a sufficient remedy for any breach of this confidentiality provision, and in addition to all other remedies, the Loan Parties will be entitled, without the need to prove irreparable injury, to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, and Agents, the Issuing Bank and Lenders further waive any requirement for the securing or posting of a bond in connection with such remedy.

Section 11.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment (or, if greater, but without duplication, the interest rate otherwise required to be paid under the Loan Documents on such cumulated amount during such period of accumulation), shall have been received by such Lender.

Section 11.14 Assignment and Assumption. Each Lender and Issuing Bank to become a party to this Agreement (other than the Administrative Agent, Issuing Bank and any other Lender that is a signatory hereto) shall do so by delivering to the Administrative Agent an Assignment and Assumption duly executed by such Lender or Issuing Bank, as applicable, the Borrower (if the Borrower consent to such assignment is required hereunder) and the Administrative Agent.

Section 11.15 Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense (other than the indefeasible payment in full of the Secured Obligations) available to, or a discharge of, the Loan Parties.

Section 11.16 Waiver of Defenses; Absence of Fiduciary Duties. (a) Each of the Loan Parties hereby waives any and all suretyship defenses available to it as a Guarantor arising out of the joint and several nature of its respective duties and obligations hereunder (including any defense contained in Article VII other than any defense of the indefeasible payment in full of the Secured Obligations).

(b) Each Lead Manager, Arranger, each Agent, each Issuing Bank, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby or the exercise of rights or remedies with respect thereto or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender, Agent or Issuing Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 11.17 Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address, taxpayer identification number and a Beneficial Ownership Certification of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

Section 11.18 Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Issuing Bank or the respective Lender of the full amount of Dollars expressed to be payable to the Administrative Agent, Issuing Bank or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made at the Dollar Equivalent determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

Section 11.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 11.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages ~~Follow~~Intentionally Deleted]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.~~

~~CAREMAX, INC.,~~

~~as Borrower~~

~~By:~~

~~Name:~~

~~Title:~~

~~[●],~~

~~as Subsidiary Guarantor~~

~~By:~~

~~Name:~~

~~Title:~~

~~JEFFERIES FINANCE LLC,~~
~~as Administrative Agent and Collateral Agent~~

~~By:~~

~~Name:~~

~~Title:~~